UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 17, 2005

                                EMCOR Group, Inc.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         1-8267                                          11-2125338
 ------------------------                   ------------------------------------
 (Commission File Number)                   (I.R.S. Employer Identification No.)

    301 Merritt Seven, Norwalk, CT                         06851
----------------------------------------                 ----------
(Address of Principal Executive Offices)                 (Zip Code)

                                 (203) 849-7800
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     _ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     _ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     _ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     _ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

     On October 14, 2005, EMCOR Group, Inc. (the "Company"), Comstock Canada Ltd., a wholly-owned subsidiary of the Company ("Comstock"), and EMCOR Group (UK) plc., a wholly-owned subsidiary of the Company ("EMCOR UK"), entered into an Amended and Restated Credit Agreement (the "Credit Agreement") effective October 17, 2005 with Harris N.A, as Agent, The Governor and Company of Bank of Scotland, Syndication Agent, and LaSalle Bank National Association, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents and certain other lenders listed on the signature pages thereof (collectively, the "Lenders"). The Credit Agreement amends and restates the Credit Agreement dated as of September 26, 2002, as amended (the "Former Credit Agreement"), among the Company, Comstock and EMCOR UK, Harris N.A., as Agent, and the lenders listed on the signature pages thereto. The Former Credit Agreement was filed as Exhibit 4 to the Company's Form 8-K filed on October 4, 2002.

     The Credit Agreement establishes a revolving credit facility under which the Company may borrow up to $350,000,000. Comstock and EMCOR UK may borrow a portion of the $350,000,000 directly from the Lenders, as provided in the Credit Agreement. If the Company so desires it may identify one or more additional lenders (which may include existing Lenders) willing to participate, or increase their participation, in the Credit Agreement, and thereby increase the Company's maximum borrowings under the Credit Agreement by up to an additional $150,000,000, provided that such additional lender is acceptable, in their respective reasonable judgment, to Harris N.A. and each Lender which has outstanding, at the time of the increased commitment, a letter of credit issued by it pursuant to the Credit Agreement.

     The Credit Agreement contains financial covenants, representations and warranties and events of default and has a 5-year term. The Credit Agreement is secured by substantially all of the assets of the Company and substantially all of the assets of substantially all of its subsidiaries pursuant to a Security Agreement and Pledge Agreement. The Company's obligations under the Credit Agreement are guaranteed by substantially all of its subsidiaries pursuant to a Guaranty.

     The Credit Agreement is attached hereto as Exhibit 4.1.

     The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, attached hereto as Exhibit 4.1.

Item 1.02.   Termination of a Material Definitive Agreement.

     As described above in Item 1.01, the Former Credit Agreement is amended and restated in its entirety by the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

 Exhibit Number                            Description of Exhibits
 --------------                            -----------------------

     4.1 Amended and Restated Credit Agreement dated October 14, 2005 and effective October 17, 2005



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EMCOR GROUP, INC.



Date:  October 17, 2005                   By:  /s/  Mark A. Pompa
                                              ----------------------------------
                                              Name:  Mark A. Pompa
                                              Title: Senior Vice President -
                                                     Chief Accounting Officer
                                                     and Treasurer

EXHIBIT INDEX

Exhibit Number                             Description
--------------                             -----------

     4.1 Amended and Restated Credit Agreement dated October 14, 2005 and effective October 17, 2005

================================================================================


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                  by and among


                                EMCOR GROUP, INC.


                                       and


                           CERTAIN OF ITS SUBSIDIARIES


                                       and


       HARRIS N.A. (successor by merger to Harris Trust and Savings Bank), individually and as Agent


                                       and


                                   the Lenders
                       which are or become parties hereto


                          Dated as of October 14, 2005

--------------------------------------------------------------------------------


                  THE GOVERNOR AND COMPANY OF BANK OF SCOTLAND,
                              as Syndication Agent


                                       and


                       LASALLE BANK NATIONAL ASSOCIATION,
                         JPMORGAN CHASE BANK, N.A., AND
                        U.S. BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.       THE REVOLVING CREDIT.........  ...............................1

 Section 1.1.    Revolving Credit..............................................1
 Section 1.2.    Revolving Loans...............................................2
 Section 1.3.    Letters of Credit.............................................2
            (a)  General Terms.................................................2
            (b)  Applications..................................................3
            (c)  The Reimbursement Obligation..................................4
            (d)  The Participating Interests...................................4
            (e)  Indemnification...............................................5
 Section 1.4.    Manner of Borrowing Revolving Loans...........................5
            (a)  Generally.....................................................5
            (b)  Agent Reliance on Bank Funding................................6
 Section 1.5.    Minimum Borrowing Amounts.....................................6
 Section 1.6.    Maturity of Loans.............................................7
 Section 1.7.    Appointment of Company as Agent for Borrowers;
                  Reliance by Agent............................................7
            (a)  Appointment...................................................7
            (b)  Reliance......................................................7
 Section 1.8.    Swing Loans...................................................7
 Section 1.9.    Default Rate..................................................9
 Section 1.10.   Increase in Commitment.......................................10

SECTION 2.       INTEREST.....................................................10

 Section 2.1.    Domestic Rate Loans..........................................10
 Section 2.2.    Eurodollar Loans.............................................10
 Section 2.3.    Rate Determinations..........................................11
 Section 2.4.    Computation of Interest......................................11
 Section 2.5.    Funding Indemnity............................................11
 Section 2.6.    Change of Law................................................11
 Section 2.7.    Unavailability...............................................12
 Section 2.8.    Increased Cost and Reduced Return............................12
 Section 2.9.    Lending Offices..............................................13
 Section 2.10.   Discretion of Lender as to Manner of Funding.................13
 Section 2.11.   Capital Adequacy.............................................14

SECTION 3.       FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.......14

 Section 3.1.    Commitment Fee...............................................14
 Section 3.2.    Other Fees...................................................14
 Section 3.3.    Letter of Credit Fees........................................14
 Section 3.4.    Voluntary Prepayments........................................15
 Section 3.5.    Mandatory Prepayments and Commitment Reductions..............15
 Section 3.6.    Voluntary Terminations.......................................16
 Section 3.7.    Place and Application........................................16
 Section 3.8.    Notations and Requests.......................................18

SECTION 4.       THE COLLATERAL AND THE GUARANTEES............................18

 Section 4.1.    The Collateral...............................................18
 Section 4.2.    The Guarantees...............................................20

SECTION 5.       REPRESENTATIONS AND WARRANTIES...............................20

 Section 5.1.    Organization and Qualification...............................20
 Section 5.2.    Subsidiaries.................................................21
 Section 5.3.    Corporate Authority and Validity of Obligations..............21
 Section 5.4.    Use of Proceeds; Margin Stock................................22
 Section 5.5.    Financial Reports............................................22
 Section 5.6.    No Material Adverse Change...................................22
 Section 5.7.    Full Disclosure..............................................22
 Section 5.8.    Good Title...................................................23
 Section 5.9.    Litigation and Other Controversies...........................23
 Section 5.10.   Taxes........................................................23
 Section 5.11.   Approvals....................................................23
 Section 5.12.   Affiliate Transactions.......................................23
 Section 5.13.   Investment Company; Public Utility Holding Company...........23
 Section 5.14.   ERISA........................................................24
 Section 5.15.   Compliance with Laws.........................................24
 Section 5.16.   Other Agreements.............................................24
 Section 5.17.   No Default...................................................24
 Section 5.18.   Solvency.....................................................24

SECTION 6.       CONDITIONS PRECEDENT.........................................25

 Section 6.1.    All Credit Utilizations......................................25
 Section 6.2.    Initial Credit Utilization...................................26
 Section 6.3.    Post-Closing Matters.........................................28

SECTION 7.       COVENANTS....................................................28

 Section 7.1.    Maintenance of Business......................................28
 Section 7.2.    Maintenance of Property......................................28
 Section 7.3.    Taxes and Assessments........................................28
 Section 7.4.    Insurance....................................................28
 Section 7.5.    Financial Reports and Rights of Inspection...................29
 Section 7.6.    Minimum Net Worth............................................31
 Section 7.7.    Leverage Ratio...............................................31
 Section 7.8.    Interest Coverage Ratio......................................31
 Section 7.9.    Reserved.....................................................31
 Section 7.10.   Indebtedness for Borrowed Money..............................31
 Section 7.11.   Liens........................................................33
 Section 7.12.   Investments, Acquisitions, Loans, Advances and Guarantees....35
 Section 7.13.   Capital and Certain other Restricted Expenditures............39
 Section 7.14.   Mergers, Consolidations and Sales............................39
 Section 7.15.   Maintenance of Restricted Subsidiaries.......................40
 Section 7.16.   Dividends and Certain Other Restricted Payments..............41
 Section 7.17.   ERISA........................................................41
 Section 7.18.   Compliance with Laws.........................................42
 Section 7.19.   Burdensome Contracts With Affiliates.........................42
 Section 7.20.   No Changes in Fiscal Year....................................42
 Section 7.21.   Formation of Subsidiaries....................................42
 Section 7.22.   Change in the Nature of Business.............................42
 Section 7.23.   Use of Proceeds..............................................42

SECTION 8.       EVENTS OF DEFAULT AND REMEDIES...............................43

 Section 8.1.    Events of Default............................................43
 Section 8.2.    Non-Bankruptcy Defaults......................................45
 Section 8.3.    Bankruptcy Defaults..........................................45
 Section 8.4.    Collateral for Undrawn Letters of Credit.....................45

SECTION 9.       DEFINITIONS INTERPRETATIONS..................................46

 Section 9.1.    Definitions..................................................46
 Section 9.2.    Interpretation...............................................61

SECTION 10.      THE AGENT AND THE ISSUERS....................................62

 Section 10.1.   Appointment and Authorization................................62
 Section 10.2.   Rights as a Lender...........................................62
 Section 10.3.   Standard of Care.............................................62
 Section 10.4.   Costs and Expenses...........................................63
 Section 10.5.   Indemnity....................................................64
 Section 10.6.   Quebec Matters...............................................64
 Section 10.7.   Conflict.....................................................64
 Section 10.8.   Hedging Liability............................................64
 Section 10.9.   Designation of Additional Agents.............................64
 Section 10.10.  Authorization to Release or Subordinate or Limit Liens.......65
 Section 10.11.  Authorization to Enter into, and Enforcement of, the
                   Collateral Documents.......................................65

SECTION 11.      MISCELLANEOUS................................................65

 Section 11.1.   Withholding Taxes............................................65
 Section 11.2.   Holidays.....................................................67
 Section 11.3.   No Waiver, Cumulative Remedies...............................67
 Section 11.4.   Amendments...................................................67
 Section 11.5.   Costs and Expenses...........................................68
 Section 11.6.   Stamp Taxes..................................................68
 Section 11.7.   Survival of Representations and Indemnities..................68
 Section 11.8.   Construction.................................................69
 Section 11.9.   Addresses for Notices........................................69
 Section 11.10.  Obligations Several..........................................69
 Section 11.11.  Headings.....................................................69
 Section 11.12.  Severability of Provisions...................................69
 Section 11.13.  Counterparts.................................................69
 Section 11.14.  Binding Nature and Governing Law.............................69
 Section 11.15.  Entire Understanding.........................................70
 Section 11.16.  Participations...............................................70
 Section 11.17.  Assignment Agreements........................................70
 Section 11.18.  Terms of Collateral Documents not Superseded.................71
 Section 11.19.  PERSONAL JURISDICTION........................................71
            (a)  EXCLUSIVE JURISDICTION.......................................71
            (b)  OTHER JURISDICTIONS..........................................71
 Section 11.20.  Currency.....................................................72
 Section 11.21.  Currency Equivalence.........................................72
 Section 11.22.  Change in Currency...........................................73
 Section 11.23.  Interest Rate Limitation.....................................73

Signature Page............................. ...................................1

EXHIBIT A-1 - Revolving Credit Note
EXHIBIT A-2 - Swing Note
EXHIBIT B - Form of Opinion of Counsel
EXHIBIT C - Compliance Certificate
EXHIBIT D - Assignment and Acceptance
EXHIBIT E - Commitment Amount Increase Request SCHEDULE I - Compliance Calculations SCHEDULE 1.1 - Commitments SCHEDULE 1.3 - Existing Letters of Credit SCHEDULE 4.2 - The Guarantors SCHEDULE 5.2 -Subsidiaries SCHEDULE 5.9 - Litigation SCHEDULE 7.10 - Indebtedness SCHEDULE 7.11 - Liens SCHEDULE 7.12 - Investments, Loans, Advances and Guarantees

                                EMCOR GROUP, INC.

                      AMENDED AND RESTATED CREDIT AGREEMENT



Harris N.A. (successor by merger to Harris Trust and Savings Bank), individually and as Agent Chicago, Illinois and the other Lenders from time to time party hereto

Ladies and Gentlemen:

     The undersigned, EMCOR Group Inc., a Delaware corporation (the "Company"), Comstock Canada Ltd., a Canadian corporation ("Comstock Canada"), and EMCOR Group (UK) plc., a United Kingdom public limited company ("EMCOR UK"), refer to the Credit Agreement dated as of September 26, 2002, as amended and currently in effect among the Company, Comstock Canada, EMCOR UK and you (such Credit Agreement as amended is referred to as the "Existing Agreement") pursuant to which you agreed to make a revolving credit (the "Revolving Credit") available to the Borrowers, all as more fully set forth therein. The Company, Comstock Canada and EMCOR UK request you to amend the Existing Agreement to, among other things, extend the Termination Date, to make certain further amendments to the Existing Agreement and, for the sake of convenience and clarity, to restate the Existing Agreement in its entirety as so amended. Accordingly, upon your acceptance hereof in the space provided for that purpose below and upon satisfaction of the conditions precedent to effectiveness hereinafter set forth, the Existing Agreement and all of the Exhibits thereto shall be amended and as so amended shall be restated in their entirety to read as follows:

SECTION 1. THE REVOLVING CREDIT.

     Section 1.1. Revolving Credit. Subject to all of the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a Revolving Credit to the Borrowers in the amount of its commitment to extend the Revolving Credit set forth opposite its name on Schedule 1.1 hereto or on the Assignment Agreement to which it is a party (its "Commitment" and cumulatively for all the Lenders, the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. Subject to the terms and conditions hereof, such Revolving Credit may be availed of by each Borrower in its discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by any one or more of the Borrowers in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; provided, however, that the aggregate amount of the Revolving Loans, Swing Loans and L/C Obligations outstanding at any one time of all the Borrowers when taken together with the amount of outstanding borrowings and letters of credit under the Canadian Facility, if any, shall not at any time exceed the Commitments, provided, further, that in addition to, and not in substitution for, the foregoing requirement: (i) the aggregate outstanding amount of L/C Obligations shall in no event exceed $125,000,000 at any one time outstanding, (ii) the aggregate amount of Revolving Loans made to the U.K. Borrowers when taken together with the aggregate amount of L/C Obligations with respect to Letters of Credit issued for the account of the U.K. Borrowers and their respective Subsidiaries shall in no event exceed $50,000,000 at any one time outstanding, and (iii) the aggregate amount of Revolving Loans made to the Canadian Borrowers and of L/C Obligations with respect to Letters of Credit issued for the account of the Canadian Borrowers and their respective Subsidiaries when taken together with the aggregate outstanding amount of loans made under the Canadian Facility, if any, and letters of credit issued thereunder shall in no event exceed $50,000,000 at any one time outstanding (the "Sublimits"). The obligations of the Lenders hereunder are several and not joint and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Commitment.

     For all purposes of this Agreement, where a determination of the used, unused or available amount of the Commitments or of the outstanding amount of Credit Utilizations is necessary, Credit Utilizations payable in an Alternative Currency shall be converted into their U.S. Dollar Equivalent. Such conversions shall be made on the date of each Credit Utilization in an Alternative Currency as to that Credit Utilization and all Credit Utilizations shall be converted into their U.S. Dollar Equivalent as of the last day of each month or at the time of each Credit Utilization should the Agent so elect. If the last day of a month is not a Business Day, such conversion shall be made as of the next Business Day. The Agent shall promptly notify the Company of such determination of a U.S. Dollar Equivalent and of the basis therefor. All Credit Utilizations and interest thereon shall be repaid in the currency in which they were effected.

     Section 1.2. Revolving Loans. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of in the form of loans (individually a "Revolving Loan" and collectively the "Revolving Loans"). Each Borrowing of Revolving Loans shall, except to the extent otherwise agreed in writing by all Lenders, be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Revolving Loans shall be in the minimum amount specified in Section 1.5 hereof. All Revolving Loans made by a Lender to a particular Borrower shall be evidenced by a single Revolving Credit Note of such Borrower (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") payable to the order of such Lender, each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Without regard to the face principal amount of each Lender's Revolving Credit Note, the actual principal amount at any time outstanding and owing by each Borrower on account of Revolving Loans shall be the sum of all Revolving Loans then or theretofore made thereon by such Lender to such Borrower less all payments actually received thereon.

     Section 1.3. Letters of Credit.

          (a) General Terms. Subject to the terms, conditions and limitations hereof (including those set forth in Section 1.1 hereof), as part of the Revolving Credit, the Applicable Issuer shall issue Financial Letters of Credit or Performance Letters of Credit (each a "Letter of Credit") for the account of any one or more of the Borrowers in, as requested by the Company acting on behalf of the applicable Borrower, U.S. Dollars or an Alternative Currency. Notwithstanding anything contained herein to the contrary, those certain letters of credit issued at the Company's request for the account of the applicable Borrowers by Harris N.A. or by any other Applicable Issuer and listed on Schedule 1.3 hereof (the "Existing Letters of Credit") shall each constitute a "Letter of Credit" herein for all purposes of this Agreement, to the same extent, and with the same force and effect, as if such Existing Letters of Credit had been issued under this Agreement at the request of the Company on behalf of the applicable Borrowers. Each Letter of Credit shall be issued by the Applicable Issuer, but each Lender shall be obligated to reimburse the Applicable Issuer for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Commitment of each Lender pro rata in accordance with each Lender's Percentage. Each Letter of Credit shall conform to the Applicable Issuer's policies as to form and shall be a Letter of Credit which the Applicable Issuer may lawfully issue. Each Letter of Credit shall support payment of an obligation of the Borrower who applies for same or an obligation of a Subsidiary of same which is a Restricted Subsidiary or of a Person described in subsections
     (j), (n) or (o) of Section 7.12 in which the applicant or one of its Restricted Subsidiaries has an equity interest.

          (b) Applications. At any time before the Termination Date, the Applicable Issuer shall, subject to all of the terms and conditions hereof, at the request of the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof), issue one or more Letters of Credit, in a form satisfactory to the Applicable Issuer, in an aggregate face amount as set forth above, upon the receipt of an application for the relevant Letter of Credit in the form customarily prescribed by the Applicable Issuer for the type of Letter of Credit in question, duly executed by the Borrower for whose account such Letter of Credit was issued (each an "Application"). Notwithstanding anything contained herein to the contrary, the applications executed by the Borrowers with respect to the Existing Letters of Credit shall each constitute an "Application" herein. Each Letter of Credit issued hereunder shall (a) be payable, as determined by the Company acting on behalf of the applicable Borrower, in U.S. Dollars or an Alternative Currency and (b) expire not later than (i) the Termination Date for Letters of Credit issued by Harris N.A. and (ii) the date which is five days prior to the Termination Date for Letters of Credit issued by an Applicable Issuer other than Harris N.A. Notwithstanding anything contained in any Application to the contrary, (i) the applicable Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 3.3 hereof, (ii) except as otherwise provided in
     Section 3.5 hereof, prior to the existence of an Event of Default, the Applicable Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security (other than the Collateral and the Guarantees) for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Applicable Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Applicable Issuer for the amount of such drawing shall bear interest (which the relevant Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Applicable Margin for Eurodollar Loans from time to time in effect. The Issuer will promptly notify the Agent of each request for a Letter of Credit and of the issuance of a Letter of Credit and the Agent shall promptly thereafter so notify each of the Lenders. If an Issuer issues any Letters of Credit with expiration dates that are automatically extended unless such Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, such Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated, or (iii) an Event of Default exists and the Required Lenders have given the Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. Without limiting the generality of the foregoing, the parties hereto hereby confirm and agree that each Issuer's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 6, the other terms of this Section 1.3 and the other provisions of this Agreement and such Issuer will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies such Issuer of any Default or Event of Default that is continuing and directs the Issuer not to take such action.

          (c) The Reimbursement Obligation. Subject to Section 1.3(b) hereof, the obligation of a Borrower to reimburse the Applicable Issuer for all drawings under a Letter of Credit issued for such Borrower's account (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the designated office of such Issuer by no later than 12:00 Noon (local time at the issuing office of the Issuer) on the date when such drawing is paid. If the relevant Borrower does not make any such reimbursement payment on the date due and the Participating Lenders (as hereinafter defined) fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Applicable Issuer in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with
     Section 1.3(d) below.

          (d) The Participating Interests. Each Lender, by its acceptance hereof, severally agrees to purchase from the Applicable Issuer, and the Applicable Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Applicable Issuer. Upon any failure by a Borrower to pay any Reimbursement Obligation in respect of a Letter of Credit issued for such Borrower's account at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Applicable Issuer is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate from the Applicable Issuer to such effect, if such certificate is received before 1:00 p.m. (local time at the office of the Issuer), or not later than the following Business Day, if such certificate is received after such time, pay to the Applicable Issuer an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Applicable Issuer to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the Applicable Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the rate per annum determined by adding the Applicable Margin to the Domestic Rate in effect for each such day. Each such Participating
     Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Applicable Issuer retaining its Percentage as a Lender hereunder.

          The several obligations of the Participating Lenders to the Issuers under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, to the extent such Borrower is relieved from its obligation to reimburse the Applicable Issuer for a drawing under a Letter of Credit due solely to the Applicable Issuer's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof as determined by a final, non-appealable judgment of a court of competent jurisdiction) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against any one or more of the Borrowers, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender hereunder (whether as fundings of participations, indemnities or otherwise).

          (e) Indemnification. Each of the Participating Lenders shall, to the extent of their respective Percentages, indemnify the Issuers (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result solely from the applicable Issuer's gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction) that the Issuers may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.3(e) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all other L/C Documents.

     Section 1.4. Manner of Borrowing Revolving Loans.

          (a) Generally. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall give the Agent notice (which shall be irrevocable and may be written or oral, but if oral, promptly confirmed in writing) by 10:00 a.m. (Central Time) on any Business Day of each request for a Borrowing of Revolving Loans, in each case specifying the Borrower to which the proceeds of such Borrowing are to be disbursed, the amount of each such Borrowing, the currency of such Borrowing (which must be U.S. Dollars or an Alternative Currency, except that Domestic Rate Loans shall only be available in U.S. Dollars), the date such Borrowing is to be made, which shall be not less than three Business Days following the date of such notice in the case of a Borrowing in an Alternative Currency or a Borrowing of Eurodollar Loans, but which may be the same day in the case of a Borrowing of Domestic Rate Loans, whether the Borrowing is to be of Domestic Rate Loans or Eurodollar Loans and, in all cases other than a Borrowing of Domestic Rate Loans, of the Interest Period selected therefor. The Agent shall promptly notify each Lender of its receipt of each such notice. Not later than 1:00 p.m. on the date specified for any Borrowing, each Lender shall make the proceeds of its Revolving Loan comprising part of such Borrowing available in immediately available funds to the Agent in Chicago except (i) in the case of Revolving Loans denominated in an Alternative Currency, which shall be made available at such office as the Agent has previously specified in a notice to each Lender in such funds which are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the relevant Borrower for same day value on the date of the relevant Borrowing and (ii) to the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Loans to the same Borrower and in the same currency (a "Refunding Borrowing"), in which case each Bank shall record the Revolving Loan made by it as a part of such Refunding Borrowing on its books or records or on a schedule to the Note held by it, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Revolving Loan through the proceeds of such new Revolving Loan. Subject to all of the terms and conditions hereof, the proceeds of each Lender's Revolving Loan denominated in U.S. Dollars shall be made available to the relevant Borrower on the date requested at the office of the Agent in Chicago and the proceeds of each Lender's Revolving Loans denominated in an Alternative Currency at such office as the Agent has previously agreed to with the relevant Borrower, in each case in the type of funds received by the Agent from the Lenders. The Lenders' obligations to make Revolving Loans in an Alternative Currency or to provide or participate in Letters of Credit payable in an Alternative Currency shall always be subject to such Alternative Currency being freely available to each of them in the relevant market. If any Lender reasonably determines that such currency requested is unavailable to it in the amount and for the term requested it shall so notify the Agent within two hours of its receipt of the aforesaid notice and the Agent shall promptly notify the Company and each other Lender of its receipt of such notice and the request of the Company for the Borrowing in the Alternative Currency in question shall otherwise be deemed withdrawn. Borrowing notices shall otherwise be irrevocable.

          (b) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Lender before the time when such Lender is scheduled to make payment to the Agent of the proceeds of a Revolving Loan that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the relevant Borrower the proceeds of the Revolving Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to such Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate or, in the case of a Revolving Loan denominated in an Alternative Currency, the cost to the Agent of funding the amount it advanced to fund such Lender's Revolving Loan, as determined by the Agent. If such amount is not received from such Lender by the Agent immediately upon demand, the applicable Borrower will, on demand, repay to the Agent the proceeds of the Revolving Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Revolving Loan.

     Section 1.5. Minimum Borrowing Amounts. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $2,000,000, or such greater amount which is an integral multiple of $100,000, and each Borrowing of Eurodollar Loans shall be in an amount not less than $5,000,000, or such greater amount which is an integral multiple of $100,000.

     Section 1.6. Maturity of Loans. Each Eurodollar Loan and Swing Loan shall mature and become due and payable on the last day of the Interest Period applicable thereto, provided that, subject to the terms and conditions of this Agreement, a Eurodollar Loan may be refunded through a Refunding Borrowing. Each Domestic Rate Loan shall mature and become due and payable on the Termination Date.

     Section 1.7. Appointment of Company as Agent for Borrowers; Reliance by Agent.

          (a) Appointment. Each Borrower irrevocably appoints the Company as its agent hereunder to make requests on such Borrower's behalf under Section 1 hereof for Borrowings to be made by such Borrower and for Letters of Credit to be issued for such Borrower's account and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to such Borrower. The Agent and the Lenders shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of any one or more of the Borrowers whether or not the Company so indicates.

          (b) Reliance. All requests for Borrowings and selection of interest rates, currencies and Interest Periods to be applicable thereto may be written or oral, including by telephone or telecopy. The Borrowers agree that the Agent may rely on any such notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrowers hereby indemnifying the Agent and Lenders from any liability or loss ensuing from such reliance), and in the event any such telephonic or other oral notice conflicts with any written confirmation, such oral or telephonic notice shall govern if the Agent has acted in reliance thereon.

     Section 1.8. Swing Loans.

          (a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent agrees to make loans to the Company under the Swing Line (individually a "Swing Loan" and collectively the "Swing Loans") which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. The Swing Loans may be availed of the Company from time to time and Borrowings thereunder may be repaid and used again during the period ending on the Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000.

          (b) Swing Note. The Swing Loans made to the Company by the Agent shall be evidenced by a single promissory note of the Company issued to the Agent in the form of Exhibit A-2 hereto. Such promissory note is referred to herein as the "Swing Note".

          (c) Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Domestic Rate plus the Applicable Margin for Domestic Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) the Agent's Quoted Rate (as hereinafter defined) (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable prior to such maturity on the last day of each Interest Period applicable thereto.

          (d) Requests for Swing Loans. The Company shall give the Agent prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Company requests that any Swing Loan be made of the amount and date of such Swing Loan, and the Interest Period requested therefor. Within 30 minutes after receiving such notice, the Agent shall in its discretion quote an interest rate to the Company at which the Agent would be willing to make such Swing Loan available to the Company for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as "Agent's Quoted Rate"). The Company acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If the Company does not so immediately accept the Agent's Quoted Rate for the full amount requested by the Company for such Swing Loan, the Agent's Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Domestic Rate Loans under the Revolving Credit to the Domestic Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Company on the date so requested at the offices of the Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of the Agent to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) the Agent shall not be obligated to make more than one Swing Loan during any one day.

          (e) Refunding Loans. In its sole and absolute discretion, the Agent may at any time, on behalf of the Company (which hereby irrevocably authorizes the Agent to act on its behalf for such purpose) and with notice to the Company, request each Lender to make a Revolving Loan in the form of a Domestic Rate Loan in an amount equal to such Lender's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 8.1(k) or 8.1(l) exists with respect to the Company, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Agent, in immediately available funds, at the Agent's principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

          (f) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Agent pursuant to Section 1.8(e) above (due to the existence of an Event of Default described in Section 8.1(k) or 8.1(l) exists with respect to the Company or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Agent, purchase from the Agent an undivided participating interest in the outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Agent its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Company, any other Borrower, any Guarantor, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

     Section 1.9. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the relevant Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to:

          (a) for any Domestic Rate Loan or any Swing Loan bearing interest based on the Domestic Rate, the sum of 2.0% plus the Applicable Margin plus the Domestic Rate from time to time in effect;

          (b) for any Eurodollar Loan denominated in U.S. Dollars or any Swing Loan bearing interest at the Agent's Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Domestic Rate Loans plus the Domestic Rate from time to time in effect; and

          (c) for any Eurodollar Loan denominated in an Alternative Currency, the sum of 2.0% plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter at a rate per annum equal to the sum of the Applicable Margin, plus a rate of two percent (2.0%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Loan (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrowers. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

     Section 1.10. Increase in Commitment. Provided no Default or Event of Default has occurred and is continuing, the Company may, on any Business Day on or prior to the Termination Date, from time to time, increase the aggregate amount of the Commitments up to a maximum amount of $500,000,000 by delivering a Commitment Amount Increase Request in the form of Exhibit E hereto at least five
(5) Business Days prior to the desired effective date of such increase (the "Commitment Amount Increase") identifying an additional Lender acceptable to the Agent and each Applicable Issuer in their reasonable discretion or additional Commitment agreed to be made by any existing Lender (each such additional Lender or existing Lender (in its capacity as such) being referred to as an "Additional Lender") and the amount of its Commitment (or additional amount of its Commitment). The effective date of the Commitment Amount Increase shall be agreed upon by the Company, such Additional Lender and the Agent (whose agreement shall not be unreasonably withheld or delayed). Upon the effectiveness thereof, each Additional Lender shall advance Revolving Loans and purchase Participating Interests in all then outstanding Letters of Credit in an amount sufficient such that after giving effect to such Revolving Loans and purchases each Lender (including such Additional Lender) shall have outstanding its respective Percentage of the aggregate Revolving Loans and Participating Interests then outstanding. It shall be a condition to such effectiveness that no Eurodollar Loans be outstanding on the date of such effectiveness and that the Company shall not have terminated any portion of the Commitments pursuant to
Section 3.5(a) hereof. The Company agrees to pay any reasonable fees or expenses of the Agent (including reasonable fees and disbursements of counsel) relating to any Commitment Amount Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender's Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

SECTION 2. INTEREST.

     Section 2.1. Domestic Rate Loans. Each Domestic Rate Loan shall bear interest (which the relevant Borrower promises to pay in arrears at the times herein provided) at the rate per annum determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Loan is not paid when due (whether by lapse of time, acceleration or otherwise), such Revolving Loan shall bear interest (which the relevant Borrower promises to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, at the rate per annum specified in Section 1.9 hereof. Interest on the Domestic Rate Loans shall be payable in arrears on the last day of each calendar month (beginning on the first of such dates after the date hereof) and at maturity of the Revolving Credit Notes and interest after maturity shall be due and payable upon demand.

     Section 2.2. Eurodollar Loans. Each Eurodollar Loan shall bear interest (which the relevant Borrower promises to pay in arrears at the times herein provided) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus Adjusted LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on the date occurring three months after the date of the Borrowing of such Loan; provided that if a Eurodollar Loan is not paid when due (whether by acceleration or otherwise), such Loan shall bear interest (which the relevant Borrower promises to pay at the times herein provided) from the date such payment was due until paid in full, payable on demand, at the rate per annum specified in Section 1.9 hereof.

     Section 2.3. Rate Determinations. The Agent shall determine each interest rate applicable to the Loans hereunder in accordance herewith, and its determination thereof shall be deemed prima facie correct.

     Section 2.4. Computation of Interest. All interest on Domestic Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed. All interest on Eurodollar Loans and Swing Loans bearing interest at the Agent's Quoted Rate (and unless otherwise stated herein, all fees, charges and commissions due hereunder) shall be computed on the basis of a year of 360 days for the actual number of days elapsed, except for Eurodollar Loans denominated in Pounds Sterling which shall be computed on the basis of a year of 365 or 366 days, as the case may be.

     Section 2.5. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or Swing Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

               (i) any payment or prepayment of a Eurodollar Loan or Swing Loan on a date other than the last day of its Interest Period for any reason,

               (ii) any failure (because of a failure to meet the conditions of Borrowing or otherwise) by a Borrower to borrow or refund a Eurodollar Loan or Swing Loan on the date specified in a notice given pursuant to this Agreement,

               (iii) any failure by a Borrower to make any payment of principal on any Eurodollar Loan or Swing Loan when due (whether by acceleration or otherwise), or

               (iv) any acceleration of the maturity of a Eurodollar Loan or Swing Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the applicable Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Company, with a copy to the Agent, a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct.

     Section 2.6. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Loans in an Alternative Currency or Eurodollar Loans, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans or Loans in an Alternative Currency (as applicable) under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such Loans. The applicable Borrower shall prepay on demand the outstanding principal amount of any such affected Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the applicable Borrower may then elect to borrow the principal amount of the affected Loans from such Lender by means of Domestic Rate Loans which Loans shall not be made ratably by the Lenders but only from such affected Lender.

     Section 2.7. Unavailability. If prior to the commencement of any Interest Period for any Borrowing of Eurodollar Loans:

          (a) the Agent determines that deposits in the applicable currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

          (b) the Required Lenders notify the Agent that (i) LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their Loans in the currency in question for such Interest Period or (ii) that the making or funding of Loans in the relevant currency has become impracticable, in either case as a result of an event occurring after the date hereof which in the opinion of such Lenders materially adversely affects such Loans, then and in any such event the Agent shall not less than two days prior to the commencement of such Interest Period, give notice thereof to the Company and the Lenders, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Loans in the currency so affected or to make Eurodollar Loans (as applicable) shall be suspended.

     Section 2.8. Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Lender (or its applicable lending office) to any tax, duty or other charge with respect to any of its Eurodollar Loans, its Revolving Credit Notes, its Letter(s) of Credit, or its participation in any thereof, or its obligation to make Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its applicable lending office) of the principal of or interest on any of its Eurodollar Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurodollar Loans, Letter(s) of Credit, or participations therein or its obligation to make Eurodollar Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is located); or

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office) or shall impose on any Lender (or its lending office) or on the interbank market any other condition affecting its Revolving Loans, its Revolving Credit Notes, its Letter(s) of Credit, or its participation in any thereof, any of its obligation to make Revolving Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its lending office) of making or maintaining any Revolving Loan in the currency requested or issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its applicable lending office) under this Agreement or under its Notes with respect thereto, by an amount in each case deemed by such Lender, in its reasonable judgment, to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Agent), the Company shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     Each Lender that determines to seek compensation under this Section 2.8 shall notify the Company and the Agent of the circumstances that entitle the Lender to such compensation pursuant to this Section 2.8 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 2.8 and setting forth the additional amount or amounts to be paid to it hereunder shall be deemed prima facie correct. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 2.9. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Revolving Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Company and the Agent (but such funds shall in any event be made available to the Company at the office of the Agent as herein provided for), provided that the Company shall not be required to reimburse any Lender under any of the provisions of this Section 2 for any cost which such Lender would not have incurred but for changing its lending or funding branch unless the Company consented in writing to such change.

     Section 2.10. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under this Agreement shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the relevant market and in the relevant currency having a maturity corresponding to such Eurodollar Loan's Interest Period and bearing an interest rate equal to Adjusted LIBOR for the currency in question for such Interest Period.

     Section 2.11. Capital Adequacy. If any Lender shall determine that any applicable law, rule or regulation regarding capital adequacy instituted after the date hereof, or any change in the interpretation or administration of any applicable law, rule or regulation regarding capital adequacy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or the Letters of Credit or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time as specified by such Lender the Company shall pay on demand such additional amount or amounts as will compensate such Lender for such reduction. A certificate of any Lender claiming compensation under this Section
2.11 and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be prima facie evidence thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

SECTION 3. FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.

     Section 3.1. Commitment Fee. For the period from the Closing Date to and including the Termination Date, the Borrowers shall pay to the Agent for the account of the Lenders a non-refundable commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and actual days elapsed) on the average daily Unused Commitments; provided however that for any calendar quarter during which the average daily outstanding balance of Revolving Loans, Swing Loans and L/C Obligations is less than 25% of the aggregate Commitments the rate per annum set forth above shall increase by 0.05%. Such fee is due and payable in arrears on the last day of each calendar quarter (commencing with the first of such dates after the date hereof) and on the Termination Date.

     Section 3.2. Other Fees. The Company shall pay to the Agent such other and additional fees as may from time to time be agreed to between the Company and the Agent.

     Section 3.3. Letter of Credit Fees. The applicable Borrowers shall pay to the Agent, for the ratable account of the Lenders, a fee on the amount of the L/C Obligations from time to time outstanding computed (i) at the Applicable Margin in the case of Financial Letters of Credit and (ii) the Applicable Margin less the rate of 3/4 of 1% per annum in the case of Performance Letters of Credit, subject to a minimum of 0.50% (in each case computed on the basis of a year of 360 days and actual days elapsed), each such fee to be due and payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date. In addition, on the date of issuance of each Letter of Credit the applicable Borrower shall pay the Applicable Issuer for its own account an issuance fee of 1/8 of 1% of the face amount of such Letter of Credit, such fee to be retained by the Applicable Issuer for its own account. In addition, the applicable Borrower shall pay to the Applicable Issuer such issuing, processing, drawing, amendment and other fees and charges as the Applicable Issuer customarily imposes in connection with the issuance of letters of credit of the type in question, the payment of drafts thereunder or amendments thereto.

     Section 3.4. Voluntary Prepayments. The Borrowers shall have the privilege of prepaying without premium or penalty (except as set forth in Section 2.5 above) and in whole or in part (but, if in part, then: (i) in an amount not less than $2,000,000, or such lesser amount as may then be outstanding, and (ii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon three (3) Business Days prior notice by the Borrower to the Agent or, in the case of a Borrowing of Domestic Rate Loans or Swing Loans, notice delivered by the Borrower to the Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans or Swing Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 2.5 hereof.

     Section  3.5.  Mandatory   Prepayments  and  Commitment   Reductions.

          (a) Commitments. In the event that the aggregate amount of Revolving Loans, Swing Loans and L/C Obligations shall at any time and for any reason exceed the Commitments or the aggregate amount of Revolving Loans, Swing Loans and L/C Obligations owing from any Borrower shall exceed any applicable Sublimit, in each case for any reason (including changes in currency rates), the Borrowers shall immediately and without notice or demand pay the amount of the excess to the Agent as and for a mandatory prepayment on the Revolving Credit Notes or, if the Revolving Loans have been paid in full but L/C Obligations are outstanding, then and in any such event, such excess shall be paid over to the Agent to be applied against, or held as collateral security for, as applicable, such L/C Obligations.

          (b) Asset Dispositions. (i) If any Borrower or any Restricted Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $5,000,000 individually or on a cumulative basis in any fiscal year of the Borrowers, to the extent the aggregate amount of all such Net Cash Proceeds received by the Borrowers and the Restricted Subsidiaries during the period from and including the date hereof to and including the date of such Disposition or Event of Loss exceed 10% of the book value of assets of the Borrowers and the Restricted Subsidiaries as of such date, then (x) the Company shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by such Borrower or such Subsidiary in respect thereof) and (y) such Net Cash Proceeds shall be paid over to the Agent promptly upon receipt by such Borrower or such Restricted Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss for application as set forth herein. Immediately upon receipt by the Borrower or such Restricted Subsidiary of such Net Cash Proceeds, the Commitments shall ratably terminate in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds and the Agent shall apply such Net Cash Proceeds to the payment of all amounts, if any, required by Section 3.5(c) hereof; provided that in the case of each Disposition and Event of Loss so long as no Default or Event of Default shall have occurred and is then continuing, if the Company states in its notice of such event that the applicable Borrower or the applicable Subsidiary intends to reinvest, within 180 days of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof in assets similar to the assets which were subject to such Disposition or Event of Loss, then the Agent shall deposit such Net Cash Proceeds in the Collateral Account and the Commitments shall not so terminate under this Section to the extent such Net Cash Proceeds are actually reinvested in such similar assets within such 180-day period. Concurrently with any such reinvestment, the Agent shall return the amount of such Net Cash Proceeds to be reinvested to the Company. Promptly after the end of such 180-day period, in the event that the applicable Borrower or Restricted Subsidiary has not reinvested any of such Net Cash Proceeds in such similar assets, the Commitments shall immediately terminate in an amount equal to 100% of such Net Cash Proceeds and the Agent shall promptly apply such Net Cash Proceeds to the payment of all amounts, if any, required by Section 3.5(c) below and release the balance thereof to the Company. In the event and to the extent that any Commitment reduction pursuant to this Section 3.5(b) does not require a prepayment of Loans or prefunding of L/C Obligations pursuant to Section 3.5(c) below, the Agent shall promptly return the Net Cash Proceeds not required for such purpose to the Company.

          (c) Commitment Terminations. The Borrowers shall, on each date the Commitments are reduced pursuant to Section 3.5(b) or 3.6 hereof, prepay the Revolving Loans, Swing Loans, and, if necessary, prefund the L/C Obligations by the amount necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans, and L/C Obligations then outstanding to the amount to which the Commitments have been so reduced.

     Section 3.6. Voluntary Terminations. The Borrowers shall have the privilege without any penalty or fee upon five Business Days' prior notice from the Company (which need not be joined in by any Borrower) to the Agent (which shall promptly notify the Lenders) to ratably terminate the Commitments in whole or in part (but if in part then in the amount of $5,000,000 or such greater amount which is an integral multiple of $100,000, unless the Commitments shall be less than $5,000,000); provided that the Commitments may not be reduced to an amount less than the sum of all Revolving Loans and all L/C Obligations then outstanding unless there is deposited with the Agent as cash collateral for such Revolving Loans and L/C Obligations cash in the amount by which the same exceed the amount of the Commitments. Any termination of the Revolving Commitments below any Sublimit or the Swing Line Sublimit then in effect shall reduce such Sublimit or Swing Line Sublimit, as applicable, by a like amount. The Agent shall give prompt notice to each Lender of any such termination of the Commitments.

     Section 3.7. Place and Application. All payments of principal, interest and fees shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment by no later than 12:00 Noon Central Time on the due date thereof or, if such payment is to be made in an Alternative Currency, by no later than 12:00 Noon local time at the place of payment to such office as the Agent has previously specified; provided however that reimbursements of drawings under Letters of Credit shall be made to the Applicable Issuer. Any payments received by the Agent or such Applicable Issuer after such time shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of Revolving Loans or reimbursement of drawings under a Letter of Credit in an Alternative Currency, in such Alternative Currency in such funds then customary for settlement of international transactions in such currency. All such payments shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Except as herein provided, all payments shall be received for the ratable account of the Lenders and shall be distributed by the Agent to the Lenders in accordance with their Percentages on the date the Agent receives payment, or if the Agent receives payment later than 12:00 Noon Central Time, then no later than the next Business Day. Any amount prepaid on the Revolving Credit Notes may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. Unless the applicable Borrower otherwise requests, each prepayment shall be first applied to such Borrower's Domestic Rate Loans and then to its Eurodollar Loans in the order in which their Interest Periods expire. Any prepayment of Eurodollar Loans shall be accompanied by any amount due the Lenders under Section 2.5 hereof but acceptance of any such prepayment without such a payment being made shall not preclude a later demand by the Lenders for such payment.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:

          (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or by the Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrowers have agreed to pay under Section 11.5 hereof (such funds to be retained by the Agent for its own account unless the Agent has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

                   (b) second, to the payment of principal and interest on the Swing Note until paid in full;

                   (c) third, to the payment of any outstanding interest or other fees or amounts due under the Revolving Credit Notes and the other Loan Documents, in each case other than for principal or in reimbursement or collateralization of L/C Obligations, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

                   (d) fourth, to the payment of the principal of the Revolving Credit Notes and any unpaid Reimbursement Obligations and to the Agent to be held as collateral security for any other L/C Obligations (until the Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to or held as collateral security for the Lenders and, in the case of Hedging Liability, their Affiliates, to be allocated pro rata in accordance with the then aggregate unpaid amounts owing to each holder thereof;

                   (e) fifth, to the Agent and the Lenders ratably in accordance with the amounts of any other indebtedness, obligations or liabilities of the Borrowers owing to each of them and secured by the Collateral Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

                   (f) sixth, to the Company on behalf of the Borrowers (each Borrower hereby agreeing that its recourse for its share of such payment shall be to the Company and not the Agent or any Lender) or whoever else may be lawfully entitled thereto.

     Section 3.8. Notations and Requests. All Borrowings made against the Revolving Credit Notes or the Swing Note, the Borrower which made such Borrowings, the rates of interest applicable thereto, the maturity thereof and the currency in which each such Borrowing is denominated, shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Revolving Credit Notes or Swing Note, as applicable, and the unpaid principal balances and status, rates and currencies so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Revolving Credit Notes or Swing Note of the principal amount remaining unpaid thereon, the Borrower which made the
Borrowings evidenced thereby, the currencies in which such Borrowings are payable, the interest rates applicable thereto and the maturity thereof. Prior to any negotiation of any Revolving Credit Note or Swing Note, the Lender holding such Revolving Credit Note shall endorse thereon the outstanding amount of Borrowings evidenced thereby, the currencies in which the same are payable, the rates of interest applicable thereto and the maturities thereof.

SECTION 4. THE COLLATERAL AND THE GUARANTEES.

     Section 4.1. The Collateral. The Obligations and Hedging Liability (i) of the U.S. Borrowers shall be secured by valid and perfected first Liens on all inventory, accounts receivable, equipment and other personal property (as further described in the Collateral Documents) of the U.S. Borrowers and the U.S. Subsidiaries which are Guarantors and, subject to the provisions of this
Section 4.1, all capital stock of all Guarantors, together with all instruments, securities, chattel paper and intangibles of the U.S. Borrowers and the U.S. Subsidiaries which are Guarantors and all proceeds of the foregoing, and (ii) of the U.K. Borrowers and the Canadian Borrowers shall be secured by valid and perfected first Liens on all inventory, accounts receivable, equipment and personal property (as further described in the Collateral Documents) of the U.S. Borrowers, U.K. Borrowers, the Canadian Borrowers, the U.S. Subsidiaries which are Guarantors, the U.K. Subsidiaries which are Guarantors and the Canadian Subsidiaries which are Guarantors, subject to the provisions of this Section 4.1, all capital stock of all Guarantors, together with all instruments, securities, chattel paper and intangibles of the U.S. Borrowers, the U.K. Borrowers, the Canadian Borrowers, the U.S. Subsidiaries which are Guarantors, the U.K. Subsidiaries which are Guarantors and the Canadian Subsidiaries which are Guarantors and all proceeds of the foregoing; provided however that unless and until the Required Lenders otherwise elect (i) the Borrowers and the Guarantors shall not be required to note the Agent's Lien on any certificate of title issued for a vehicle or to perfect a Lien on fixtures and (ii) no Guarantor, the fair market value of whose assets aggregate less than $1,000,000 shall be required to grant Liens on its assets to the Agent, further provided that (i) Liens on (a) any contract (or modification thereof) (a "Contract") to which any Guarantor is a party ("Contractor"), the performance of which is guaranteed by any bond, undertaking, instrument of guarantee or any continuation, extension, alteration, renewal or substitution thereof, executed by any bonding company of a Contractor; (b) any subcontract or purchase order and against any legal entity and its bonding company which has contracted with a Contractor to furnish labor, materials, equipment, and supplies in connection with any Contract; (c) monies, Contract balances, due or to become due any Contractor on any Contract, including all monies earned or unearned which are unpaid at the time of notification by a bonding company to the obligee of the bonding company's rights under any agreement of indemnity with a Contractor; (d) any actions, causes of action, claims or demands whatsoever which a Contractor may have or acquire against any party to a Contract or arising out of or in connection with any Contract, including but not limited to those against obligees and design professionals any bonding company or binding companies of any obligee; (e) any and all rights, title, interest in, or use of any patent, copyright or trade secret which is or may be necessary for the completion of any bonded work; (f) all monies due or to become due to a Contractor on any policy of insurance relating to any claims arising out of the performance of any Contract or to premium refunds, including, but not limited to, builders risk, fire, employee dishonesty or workers' compensation policies; (g) all supplies, tools, plants, material, inventory, and equipment (whether completely manufactured or not), wherever located, which have been or hereafter may be purchased, used, or acquired for use, entirely or partly, in connection with or to be incorporated into the matter that is the subject of any Contract; and (h) all amounts that may be owing from time to time by a bonding company to a Contractor or any Guarantor in any capacity including, without limitation, any balance or share belonging to such Contractor or Guarantor or any deposit or other account with a bonding company, may be subject to prior Liens in favor of bonding companies to secure obligations in connection with such payment and performance bonds; (ii) no Lien need be granted on any asset subject to a lien permitted by Section 7.11(e), (i), (l) (as to Liens on fixed assets only) or (m)
(iii) no Lien need be granted on the capital stock of an Unrestricted Subsidiary or on the capital stock or assets of Designated Foreign Restricted Subsidiaries,
(iv) no Liens need be granted on real property unless and until the Required Lenders so require, (v) Liens granted may be subject and subordinate to Liens permitted by clauses (a), (b), (c), (e), (f), (g), (h), (j), (k), (n), (o) and
(q) of Section 7.11 hereof, (vi) Liens need not be perfected by possession or control (but may be perfected by the filing of a financing statement) on notes receivable having a fair value of less than $1,000,000 in any instance and $5,000,000 in the aggregate or on bonds or notes pledged to the City of New York in lieu of retainage, (vii) Liens need not be perfected by possession or control (but may be perfected by the filing of a financing statement) on equity securities (other than capital stock of Restricted Subsidiaries to the extent required hereby) having a fair value of less than $1,000,000 in any instance and [$5,000,000] in the aggregate and (viii) no lien need be granted on any contract, license, permit or franchise, that validly prohibits the creation, attachment, or perfection of a security interest in favor of the Agent of a security interest in such contract, license, permit or franchise (or in any rights or property obtained by such Person under such contract, license, permit or franchise), (ix) no lien need be granted on any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein, and
(x) no lien need be granted on any rights or property to the extent that such rights or property secure purchase money financing therefor permitted by this Credit Agreement and the agreements providing such purchase money financing prohibit the creation of a further security interest therein. The Borrowers agree that they will, and will cause the Guarantors to, from time to time at the request of the Agent or the Required Lenders execute and deliver such documents, security agreements, assignments, pledges, hypothecs or charges and do such acts and things as the Agent or the Required Lenders may reasonably request in order to provide for or perfect such Liens on the Collateral. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral owned by the U.K Subsidiaries and the Canadian Subsidiaries (including without limitation equity interests in other U.K. Subsidiaries and Canadian Subsidiaries) shall secure solely the indebtedness, liabilities and obligations of the U.K. Subsidiaries and the Canadian Subsidiaries hereunder and under the other Loan Documents and not the indebtedness, liabilities and obligations of the U.S. Borrowers and the U.S. Subsidiaries hereunder and under the other Loan Documents. Notwithstanding the foregoing, the portion of the capital stock of each U.K. Subsidiary and Canadian Subsidiary owned by a U.S. Corporation and constituting Collateral in excess of 65% of the total issued and outstanding capital stock of such Subsidiary (herein, the "Excess Stock Collateral") shall secure only the indebtedness liabilities and obligations of the Canadian
Subsidiaries  and/or  U.K.  Subsidiaries  hereunder  and under  the  other  Loan
Documents. In no event shall the Excess Stock Collateral secure the indebtedness, liabilities and obligations of the U.S. Borrowers or the U.S. Subsidiaries hereunder or under the other Loan Documents. Notwithstanding the foregoing, no Lien need be granted on the capital stock of a captive insurance company or captive surety company if the granting of such Lien would violate applicable law or require the consent of any applicable regulatory body.

     Section 4.2. The Guarantees. The Obligations and Hedging Liability (i) of the U.S. Borrowers shall be fully guaranteed by the Company and the U.S. Subsidiaries which are Guarantors and (ii) of the U.K. Borrowers and the Canadian Borrowers shall be fully guaranteed by the Company, the U.S. Subsidiaries, the U.K. Subsidiaries and the Canadian Subsidiaries in each case which are Guarantors. Subject to 4.1, the Required Lenders may from time to time require any Restricted Subsidiary (other than Restricted Subsidiaries which are not Wholly-Owned Subsidiaries and any captive insurance company or captive surety company which is a Restricted Subsidiary) to provide a Guarantee and Liens on its assets in which event the Company shall within 30 days of request cause such Restricted Subsidiary to execute and deliver a Guarantee to the Agent together with such supporting resolutions, opinions and other showings as the Agent may reasonably require.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

     Each Borrower represents and warrants to the Agent and the Lenders as follows:

     Section 5.1. Organization and Qualification. Each Borrower is duly organized, validly existing and in good standing (or their equivalents under applicable local law) as a corporation, limited liability company or partnership under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

     Section 5.2. Subsidiaries. Except as set forth in the Side Letter (as hereinafter defined), each Restricted Subsidiary is duly organized, validly existing and in good standing (or their equivalents under applicable local law) under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to be so qualified or in good standing would have a Material Adverse Effect. As of the date hereof, Schedule
5.2 hereto identifies each Restricted Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Restricted Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding and the Company will notify the Agent of any material changes in such information. All of the outstanding shares of capital stock and other equity interests of each such Subsidiary are validly issued and outstanding and fully paid and nonassessable (except for the provisions of Section 630 of the Business Corporation Law of the State of New York, as to New York Corporations) and as of the date hereof all such shares and other equity interests indicated on Schedule
5.2 as owned by the Company or a Restricted Subsidiary are as of the date hereof owned, beneficially and of record, by the Company or such Restricted Subsidiary free and clear of all Liens not permitted hereby. There are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Restricted Subsidiary except in favor of the Company or a Restricted Subsidiary.

     Section 5.3. Corporate Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue the Revolving Credit Notes in evidence thereof, to grant to the Agent the Liens provided for in the Collateral Documents being executed by it, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. Each Guarantor has full right and authority to enter into the Loan Documents to which it is a party, to grant to the Agent the Liens provided for in the Collateral Documents executed by it and to perform all of its obligations under such Loan Documents. The Loan Documents have been duly authorized, executed and delivered by the Borrowers and Guarantors and constitute valid and binding obligations of the Borrowers and Guarantors enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Borrower or Guarantor of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or Guarantor or any provision of the charter, articles of incorporation or organization or by-laws of any Borrower or Guarantor or any covenant, indenture or agreement of the Borrowers or Guarantors or affecting any of their Properties, or result in the creation or imposition of any Lien on any Property of the Borrowers or Guarantors.

     Section 5.4. Use of Proceeds; Margin Stock. The Borrowers shall use the proceeds of the Revolving Loans and other extensions of credit made available hereunder solely for their general corporate purposes (including ordinary course of business refunding of indebtedness and acquisitions and investments permitted hereunder). Neither the Borrowers nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     Section 5.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2004 and the related consolidated statements of operations, cash flows and shareholder's equity of the Company and its subsidiaries for the fiscal year then ended, and accompanying notes thereto, which consolidated financial statements are accompanied by the audit report of Ernst & Young LLP, an independent registered public accounting firm, and the unaudited interim condensed consolidated balance sheet of the Company and its subsidiaries as at June 30, 2005 and the related interim condensed consolidated statements of operations, cash flows and shareholder's equity of the Company and its subsidiaries for the six (6) months then ended heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Company and its subsidiaries as at said dates and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis, but subject, in the case of such interim condensed financial statements on the related notes thereto (the "Notes"), to year end audit adjustments which are not expected to be material. Neither the Company nor any Restricted Subsidiary has, to the best of its knowledge, contingent liabilities which could reasonably be expected to have a Material Adverse Effect other than as indicated on such financial statements or, as to each reaffirmation of this sentence's representation and warranty in the future, on the most recent financial statements or the related notes thereto which are to be provided to the Lenders pursuant to Section 7.5 hereof or other than as set forth in that certain Side Letter dated October 14, 2005 from the Company to the Agent (the "Side Letter").

     Section 5.6. No Material Adverse Change. Since December 31, 2004, there has been no change in the condition (financial or otherwise) or business prospects of the Company and its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     Section 5.7. Full Disclosure. The statements and information furnished by or on behalf of the Borrowers to the Agent and the Lenders through the date hereof in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not, taken as a whole, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to the Lenders by or on behalf of the Borrowers, the Borrowers only represent that the same were prepared on the basis of information and estimates the Borrowers believed to be reasonable.

     Section 5.8. Good Title. Except to the extent heretofore disclosed on the Schedules to this Agreement or in the Side Letter, as of the date hereof the Company and the Restricted Subsidiaries have good and marketable title to their real property and good and merchantable title to the balance of their assets as reflected on the most recent balance sheets of the Company and its Restricted Subsidiaries furnished to the Lenders (except for sales of assets by the Borrowers and their Restricted Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.11 hereof.

     Section 5.9.  Litigation  and Other  Controversies.  Except as disclosed on
Schedule 5.9 hereof or in the Side Letter, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of any Borrower threatened, against the Borrower or any Restricted Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of any Borrower or Guarantor to perform its obligations under, this Agreement or any other Loan Document or (b) have a Material Adverse Effect.

     Section 5.10. Taxes. All tax returns which, to the best knowledge of the Company, are required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid to the extent due, in each case except where the failure to do so would not cause a Material Adverse Effect. The Borrowers do not know of any material proposed additional tax assessment against them or the Restricted Subsidiaries for which adequate provision in accordance with GAAP has not been made in their respective financial statements. Adequate provisions in accordance with GAAP for taxes on the books of the Company, each other Borrower and each Restricted Subsidiary have been made for all open years, and for its current fiscal period.

     Section 5.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrowers or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrowers or Guarantors of this Agreement or any other Loan Document, other than the stockholders of Guarantors.

     Section 5.12. Affiliate Transactions. No Borrower nor any Restricted Subsidiary is a party to any contract or agreement with any of its Affiliates (other than contracts and agreements between and among the Borrowers and Restricted Subsidiaries) on terms and conditions which are less favorable to such Borrower or such Restricted Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other than any such contract or agreement which could not reasonably be expected to have a Material Adverse Effect.

     Section 5.13. Investment Company; Public Utility Holding Company. No Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.14. ERISA. Except to the extent heretofore disclosed in writing to the Lenders, each Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any material liability to the PBGC or a Plan (other than material liabilities arising in the future under a multiemployer plan as defined in Section 4001(c)(3) of ERISA which could not reasonably be expected to have a Material Adverse Effect) under Title IV of ERISA other than a material liability to the PBGC for premiums under Section 4007 of ERISA. As of the date hereof no Borrower nor any Restricted Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Article 6 of Title I of ERISA.

     Section 5.15. Compliance with Laws. Each Borrower and each Restricted Subsidiary is in compliance with the requirements of all federal, governmental (whether national, supra-national or otherwise), state, provincial and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), except for such non-compliance with the same which could not reasonably be expected to have any Material Adverse Effect. No Borrower nor any Restricted Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, governmental (whether national, supra-national or otherwise), state, provincial or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     Section 5.16. Other Agreements. No Borrower nor any Restricted Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrowers, any Restricted Subsidiary or any of their Properties, which default if uncured could reasonably be expected to have a Material Adverse Effect.

     Section 5.17. No Default. No Default or Event of Default has occurred and is continuing.

     Section 5.18. Solvency. Each Borrower is solvent, able to pay its debts as they become due, and has sufficient capital to carry on its business and all businesses in which it is about to engage.

SECTION 6. CONDITIONS PRECEDENT.

     The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Domestic Rate Loan) or of the Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

     Section 6.1. All Credit Utilizations. The obligation of the Lenders to provide any Borrower with any Credit Utilization (including the first such Credit Utilization) shall be subject to the conditions precedent that as of the time of each such Credit Utilization:

          (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date (in which case such representation and/or warranty shall be true and correct as of such earlier date);

          (b) the Borrowers and Guarantors shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Utilization;

          (c) after giving effect to such Credit Utilization, (a) the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations (when taken together with the aggregate amount of loans and letters of credit outstanding under the Canadian Facility) shall not exceed the Commitments then in effect, (b) the aggregate principal amount of the Revolving Loans made to any Borrower and of L/C Obligations in respect of Letters of Credit issued for such Borrower's account shall not exceed any applicable Sublimit, (c) the aggregate principal amount of Swing Loans outstanding to the Company shall not exceed the Swing Line Sublimit and (d) the aggregate outstanding amount of L/C Obligations shall not exceed the lesser of the Commitments or $125,000,000;

          (d) such Credit Utilization shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect (the Lenders acknowledging that as of the date hereof they know of none of such other than the restrictions of Regulation
     U);

          (e) in the case of the issuance of any Letter of Credit, the Applicable Issuer shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Applicable Issuer shall have received a written request therefor, in a form acceptable to the Applicable Issuer, with such Application or written request, in each case to be accompanied by the fees required by this Agreement;

          (f) in any case in which a Loan is to be made available to a Borrower to enable the acquisition of shares in a company incorporated in England and Wales, the applicable Borrower shall have complied with the provisions of Chapter VI of the Companies Act 1985 (or any statutory re-enactment of that Act) and obtained all such approvals and other matters as are required by that chapter to the satisfaction of the Agent; and

          (g) in any case in which a Loan is to be made available to a Canadian Borrower, neither the Agent nor any Lender shall have received any order or demand in respect of any one or more of the Canadian Borrowers under
     Section 224.1(1) of the Income Tax Act (Canada) or any similar federal or provincial statute.

Any request made by or on behalf of the Borrowers to the Agent or an Issuer for a Credit Utilization hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct.

     Section 6.2. Initial Credit Utilization.  Except as otherwise  contemplated
by  Section  6.3  hereof,   before  or  concurrently  with  the  initial  Credit
Utilization:

          (a) the Agent shall have received for each Lender this Agreement duly executed by the Borrower and the Lenders;

          (b) the Agent shall have received for each Lender such Lender's duly executed Notes of the Borrowers dated the date hereof and otherwise in compliance with the provisions hereof;

          (c) the Agent shall have received the Collateral Documents duly executed by the Borrowers and the Guarantors, together with (i) original stock certificates or other similar instruments or securities representing substantially all of the issued and outstanding shares of capital stock or other equity interests in the Restricted Subsidiaries as of the date hereof, (ii) stock powers for the Collateral consisting of the stock or other equity interest in each Restricted Subsidiary executed in blank and undated, (iii) UCC and PPSA financing statements to be filed against the Borrower and each Subsidiary, as debtor, in favor of the Agent, as secured party, (iv) patent, trademark, and copyright collateral agreements, to the extent requested by the Agent, and (v) deposit account, securities account, and commodity account control agreements to the extent requested by the Agent, in each case to the extent required by Section 4.1 hereof;

          (d) the Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Agent as mortgagee and loss payee;

          (e) the Agent shall have received for each Lender copies of each Borrower's and each Guarantor's articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

          (f) the Agent shall have received for each Lender copies of resolutions of each Borrower's and each Guarantor's Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Borrower's and each Guarantor's behalf, all certified in each instance by its Secretary or Assistant Secretary;

          (g) the Agent shall have received for each Lender copies of the certificates of good standing for each Borrower and each Guarantor (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state or other applicable governmental office in its incorporation or organization;

          (h) the Agent shall have received for each Lender a list of each Borrower's Authorized Representatives;

          (i) the Agent shall have received for itself and for the Lenders the initial fees called for by Section 3.2 hereof;

          (j) each Lender shall have received such evaluations and certifications as it may reasonably require (including a compliance certificate in the form attached hereto as Exhibit C containing compliance calculations of the financial covenants as of June 30, 2005) in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrowers and the Guarantors, and the lack of material contingent liabilities of the Borrowers and the Guarantors;

          (k) the Agent shall have received financing statement, tax, and judgment lien search results against the Property of each Borrower and each Guarantor evidencing the absence of Liens on its Property except as permitted by Section 7.11 hereof and searches (in form and substance satisfactory to the Agent) conducted at all relevant registries affecting the Borrowers, the Guarantors or their respective Property and all registrations reasonably required by the Agent in respect of the Liens created under the Collateral Documents shall have been completed;

          (l) the Company shall have terminated the Existing Credit Agreement in accordance with the terms thereof;

          (m) the Agent shall have received for each Lender the favorable written opinion of counsel to the Borrowers and each Guarantor, in form and substance satisfactory to the Agent, and legal opinions of foreign counsel and supporting documentation therefor with respect to, among other things, the liens on capital stock or other equity interests of Foreign Subsidiaries required by Section 4.1 hereof; and

          (n) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates, and opinions as the Agent may reasonably request.

     Section 6.3. Post-Closing Matters. Notwithstanding anything contained herein to the contrary, the Company shall use its best efforts to satisfy the conditions precedent set forth in Sections 6.2(c), (d), (e), (f), (g), (h), (k) and (l) with respect to the U.K. Subsidiaries and the Canadian Subsidiaries not later than 90 days following the date hereof. It being understood and agreed that unless and until the Agent determines in its sole discretion foregoing conditions have been satisfied, neither the U.K. Borrowers nor the Canadian Borrowers (or the Company on their behalf) shall be permitted to request Borrowings or Letters of Credit hereunder.

SECTION 7. COVENANTS.

     The Borrowers agree that, so long as any credit is available to or in use by or any amount is owing by the Borrowers hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

     Section 7.1. Maintenance of Business. The Borrowers will, and will cause each Restricted Subsidiary to, preserve and keep in force and effect its corporate existence and all leases, licenses and permits necessary to the proper conduct of its and their respective businesses except with respect to any Restricted Subsidiary to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, provided that the foregoing shall not preclude the termination or discontinuance of any of such in connection with a sale or other disposition of substantially all of the assets of the Restricted Subsidiary in question or the merger or dissolution of same in each instance to the extent permitted by Section 7.14 hereof.

     Section 7.2. Maintenance of Property. The Borrowers will maintain, preserve and keep their material plant, Properties and equipment used in the conduct of their respective businesses in good repair, working order and condition (ordinary wear and tear excepted), will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the overall efficiency thereof shall be preserved and maintained in all material respects, and will cause each Restricted Subsidiary so to do in respect of its material plant, Properties and equipment.

     Section 7.3. Taxes and Assessments. The Borrowers will duly pay and discharge, and will cause each Restricted Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Borrowers or any Restricted Subsidiary or against their respective Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 7.4. Insurance. The Borrowers will insure and keep insured, and will cause each Restricted Subsidiary to insure and keep insured, with insurance companies reasonably believed by them to be good and responsible, all insurable Property owned by them which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties, and the Borrowers will insure, and cause each Restricted Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with insurance companies reasonably believed by them to be good and responsible as and to the extent usually insured by Persons similarly situated and conducting similar businesses, it being agreed that the foregoing shall not preclude the Borrowers and the Restricted Subsidiaries from directly or indirectly self insuring risks as and to the extent prudent and customary for companies similarly situated. The Borrowers shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Borrowers will upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 7.4.

     Section 7.5. Financial Reports and Rights of Inspection. The Borrowers shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting in accordance with GAAP and shall furnish to the Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Borrowers and their Restricted Subsidiaries as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Lenders:

          (a) as soon as available, and in any event within forty-five (45) days after the close of each quarterly accounting period of the Company a copy of the condensed consolidated and consolidating balance sheet of the Company and its subsidiaries as of the last day of such period and the condensed consolidated (and consolidating in the case of the statement of operations only) statements of operations for such period and for the fiscal year to date and statements of cash flows and shareholder's equity of the Company and its subsidiaries for the fiscal year to date, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year, in the case of the condensed consolidated financial statements only, prepared by the Company in accordance with GAAP (subject to year end audit adjustments which are not expected to be material and to the absence of footnotes); provided, however, that (i) consolidated financial statements need not be submitted for the last quarterly accounting period in each fiscal year and
     (ii) the consolidating balance sheet and consolidating statement of operations called for by this Section 7.5(b) for the last quarterly accounting period in each fiscal year may be submitted concurrently with the submittal of the audited financial statements for such fiscal year called for by Section 7.5(c) hereof;

          (b) as soon as available, and in any event within ninety (90) days after the close of each annual accounting period of the Company, a copy of the consolidated balance sheet of the Company and its subsidiaries as of the last day of the period then ended and the consolidated statements of operations, cash flows and shareholder's equity of the Company and its subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion, in accordance with generally accepted auditing standards, of Ernst & Young LLP or another independent registered public accounting firm of national standing, selected by the Company and reasonably satisfactory to the Required Lenders;

          (c) within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of existence thereof;

          (d) as soon as available, and in any event within forty-five (45) days after the close of each quarterly accounting period of the Company, an accounts receivable and accounts payable aging, together with a backlog or work-in-progress report and claims report (detailing individual claims for which the amount recorded on books of the Company is in excess of $5,000,000), each in reasonable detail prepared by the Company;

          (e) promptly after receipt of final copies thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Borrower's or any Restricted Subsidiary's operations and financial affairs given to it by its independent public accountants;

          (f) as soon as available, and in any event within ninety (90) days following the end of each fiscal year of the Company, a copy of the Company's consolidated and consolidating operating budget for the following fiscal year, such operating budget to show the Company's projected consolidated and consolidating revenues, expenses and net income and to be in reasonable detail prepared by the Company and in form reasonably satisfactory to the Agent; and

          (g) promptly after knowledge thereof shall have come to the attention of the chief executive or chief financial officer of any Borrower, written notice of (i) any pending litigation or governmental proceeding or labor controversy against any Borrower or Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect or (ii) any threatened litigation, governmental proceeding or labor controversy against any Borrower or Restricted Subsidiary which the Company or such Borrower or Restricted Subsidiary in good faith believes could reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) of this Section 7.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit C signed by an Authorized Representative of the Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate submitted as of the last day of a calendar quarter shall also set forth the calculations supporting such statements in respect of Sections 7.6, 7.7, 7.8, 7.9 and 7.13 of this Agreement as well as the calculation of the Applicable Margins.

     The Borrowers will, and will cause each Restricted Subsidiary to, permit the Agent, the Lenders and their duly authorized representatives to visit and inspect any of the Properties of the Borrowers and Restricted Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrowers authorize such accountants to discuss with the Lenders (and such Persons as any Lender may designate, subject to reasonable arrangements for confidentiality) the finances and affairs of the Borrowers and the Restricted Subsidiaries) all upon reasonable notice at such reasonable times and as often as may be reasonably requested.

     Section 7.6. Minimum Net Worth. The Company will at all times maintain Net Worth of not less than the Minimum Required Amount. For purposes of this Section 7.6, the term "Minimum Required Amount" shall mean, as of any time, the sum of
(i) $400,000,000 plus (ii) 50% of Net Income for each fiscal quarter of the Company (if Net Income for such fiscal quarter is positive) ending on or after December 31, 2005.

     Section 7.7. Leverage Ratio. The Company will as of the last day of each calendar quarter maintain the Leverage Ratio of not more than 3.25 to 1.

     Section 7.8. Interest Coverage Ratio. The Company will as of the last day of each calendar quarter maintain the Interest Coverage Ratio of not less than
2.5 to 1.

     Section 7.9. Reserved.

     Section 7.10. Indebtedness for Borrowed Money. The Borrowers shall not, nor shall they permit any of the Restricted Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

          (a) the Obligations and Hedging Liability;

          (b) long-term secured indebtedness of the Borrowers in an aggregate principal amount not to exceed an amount equal to $200,000,000 (less the aggregate principal amount of all Commitment Amount Increases pursuant to
     Section 1.10 hereof at any one time outstanding) on terms and conditions reasonably satisfactory to the Required Lenders including without limitation that the holders of such indebtedness have entered into an intercreditor agreement with the Agent in form and substance reasonably satisfactory to the Required Lenders;

          (c) the obligations listed and described on Schedule 7.10 attached hereto and guarantees specifically permitted by Section 7.12 hereof;

          (d) (i) indebtedness of the Canadian Subsidiaries arising under the Canadian Facility and guaranties thereof by the Company and other Restricted Subsidiaries and (ii) unless and until the initial credit utilization under the Canadian Facility, indebtedness of the Canadian Subsidiaries aggregating not more than $10,000,000 at any one time outstanding and guarantees of up to $5,000,000 thereof by the Company and Restricted Subsidiaries;

          (e) Indebtedness of the Company to Restricted Subsidiaries, of Restricted Subsidiaries to the Company and of Restricted Subsidiaries to
     Restricted Subsidiaries provided that (i) the aggregate amount of such indebtedness of EMCOR U.K. Limited and its Restricted Subsidiaries shall be limited to $50,000,000 at any one time outstanding, (ii) the aggregate amount of such indebtedness of the Canadian Subsidiaries and its Restricted Subsidiaries shall be limited to $50,000,000 at any one time outstanding and (iii) the aggregate amount of such indebtedness of Restricted Subsidiaries which Indebtedness for Borrowed Money is permitted solely by
     Section 7.10(k) hereof shall not exceed $10,000,000 at any one time outstanding;

          (f) obligations consisting of deferred payment obligations of the Company and any of the Restricted Subsidiaries for insurance premiums or incurred by Company or any of its Restricted Subsidiaries in respect of funds borrowed for the payment of such premiums in either case in the ordinary course of business and consistent with past practices;

          (g) guarantees of Indebtedness for Borrowed Money, or Performance Guarantees given by, of Foreign Subsidiaries and Nesma EMCOR Company Ltd. and guarantees of or incurrence of liability for letters of credit supporting Indebtedness for Borrowed Money of Persons in which the Company and the Restricted Subsidiaries are permitted to invest pursuant to subsections (n) and (o) of Section 7.12; provided that the aggregate amount of Indebtedness for Borrowed Money and of Performance Guarantees so permitted to be incurred, guaranteed or supported pursuant to the provisions of this subsection (g) shall not exceed $25,000,000 at any one time outstanding less the amount invested pursuant to Section 7.12(q) hereof;

          (h) Indebtedness for Borrowed Money in addition to that otherwise permitted hereunder; provided that at the time of incurrence of such indebtedness and after giving effect thereto the aggregate principal amount of Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries incurred during the twelve-month period ended on the date of the incurrence in question and permitted solely by this Section 7.10(h) does not exceed 2.0% of the arithmetic average of the unrealized revenue from contracts in progress of the Company and its Restricted Subsidiaries (computed in accord with the past practice of the Company) as of the last day of each of the four calendar quarters most recently ended prior to the date of the computation in question;

          (i) liabilities in respect of letters of credit not otherwise permitted by this Section 7.10 if payment of such letters of credit is fully supported by a Letter of Credit;

          (j)  indebtedness  under  Interest Rate  Protection  and Other Hedging
     Agreements entered into to hedge a risk of the Company and/or its Restricted Subsidiaries and not for speculation;

          (k) indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets of such Person and not incurred in contemplation of such Person being acquired or becoming a Restricted Subsidiary or such assets being acquired provided the aggregate amount of such indebtedness permitted pursuant to this Section 7.10(k) shall not exceed $20,000,000 at any one time outstanding;

          (l) any renewals, extensions or replacements of Indebtedness for Borrowed Money permitted under this Section 7.10 in an aggregate amount not in excess of the Indebtedness for Borrowed Money being renewed, extended or replaced;

          (m) Indebtedness for Borrowed Money of District Chilled General Partnership, provided that the aggregate principal amount of such indebtedness permitted under this Section 7.10(m) shall not exceed $75,000,000 at any one time outstanding; and

          (n) obligations arising out of agreements with respect to the issuance of credit cards or debit cards to employees of the Company or any Restricted Subsidiary for use in connection with the business and affairs of such entities.

          (o) obligations arising out of agreements with respect to the execution or processing of electronic transfer of funds by automatic clearing house transfer, wire transfer, or otherwise to or from any deposit account of the Company or any Restricted Subsidiary, the acceptance for deposit or the honoring for payment of any check, draft, or other item with respect to any such deposit accounts, and other deposit disbursement, and cash management services afforded to the Company and/or any Restricted Subsidiary.

     Section 7.11. Liens. The Borrowers shall not, nor shall they permit the Restricted Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrowers or any Restricted Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with the foregoing or in connection with tenders, contracts or leases to which the Borrowers or any of their Restricted Subsidiaries are a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

          (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrowers and their Restricted Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $15,000,000 at any one time outstanding;

          (d) the Liens granted in favor of the Agent for the benefit of the Lenders pursuant to the Collateral Documents;

          (e)  Liens  on  Property  of  the  Borrowers  or  of  any   Restricted
     Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 7.10(h) hereof representing or incurred to finance, refinance or refund the purchase price of such Property or representing the interest of the lessor under a Capital Lease, provided that no such Lien shall extend to or cover other Property of the Borrowers or any Restricted Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

          (f) Liens on the stock and assets of the Canadian Subsidiaries securing the indebtedness permitted by Section 7.10(e) hereof and liens on assets of the Company and other Restricted Subsidiaries securing the Canadian Facility;

          (g) Liens in favor of bonding companies and their affiliates to the extent described in clause (i) of the second proviso of Section 4.1 hereof;

          (h) rights of subrogation and similar rights of issuers of surety bonds and unperfected lien rights of such issuers to assets associated with projects which they have bonded;

          (i) restrictions on the disbursement or withdrawal of funds deposited by Restricted Subsidiaries in bank accounts maintained by them in the ordinary course of business consistent with past practice which are maintained in connection with specific construction projects or contracts from which payments and disbursements with respect to such contracts or projects are to be made;

          (j) Liens on insurance policies arising in connection with the deferred payment of premiums or the financing thereof in the ordinary course of business;

          (k) Liens consisting of cash collateral deposits made in connection with the insurance programs of the Company and its Restricted Subsidiaries and liens on up to (pound)135,000 of cash collateral securing reimbursement obligations owing to Barclays Bank in connection with demand performance bonds which it has issued and rights of a depository bank to offset balances in any account maintained with it by a Subsidiary incorporated under the laws of United Kingdom against debit balances in any other account maintained with it by such Subsidiary or any other U.K. Subsidiary (it being acknowledged by the Lenders that such rights of offset shall be superior to any rights they may have in and to such accounts or the balances as are from time to time standing on deposit therein);

          (l) Liens existing on any property of a corporation at the time such corporation becomes a Restricted Subsidiary which Liens were not created, incurred or assumed in contemplation thereof, provided that no such Liens shall extend to or cover any other property of the Company or any Restricted Subsidiary;

          (m) the Liens listed and described on Schedule 7.11 attached hereto;

          (n) any extension, renewal or replacement (or successive extensions, renewals or replacements) of Liens permitted by this Section 7.11 without any increase in the amount of indebtedness secured thereby or in the assets subject to such Liens;

          (o) pari passu Liens on the Collateral created solely for the purpose of securing indebtedness permitted by Section 7.10(b) hereof; and

          (p) liens on deposits provided in connection with long-term maintenance contracts of facilities Borrowers and Restricted Subsidiaries located in the United Kingdom relating to United Kingdom private finance initiatives.

     Section 7.12. Investments, Acquisitions, Loans, Advances and Guarantees. The Borrowers shall not, nor shall they permit any of the Restricted Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for relocation and travel advances and other loans made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person (other than of the Company or any Restricted Subsidiary), or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

          (b) investments in commercial paper maturing within 270 days of the date of issuance thereof which has been accorded one of the two highest ratings available from the Standard & Poor's Ratings Group of McGraw Hill Companies, Moody's Investors Service, Inc. or any other nationally recognized credit rating agency of similar standing providing similar ratings;

          (c) investments in money market funds which in turn invest primarily in investments of the types described in clauses (a), b and (d) of this
     Section 7.12;

          (d) investments in certificates of deposit issued by any commercial bank organized under the laws of Canada or the United States or (as to investments of EMCOR U.K. Limited and its Subsidiaries) the United Kingdom in each case having capital, surplus and undivided profits of not less than $500,000,000 or by any Lender in each case maturing within one year from the date of issuance thereof or in Eurodollar time deposits maturing not more than one year from the date of acquisition thereof placed with any Lender or other such commercial bank (to the extent investments in certificates of deposit issued by such other bank are permitted by this subsection) or in banker's acceptances endorsed by any Lender or other such commercial bank (to the extent investments in certificates of deposit issued by such other bank are permitted by this subsection) and maturing within nine months of the date of acceptance;

          (e) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

          (f) the investments, loans, advances and guarantees listed and described on Schedule 7.12 attached hereto;

          (g) the  Guarantees  and  guarantees  referred to in and  permitted by
     Section 7.10 hereof;

          (h) (i) an amount equal to all investments of the Company and Restricted Subsidiaries as of the date hereof in, and present loans and advances by the Company and Restricted Subsidiaries to, Unrestricted Subsidiaries and (ii) future investments in, and loans and advances, (including subordinated loans) to, Unrestricted Subsidiaries for asset preservation and to preserve existing operations aggregating not more than $1,500,000 at any one time outstanding;

          (i) Loans and advances (including subordinated loans and advances) between the Company and its Restricted Subsidiaries if and to the extent that the corresponding indebtedness is permitted by Section 7.10 hereof; provided, however, that the aggregate principal amount of loans and advances by the Company and its Restricted Subsidiaries to Restricted Subsidiaries which are not Guarantors shall not exceed $25,000,000 in the aggregate at any one time outstanding;

          (j) Permitted Acquisitions and investments in Strategic Ventures organized within and conducting more than fifty percent of their business in the United States of America ("Domestic Strategic Ventures"), so long as
     (i) no Default or Event of Default exists or would exist after giving effect to the Permitted Acquisition or investment in question, (ii) the total amount expended by the Company and its Restricted Subsidiaries for any such Permitted Acquisition or investment does not exceed $100,000,000 unless the Required Lenders otherwise agree in writing, (iii) the aggregate amount of all investments by the Company and its Restricted Subsidiaries in Domestic Strategic Ventures which do not constitute Restricted Subsidiaries that are also Guarantors shall not exceed $100,000,000 made during the term of this Agreement unless the Required Lenders otherwise agree in writing, and (iv) the total amount expended by the Company and its Restricted Subsidiaries on account of all such Permitted Acquisitions and investments shall not exceed $300,000,000 during the term of this Agreement unless the Required Lenders otherwise agree in writing (provided, that this limitation shall not apply to any single acquisition unrelated to any other acquisition or series of acquisitions, the total amount expended for which does not exceed $25,000,000); provided that (i) the portion of the consideration for any acquisition which is payable in capital stock of the Company shall be excluded from the foregoing calculations, (ii) indebtedness of the Persons acquired which indebtedness exists at the time of acquisition shall not be treated as an amount expended by the Company or a Restricted Subsidiary in connection with the acquisition unless such indebtedness was incurred in contemplation of the acquisition and (iii) payments made by the Company or a Restricted Subsidiary on account of an acquisition paid subsequent to the consummation of the acquisition in question and where the payment in question is contingent upon the earnings, profits, net cash flow or other measure of profitability or success of the Person acquired shall be treated as amounts expended by the Company or a Restricted Subsidiary on account of such acquisition only when paid or when the amount to be paid has become fixed and determined, whichever first occurs, and such amounts shall count against the limitations on the amount which the Company and its Restricted Subsidiaries may subsequently expend on account of acquisitions and investments in Domestic Strategic Ventures for purposes of this Section 7.12(j) but shall not otherwise be deemed to constitute a breach of this Section 7.12(j) in the event that such amounts, together with amounts theretofore expended on account of acquisitions and investments, would exceed the dollar limits set forth herein; provided further that nothing in this Section 7.12(j) shall supersede the restrictions of 7.12(i) or 7.12(p) hereof with respect to loans and advances to and investments in Restricted Subsidiaries which are not Guarantors;

          (k) acquisitions of assets (including stock, notes and other evidences of indebtedness) and subordinations of claims as a part of good faith collection efforts on doubtful accounts;

          (l) Performance Guarantees;

          (m) notes and other deferred payment obligations (other than general partnership and similar interests) acquired by the Company or any Restricted Subsidiary in connection with the sale or other disposition of assets permitted hereby;

          (n) investments of the Company or any Restricted Subsidiary made in the ordinary course of business in connection with joint ventures, Persons or other similar pooling of efforts in respect to a specific project or series of related specific projects for a limited or fixed duration and formed to conduct business of the type in which the Company or such Restricted Subsidiary is presently engaged and guarantees of obligations of, and incurrence of liabilities in respect of letters of credit for, such joint ventures or Persons;

          (o) investments or acquisitions of interests in Strategic Ventures organized outside of the United States of America and conducting more than 50% of their business outside of the United States ("Foreign Strategic Ventures"), provided that the aggregate amount so invested or expended subsequent to the date hereof in connection with any given Foreign Strategic Venture shall not exceed $20,000,000 unless the Required Lenders otherwise agree in writing;

          (p) the present investment of the Company and Restricted Subsidiaries in Restricted Subsidiaries, the present and future investment of Restricted Subsidiaries in the Company and future investments by the Company and Restricted Subsidiaries in Restricted Subsidiaries or in a Restricted
     Subsidiary formed as a captive insurer or surety company; provided, however, that the aggregate amount of investments by the Company and its Restricted Subsidiaries in Restricted Subsidiaries which are not Guarantors shall not exceed $25,000,000 at any one time outstanding;

          (q) investments in Foreign Subsidiaries, provided that the aggregate amount so invested or expended subsequent to the date hereof shall not exceed $25,000,000 at any one time outstanding less the amount of Indebtedness for Borrowed Money guaranteed pursuant to Section 7.10(g) hereof;

          (r) guarantees by any Person outstanding at the time such Person becomes a Restricted Subsidiary or in connection with the acquisition of assets of such Person and outstanding at the time such Person becomes a Restricted Subsidiary and not in either case incurred in contemplation of such Person being acquired or becoming a Restricted Subsidiary or such assets being acquired; provided that the aggregate amount of indebtedness guaranteed by such Person pursuant to guarantees permitted solely by this
     Section 7.12(r) when aggregated with the amount of indebtedness permitted solely by Section 7.10(k) hereof shall not exceed $20,000,000 at any one time outstanding;

          (s) contingent obligations arising from the issuance of performance guarantees, assurances, indemnities, bonds, letters of credit, or similar agreements in the ordinary course of business in respect of the contracts (other than contracts for Indebtedness for Borrowed Money) of Nesma EMCOR Company Ltd. for the benefit of surety companies or for the benefit of others to induce such others to forgo the issuance of a surety bond in their favor;

          (t) Third Party Performance Guarantees existing on the date of the Monumental Acquisition;

          (u) Guarantees by the Company and/or its Restricted Subsidiaries of the Indebtedness for Borrowed Money permitted by Section 7.10(m) hereof in an aggregate principal amount not in excess of $75,000,000 at any one time outstanding; provided, however, that to the extent the Company and/or any Restricted Subsidiary is solely liable (rather than jointly and severally liable together with the other partners (and/or their respective Affiliates) in District) as guarantor of any of such Indebtedness for Borrowed Money, the amount of such Indebtedness for Borrowed Money for which the Company and/or such Restricted Subsidiary is solely liable shall not in any event exceed two thirds of that portion of Indebtedness for Borrowed Money of District which is solely guaranteed by the other partners (and/or their respective Affiliates) in District;

          (v) loans and advances made by the Company or any Restricted Subsidiary to vendors, suppliers and contractors in the ordinary course of its business in an aggregate amount not in excess of $5,000,000 at any one time outstanding;

          (w) lease, utility and other similar deposits arising in the ordinary course of the Company's or any Restricted Subsidiary's business;

          (x) investments not otherwise permitted by this Section 7.12 in an aggregate amount not in excess of $25,000,000 at any one time outstanding; and

          (y) additional investments in District in an amount not in excess of $4,000,000.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.12, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

     Section 7.13. Capital and Certain other Restricted Expenditures. The Borrowers will not, nor will they permit any Restricted Subsidiary to, make, or (without duplication) become obligated to make, any Capital Expenditure (other than Capital Expenditures which constitute Permitted Acquisitions and investments permitted by Section 7.12(j), (n) or (o) hereof) or apply for a letter of credit (whether hereunder or otherwise) supporting an obligation of any Strategic Venture described in Section 7.12(o) or guarantee any Indebtedness for Borrowed Money of any such Strategic Venture, if after giving effect thereto the aggregate amount expended (other than in the form of capital stock of the Company) for such purposes during the twelve-month period ending on the date of the expenditure in question when taken together with the face amount of such letters of credit issued during such period and such indebtedness so guaranteed incurred during such period, would exceed the sum of (i) 2.00% of the arithmetic average of the unrealized revenue from contracts in progress of the Company and its Restricted Subsidiaries (computed in accord with the past practice of the Company) as of the last day of each of the four calendar quarters most recently completed prior to the computation in question, (ii) the net cash proceeds received by the Company and the Restricted Subsidiaries during the same period from sales of assets (including stock of Restricted Subsidiaries permitted by Sections 7.14 and/or 7.15 hereof but excluding sales of inventory in the ordinary course of business) and (iii) the maximum amount of dividends which the Company could pay under Section 7.16 as of the date of the expenditure or application in question.

     Section 7.14. Mergers, Consolidations and Sales. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, be a party to any merger, consolidation or dissolution, or sell, transfer, lease or otherwise dispose of all or any substantial part of the Property of the Company and the Restricted Subsidiaries, taken as a whole, including any disposition of Property as part of a sale and leaseback transaction (unless such transaction would be permitted had it been structured as a purchase money mortgage or Capital Lease and is treated as such for purposes of this Agreement), or in any event sell or discount (with or without recourse) any of its notes or accounts receivable (other than sales of accounts receivable by the Company and its Restricted Subsidiaries to any Restricted Subsidiary, sale and leaseback transactions between the Company or any of its Restricted Subsidiaries and any Restricted Subsidiary and sales or discounts of doubtful accounts or notes taken in satisfaction of same);
provided, however, that this Section 7.14 shall not apply to nor operate to prevent the Borrowers or any of the Restricted Subsidiaries from selling their inventory in the ordinary course of its business or from selling equipment which is obsolete, worn out, or no longer needed for the operation of the business of the Company and the Restricted Subsidiaries or which is promptly replaced with equipment of at least equal utility nor shall the foregoing prohibit (i) mergers of Restricted Subsidiaries with and into the Company and sales by Restricted Subsidiaries of all or substantially all of their assets to the Company, (ii) mergers of Restricted Subsidiaries with each other and sales of all or substantially all of the assets of a Restricted Subsidiary to another Restricted Subsidiary provided in each case that if either of the two Restricted
Subsidiaries in question is a Guarantor, the survivor of the transaction in question remains a Guarantor and all such actions are taken as the Agent requires to preserve its Liens on the Collateral, (iii) the dissolution or liquidation of any Restricted Subsidiary whose activities are no longer, in the opinion of the Chief Executive Officer or the Board of Directors of the Company, necessary for the operation of the business of the Company and its Restricted Subsidiaries taken as a whole, provided always that no Default or Event of Default has occurred and is continuing or will result therefrom and if the Restricted Subsidiary to be dissolved or liquidated is a Guarantor, all of its assets remaining after the dissolution or liquidation in question are transferred to another Guarantor and all such actions, if any, are taken as the Agent may reasonably require in order to insure that it has a Lien on the assets so transferred of the priority required by Section 4.1 hereof. The term "substantial" as used herein shall mean the sale, transfer, lease or other disposition of assets of the Company or the Restricted Subsidiaries, whether in one or a series of transactions having a value when aggregated with the value of assets of all other such sales, transfers, leases or other dispositions during the period from and including the date hereof to and including the date of such sale, transfer, lease or other disposition, would exceed 10% of the book value of assets of the Company and the Restricted Subsidiaries as of such date. The Agent shall release its Lien on any Property sold pursuant to the foregoing provisions if no Default or Event of Default has occurred and is continuing or would result therefrom.

     Section 7.15. Maintenance of Restricted Subsidiaries. The Borrowers shall not assign, sell or transfer, or permit any Restricted Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary); provided that the foregoing shall not operate to prevent (i) the issuance, sale and transfer to any person of any shares of capital stock of a Restricted Subsidiary (a) for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary or (b) solely for the purpose of permitting such Subsidiary to carry on a licensed business or (ii) the sale of all or a minority interest in the capital stock of a Restricted Subsidiary if but only if (a) no Default or Event of Default has occurred and is continuing or will result from the sale of same, (b) the sale of such capital stock is not a sale of a substantial part of the assets of the Company and the Restricted Subsidiaries taken as a whole (as the term "substantial" is defined in Section
7.14 hereof), (c) the Chief Executive Officer or the Board of Directors of the Company has determined that the continued ownership of the Restricted Subsidiary (or the minority interest therein to be disposed of) in question is no longer appropriate in light of the then needs and strategic objectives of the Company and its Restricted Subsidiaries taken as a whole and (d) in the case of the sale of all the Capital Stock of a Restricted Subsidiary all indebtedness of such Restricted Subsidiary to the Company or any other Restricted Subsidiary is paid in full, and all guarantees or other support undertakings provided by the Company or other Restricted Subsidiaries in respect of such disposed Restricted Subsidiary are discharged, concurrently with the sale in question, provided that then existing Performance Guarantees or guaranties in respect of surety bonds with respect to such a Restricted Subsidiary need not be so discharged as to jobs which commenced prior to the completion of such sale. Concurrently with the sale of all of the capital stock of a Restricted Subsidiary permitted hereby, the Agent is authorized and directed to release any Guarantee provided by such Restricted Subsidiary and any Lien on the stock or assets of such Restricted
Subsidiary and such entity shall no longer constitute a Restricted Subsidiary hereunder. Except as set forth in the Side Letter, the Borrowers shall not permit any Restricted Subsidiary to enter into any contract or agreement after the date hereof prohibiting or restricting such Restricted Subsidiary from paying dividends or making loans and advances to the Company except in the case of a Restricted Subsidiary formed or acquired to be a captive insurer or a captive surety.

     Section 7.16. Dividends and Certain Other Restricted Payments. The Company will not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (except for dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock or any options or warrants therefor except out of the net proceeds of a substantially concurrent issuance and sale of capital stock or options or warrants therefor (collectively, "Restricted Payments") if after giving effect thereto (i) the aggregate amount expended for all such purposes subsequent to the date hereof would exceed the difference between (x) $50,000,000 plus (but not minus in the case of a deficit) 50% of Net Income for the period (taken as a single accounting period) from the date hereof to the last day of the calendar quarter most recently completed prior to the Restricted Payment in question and
(y) any portion of the amount computed pursuant to clause (x) hereof which was used to justify a transaction under Section 7.13 pursuant to clause (iii) thereof and (ii) no Default or Event of Default shall have occurred and be continuing.

     Section 7.17. ERISA. The Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of their Properties. The Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly notify the Agent and each Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to any employee benefit plan subject to Title IV of ERISA (other than a multiemployer plan) sponsored or contributed to by either of the Borrowers or any member of the Controlled Group (a "Plan") with respect to which the PBGC has neither waived the 30 day reporting requirement nor issued a public announcement that the penalty applicable to a failure to report will not apply, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate any Plan or withdraw from any multiemployer plan if such termination or withdrawal could reasonably be expected to have a Material Adverse Effect, and (iv) the occurrence of any other event with respect to any Plan which would result in the incurrence by the Borrowers or any of their Restricted Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrowers or any of the Restricted Subsidiaries with respect to any post-retirement Welfare Plan benefit which could reasonably be expected to have a Material Adverse Effect.

     Section 7.18. Compliance with Laws. The Company shall, and shall cause each of its Restricted Subsidiaries to, comply in all respects with the requirements of all foreign (whether national, supra-national or otherwise), federal, state, provincial, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a Material Adverse Effect or could result in a Lien upon any of their Property material to the Company and the Restricted Subsidiaries taken as a whole.

     Section 7.19. Burdensome Contracts With Affiliates. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with or among Restricted Subsidiaries and the Company) on terms and conditions which are less favorable to the Company or any such Restricted Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 7.20. No Changes in Fiscal Year. The Company shall not change its fiscal year from its present basis without the prior written consent of the Required Lenders.

     Section 7.21. Formation of Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, form or acquire any Subsidiary except in connection with acquisitions permitted by Section 7.12 hereof and the formation of new subsidiaries if in any such case and in either such instance the newly formed or acquired Subsidiary shall, if the Required Lenders so request and to the extent required by this Agreement, execute and deliver a Guarantee and grant Liens on its assets of the priority required by Section 4.1 hereof (and provide the Agent with such documentation therefore and such supporting documentation, including opinions of counsel, as it may reasonably request). Each Subsidiary acquired or formed pursuant hereto shall constitute a Restricted Subsidiary unless the Required Lenders otherwise agree in writing.

     Section 7.22. Change in the Nature of Business. The Company shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Company and the Restricted Subsidiaries would be changed in any material respect from the general nature of the business engaged in by the Company and the Restricted Subsidiaries on the date of this Agreement.

     Section 7.23. Use of Proceeds. The Borrowers shall use the proceeds of the initial Credit Utilization hereunder to the extent necessary to repay all indebtedness, obligations (other than L/C Obligations) and liabilities outstanding under the Existing Agreement and all Credit Utilizations thereafter for the purposes set forth in, or otherwise permitted by, Section 5.4 hereof.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

          (a) default in the payment when due of all or any part of the principal of the Revolving Credit Notes (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation and any such default continues for 1 Business Day after notice thereof from the Agent to the Company;

          (b) default in the payment when due of all or part of the interest on any Revolving Credit Note (whether the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable hereunder or under any other Loan Document and any such default continues for 5 Business Days after notice thereof from the Agent to the Company;

          (c) default in the observance or performance of any covenant set forth in Sections 7.6, 7.7, 7.8, 7.13, 7.14, 7.15, or 7.16 hereof or of any provision in any Loan Document dealing with the maintenance of insurance on the Collateral;

          (d) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof to the Company by the Agent;

          (e) any representation or warranty made herein or in any of the other Loan Document or in any certificate furnished to the Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making thereof;

          (f) any event occurs or condition exists (other than those described in subsections (a) through (e) above) which is specified as an event of default under any of the other Loan Documents and any period of grace applicable thereto shall have elapsed, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected Lien in favor of the Agent in any material amount of Collateral purported to be covered thereby of the priority required by Section 4.1 hereof;

          (g) default shall occur under any evidence of Indebtedness for Borrowed Money aggregating in excess of $10,000,000 issued, assumed or guaranteed by any of the Borrowers or any Restricted Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated) without being waived or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

          (h) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 (provided, that in determining such $500,000 amount there shall be deducted therefrom the amount which is covered by insurance from any insurer which has acknowledged its liability thereon) shall be entered or filed against the Borrowers or any of the Material Restricted Subsidiaries or against any of the Property or assets of any of them and remains undischarged, unvacated, unbonded or unstayed for a period of thirty days;

          (i) any party  obligated on any  Guarantee  shall  purport to disavow,
     revoke,  discontinue,   repudiate  or  terminate  such  Guarantee  or  such
     Guarantee shall otherwise cease to have force or effect;

          (j) any Change of Control occurs;

          (k) any Borrower or Material Restricted Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, the Canadian Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) not pay, admit in writing its inability to pay, or be deemed under applicable law not to be able to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, receiver-manager, receiver and manager, interim receiver, administrative receiver, administrator, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, or the Canadian Bankruptcy Code, as amended to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(l) hereof; or

          (l) a custodian, receiver, receiver-manager, receiver and manager, interim receiver, administrative receiver, administrator, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or Material Restricted Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 8.1(k)(v) shall be instituted against any Borrower or Material Restricted Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty days.

     Section 8.2. Non-Bankruptcy Defaults. When any Event of Default described in subsections 8.1(a) to 8.1(j), both inclusive, has occurred and is continuing, the Agent shall, upon request of the Required Lenders by notice to the Company, take any or all of the following actions:

     (a) terminate the obligation of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice; and

     (b) declare the principal of and the accrued interest on the Revolving Credit Notes to be forthwith due and payable and thereupon the Revolving Credit Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

     Without limiting the generality of the foregoing, the Agent, upon request of the Required Lenders, shall be entitled to realize upon and enforce all of its rights and remedies under the Collateral Documents and proceed by any other action, suit, remedy or proceeding as authorized or permitted by this Agreement, the Collateral Documents or at law or in equity.

     Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsection 8.1(k) or 8.1(l) has occurred and is continuing, then the unpaid balance of the Revolving Credit Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. Without limiting the generality of the foregoing, the Agent, upon request of the Required Lenders, shall be entitled to realize upon and enforce all of its rights and remedies under the Collateral Documents and proceed by any other action, suit, remedy or proceeding and authorized or permitted by this Agreement, the Collateral Documents or at law or in equity.

     Section 8.4. Collateral for Undrawn Letters of Credit.

          (a) If and when(x) any Event of Default, other than an Event of Default described in subsections (k) or (l) of Section 8.1, has occurred and is continuing, the Borrowers shall, upon demand of the Agent, and (y) any Event of Default described in subsections (k) or (l) of Section 8.1 has occurred or (z) any Letter of Credit is outstanding on the Termination Date (whether or not any Event of Default has occurred), the Borrowers shall, without notice or demand from the Agent, either (i) immediately pay to the Agent the full amount of each Letter of Credit to be held by the Agent as provided in subsection (b) below or (ii) provide a back-up letter of credit for the benefit of the Agent in a stated amount equal to the full amount of all Letters of Credit then outstanding which letter of credit shall give the Agent the unconditional right to make drawings thereunder upon receipt of a drawing request under any Letter of Credit and otherwise be in form and substance satisfactory to the Agent and issued by an issuer satisfactory to the Agent in its sole discretion, the Borrowers agreeing to immediately make each such payment or provide such back-up letter of credit and acknowledging and agreeing the Agent would not have an adequate remedy at law for failure of the Borrowers to honor any such demand and that the Agent shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit.

          (b) All amounts prepaid pursuant to subsection (a) above or paid over to the Agent pursuant to Section 3.5(b) hereof shall be held by the Agent in one or more separate collateral accounts (each such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) (i) with respect to amounts prepaid pursuant to subsection (a) above, to the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations or (ii) with respect to amounts paid over to the Agent pursuant to Section 3.5(b) hereof, as set forth in
     Section 3.5(b), as applicable. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent, the Lenders and the Applicable Issuer. If and when requested by the Borrower, the Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from any Borrower to the Applicable Issuer, the Agent or the Lenders; provided, however, that if (i) the Borrowers shall have made payment of all such obligations referred to in subsection (a) above or Section 3.5(b), as applicable, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) with respect to amounts prepaid pursuant to subsection (a) above only, no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder (other than unasserted indemnity obligations which survive the termination hereof), then the Agent shall release to the Company any remaining amounts held in the Collateral Account.

SECTION 9. DEFINITIONS INTERPRETATIONS.

     Section 9.1. Definitions. The following terms when used herein have the following meanings:

     "Acquired Business" means the entity or assets acquired by a Borrower or Restricted Subsidiary in an Acquisition, whether before or after the date hereof.

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that a Borrower or Restricted Subsidiary is the surviving entity.

     "Additional Lender" is defined in Section 1.11 hereof.

     "Adjusted EBIT" means, with reference to any period, EBIT for such period calculated on a pro forma basis in good faith by the Company and established to the reasonable satisfaction of the Agent as if each Acquisition which occurred during such period had taken place on the first day of such period (including adjustments for non-recurring expenses and income reasonably determined by the Company in good faith and established to the reasonable satisfaction of the Agent).

     "Adjusted EBITDA" means, with reference to any period, EBITDA for such period calculated on a pro forma basis in good faith by the Company and established to the reasonable satisfaction of the Agent as if each Acquisition which occurred during such period had taken place on the first day of such period (including adjustments for non-recurring expenses and income reasonably determined by the Company in good faith and established to the reasonable satisfaction of the Agent).

     "Adjusted LIBOR" means, for any Interest Period, a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR =                              LIBOR
                                  ___________________________________
                                  1 - Eurocurrency Reserve Percentage

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 41% or more of the securities having ordinary voting power for the election of directors or governing body of a corporation or 41% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agent" shall mean Harris N.A. and any successor thereto appointed pursuant to Section 10.1 hereof.

     "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

     "Alternative Currency" means Canadian dollars, pounds sterling, South African rand, Euro and any other currency (other than United States Dollars) approved as such in writing by all Lenders, in each case for so long as such currency is readily available to all the Lenders and is freely transferable and freely convertible to U.S. Dollars and the Dow Jones Telerate Service or Reuters Monitor Money Rates Service (or any successor to either) reports a LIBOR for such currency for interest periods of one, two, three and six calendar months; provided that if any Lender provides written notice to the Company (with a copy to the Agent) that any currency control or other exchange regulations are imposed in the country in which any such Alternative Currency is issued and that in the reasonable opinion of such Lender funding a Loan in such currency is impractical, then such currency shall cease to be an Alternative Currency hereunder until such time as all the Lenders reinstate such country's currency as an Alternative Currency.

     "Applicable Issuer" means the Issuer of Letters of Credit for the account of a particular Borrower or Borrowers or in a particular jurisdiction or jurisdictions.

     "Applicable Margin" shall mean the rate per annum specified below for the Leverage Ratio and type of Loan or fee for which the Applicable Margin is being determined:

                       LEVEL I        LEVEL II               LEVEL III                LEVEL IV                 LEVEL V

Leverage Ratio         <1.00x         =1.00x and <1.50x      =1.50x and <2.00x        =2.00x and <2.50x        =2.50x

Domestic Rate          0%             0%                     0%                       0%                       0.50%
Loan Margin

Eurodollar Loan        1.00%          1.25%                  1.50%                    1.75%                    2.25%
Margin and L/C Fee*

Commitment Fee         .25%           .30%                   .35%                     .40%                     .50%

provided, however, that the foregoing is subject to the following:

               (i) the Leverage Ratio, Adjusted EBITDA and Interest Coverage Ratio shall be determined as at the last day of each fiscal quarter of the Company commencing with the fiscal quarter ending September 30, 2005, with any adjustment in the Applicable Margins resulting from a change therein to be effective five (5) Business Days after receipt by the Agent of the financial statements for such quarter called for by
          Section 7.5(b) hereof (provided that if such financial statements are not submitted within the time limitations of Section 7.5(b) and would result in an increase in the Applicable Margins, then such Applicable Margins shall be increased effective five Business Days after the last date when such financial statements could have been submitted in compliance with Section 7.5(b) hereof);

               (ii) the Applicable Margins for the period from the date hereof through the first redetermination pursuant to clause (i) above shall be those set forth above for Level I; and

               (iii) each determination of the Applicable Margins pursuant to the foregoing shall remain in effect until the Applicable Margins are next redetermined pursuant to the foregoing.

     "Application" is defined in Section 1.3(b) hereof.

     "Assignment Agreement" means an Assignment and Acceptance entered into by a Lender and an assignee in accordance with Section 11.18 hereof substantially in the form of Exhibit D hereto or in such other form as may be agreed to by all parties thereto.

     "Authorized Representative" means the Chief Executive Officer, the President, the Chief Financial Officer, the Senior Vice President -- Chief Accounting Officer, the Controller, the Treasurer, the Assistant Treasurer or any further or different persons so named by any Authorized Representative in a written notice to the Agent.

     "Borrowers" means (a) the U.S.  Borrowers,  (b) the Canadian  Borrowers and
(c) the U.K. Borrowers, with (i) the term "Borrowers" to mean the Borrowers, collectively, and, also each individually, and (ii) all promises and covenants (including promises to pay) and representations and warranties of and by the Borrowers made in the Loan Documents or any instruments or documents delivered pursuant thereto to be and constitute the several promises, covenants, representations and warranties of and by each and all of such corporations, except to the extent explicitly otherwise provided. The term "Borrower" appearing in such singular form shall be deemed a reference to any of the Borrowers unless the context in which such term is used shall otherwise require.

     "Borrowing" shall mean the total of Revolving Loans or Swing Loans made to a given Borrower by all the Lenders on a single date, in a single currency and having the same maturity. Borrowings of Revolving Loans are made and maintained ratably from each of the Lenders according to their Percentages except to the extent otherwise agreed in writing by all Lenders. Borrowings of Swing Loans are made by the Agent in accordance with the procedures set forth in Section 1.8 hereof.

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to a Borrowing or payment in an Alternative Currency or to a conversion of a Credit Utilization into U.S. Dollars, a day on which banks and foreign exchange markets are open for business in the city where disbursements of, conversions of, or payments on such Borrowings are to be made.

     "Canadian Borrowers" means and includes Comstock Canada and such other Restricted Subsidiaries organized under the Federal laws of Canada or the laws of a Province of Canada as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or the Lenders may impose).

     "Canadian Facility" shall mean a loan and letter of credit facility not in excess of $25,000,000 extended to one or more of the Canadian Subsidiaries by a lender licensed to carry on a lending business in Canada and reasonably acceptable to the Required Lenders (the "Canadian Lender") and being on terms and conditions reasonably acceptable to the Required Lenders (including without limitation in respect of Liens to be granted to such lender and the priority of any such Liens in relation to the Liens created under the Collateral Documents).

     "Canadian Bankruptcy Code" mans the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada).

     "Canadian Subsidiaries" means and includes the Canadian Borrowers and such other Subsidiaries as are organized under the Federal laws of Canada or the laws of a Province of Canada.

     "Capital Expenditures" means, for any period, capital expenditures of the Company and its Restricted Subsidiaries during such period as defined and classified in accordance with GAAP consistently applied but in any event excluding acquisitions and investments which are described in and permitted by
Section 7.12(j) hereof.

     "Capital Lease" means any lease of Property (whether real or personal) which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "Change in Control" means that (i) more than 25% of the Voting Stock of the Company shall at any time and for any reason be owned, either legally or beneficially, by any Person or group of Persons acting in concert or (ii) Frank MacInnis shall cease to be the chief executive officer of the Company and/or Leicle Chesser shall cease to be the chief financial officer of the Company and/or either such person shall cease to have the duties and responsibilities normally associated with such positions and in any instance covered by clause
(ii) the person in question shall not be replaced within sixty days by a person or persons of established experience and reputation, with respect to the duties required of the holder of such an office, who has been approved by a majority of the Board of Directors of the Company and who has not been affiliated with any member of the Board or any business or other enterprise with which a Board member is affiliated or (iii) (1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation or (2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a wholly owned subsidiary of the Company, in each case, in one transaction or a series of related transactions with the effect that a Person or group becomes the beneficial owner of more than 25% of the Voting Stock of the surviving or transferee corporation of such transaction or series; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors, or whose nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office.

     "Closing Date" means October 17, 2005.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all Properties, rights, interests and privileges from time to time subject to the Liens granted to the Agent by the Collateral Documents or required so to be by the terms hereof.

     "Collateral Account" is defined in Section 8.4(b) hereof.

     "Collateral Documents" means all security agreements, pledge agreements, hypothecs, assignments, financing statements, debentures and other documents as shall from time to time secure the Revolving Credit Notes or any other Obligations.

     "Commitments" is defined in Section 1.1 hereof.

     "Company" is defined in the introductory paragraph hereof.

     "Comstock Canada" is defined in the introductory paragraph hereof.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit Utilization" means any Borrowing and any issuance of a Letter of Credit.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Disposition" means the sale, lease, conveyance or other disposition of Property.

     "District"   means  District  Chilled  General   Partnership,   a  Maryland
partnership.

     "Domestic Rate" means a fluctuating interest rate per annum equal at all times to the greater of:

          (a) the rate of interest announced by Harris N.A. from time to time as its prime commercial rate as in effect on such day, with any change in such rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

          (b) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1% of the rates per annum quoted to the Agent at approximately 10:00 a.m. Chicago time (or as soon thereafter as is practicable) on the day of determination (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Lenders for which such rate is being determined, plus (y) 1/2 of 1%.

     "Domestic Rate Loan" means a Revolving Loan bearing interest as specified in Section 2.1 hereof.

     "Earn-Out Obligations" means an obligation the payment of which is dependent upon the future performance of an asset or assets the sale of which gave rise to such obligation.

     "EBIT" means, with reference to any period, as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, and (ii) federal, state, provincial, foreign and local income taxes for such period.

     "EBITDA" means, with reference to any period, as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, and (ii) federal, state, provincial, foreign and local income taxes for such period, and
(iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Restricted Subsidiaries.

     "Eligible Line of Business" means any business engaged in as of the date of this Agreement by any Borrower or any Restricted Subsidiary.

     "EMCOR UK" is defined in the introductory paragraph hereof.

     "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to, or operation of a single or unified European currency being part of the implementation of the Third Stage.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Borrower, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "Euro" means the single lawful currency for the time being of the Participating Member States.

     "Eurocurrency Reserve Percentage" means, for any Borrowing in a currency, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Loans in the relevant currency is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "Eurodollar  Loan" means a Revolving Loan bearing  interest as specified in
Section 2.2 hereof.

     "Event  of  Default"  means  any event or  condition  specified  as such in
Section 8.1 hereof.

     "Event of Loss" means, with respect to any Property,  any of the following:
(a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

     "Excess Cash" means, at any time the same is to be determined, the amount by which all cash, cash equivalents and marketable securities held by the Company and the U.S. Subsidiaries which are Guarantors in accounts maintained with the Agent or any Lender in the United States exceeds $25,000,000.

     "Existing Agreement" is defined in the introductory paragraph hereof.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (b) of the definition of Domestic Rate.

     "Financial Letter of Credit" means a Letter of Credit (whether standby or commercial) that is not, as reasonably determined by the Agent, a Performance Letter of Credit.

     "Foreign Subsidiary" means as to any particular corporation or other entity, any other corporation or limited liability company organized under the laws of and conducting business primarily in a jurisdiction which is not part of the United States, the United Kingdom or Canada and (i) at least 39% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or limited liability company or by one or more other corporations or limited liability companies or other entities which are themselves subsidiaries of such parent corporation or limited liability company
(ii) the Company of a Subsidiary of the Company has effective control over such corporation or limited liability company, and (iii) is not designated as an "Unrestricted Subsidiary".

     "GAAP" means generally accepted accounting principles as in effect from time to time.

     "Guarantees" means instruments of guarantee from the Guarantors of the Obligations satisfactory in form and substance to the Agent.

     "Guarantors" means those entities listed on Schedule 4.2 hereto and such other Restricted Subsidiaries (other than Restricted Subsidiaries which are not Wholly-Owned Subsidiaries and any captive insurance company or captive surety company which is a Restricted Subsidiary) as the Required Lenders may from time to time designate as Guarantors in a written notice to the Company provided that such Subsidiary has assets in excess of $1,000,000 or such other Restricted Subsidiaries as the Company may from time to time designate.

     "Hedging Liability" means the liability of any Borrower or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate floor agreements, interest rate exchange agreements, foreign currency contracts, currency swap contracts, or other similar interest rate or currency hedging arrangements as such Borrower or such Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates.

     "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) all indebtedness created, assumed or incurred in any manner by such Person or in respect of which such Person is directly or indirectly liable, whether by guarantee, commitment to purchase, undertaking to maintain the solvency, liquidity or a balance sheet condition of the obligor, or otherwise representing (i) money borrowed (including by the issuance of debt securities),
(ii) indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business and Earn-Out Obligations), (iii) indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness but if such Person is not liable then such indebtedness shall be included at the lesser of the amount thereof or the fair market value of the Property securing same, (iv) Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit (other than letters of credit which support payment of obligations which do not constitute Indebtedness for Borrowed Money of any Person), and bankers' acceptances. Performance Guarantees do not constitute Indebtedness for Borrowed Money.

     "Interest Coverage Ratio" means as at any date the same is to be determined the ratio of (i) Adjusted EBIT for the period of twelve calendar months then ending to (ii) Net Interest Expense for the same period.

     "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense but excluding fees payable under Sections 3.1 and 3.2 hereof) and letter of credit fees and commissions of the Borrowers and the Restricted Subsidiaries for such period determined in accordance with GAAP, but interest paid through the issuance of securities to the holders of the indebtedness in question having a maturity of more than one year from the date of issuance and being of no higher ranking or priority than the indebtedness in question shall not be included in Interest Expense.

     "Interest Period" means the period commencing on the date a Borrowing is advanced or continued through a new Interest Period and ending: (a) in the case of a Eurodollar Loan, 1, 2, 3, or 6 months thereafter and (b) in the case of a Swing Loan, on the date 1 to 5 Business Days thereafter as mutually agreed to by the Company and the Agent; provided, however, that:

               (i) an  Interest  Period  may not extend  beyond the  Termination
          Date;

               (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

               (iii) for purposes of  determining  an Interest  Period,  a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     "Interest Rate Protection and Other Hedging Agreements" means one or more of the following agreements entered into by one or more financial institutions:

          (a)  interest   rate   protection   agreements   (including,   without
     limitation,   interest  rate  swaps,  caps,  floors,  collars  and  similar agreements),

          (b) foreign exchange contracts, currency swap agreements or other, similar agreements or arrangements designed to protect against fluctuations in currency values and/or

          (c) other types of hedging agreements from time to time.

     "Issuer" means Harris N.A. and any other Lender approved by the Required Lenders and the Company as an issuer of Letters of Credit to a particular Borrower or Borrowers hereunder or for use in a particular jurisdiction.

     "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

     "L/C  Obligations"   means  the  aggregate  undrawn  face  amounts  of  all
outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lenders" shall mean from time to time the parties hereto other than the Borrowers, including any assignee pursuant to Section 11.18 hereof.

     "Letter of Credit" is defined in Section 1.3(a) hereof.

     "Leverage Ratio" means, as of any time the same is to be determined, the ratio of (x) Total Funded Debt minus Excess Cash as of such date, to (y) Adjusted EBITDA for the period of twelve calendar months then ending.

     "LIBOR" means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in the relevant currency in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Borrowing in such currency scheduled to be made by the Agent.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in the relevant currency for a period equal to such Interest Period, which appears on the Telerate Page 3750 (or any other appropriate page) for the applicable currency, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period. The Agent will provide the Company with evidence of such rate upon its request.

     "Lien" means any mortgage, lien, pledge, charge, hypothec or security interest of any kind or nature (whether fixed or floating or of any ambulatory or non-crystallized nature or otherwise) in respect of any Property, including the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan Documents" means this Agreement, the Revolving Credit Notes, the Swing Note, the L/C Documents, the Guarantees and the Collateral Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Loans" means and includes Domestic Rate Loans, Eurodollar Loans and Swing Loans.

     "Material Adverse Effect" means, with respect to any act, omission or occurrence, any of the following consequences in the reasonable judgment of the Required Lenders:

          (a) the material impairment of the ability of the Company or of the Company and the Guarantors taken as a whole to pay or perform their obligations under or pursuant to the Loan Documents;

          (b) any material adverse change in the assets, liabilities, financial condition, operations or business prospects of the Company and its Restricted Subsidiaries taken as whole, or

          (c) any  material  impairment  in the  right  of the  Company  and its
     Restricted   Subsidiaries  taken  as  whole  to  carry  on  their  business substantially as now conducted.

     "Material Restricted Subsidiary" means, as of any date of determination, any Restricted Subsidiary with a Net Worth at such time greater than $1,000,000.

     "Monumental"   means   Monumental   Investment   Corporation,   a  Maryland
corporation.

     "Monumental Acquisition" means the purchase by the Company of all of the outstanding common stock of Monumental pursuant to that certain Stock Purchase Agreement dated as of April 5, 1999, among the Company and the stockholders of Monumental.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition and (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition and (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person's account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments.

     "Net Income" for any period means the net income of the Company and the Restricted Subsidiaries for such period computed on a consolidated basis in accordance with GAAP and, without limiting the foregoing, after deduction from gross income of all expenses and provisions, including provisions for taxes on or measured by income, but excluding any gains or losses on the sale or other disposition of investments or fixed or capital assets, any extraordinary gains and losses, the cumulative effect of accounting changes (as that term is defined under GAAP) any taxes on such excluded gains, and any tax deductions or credits on account of any such excluded losses.

     "Net Interest Expense" means, for any period, Interest Expense less all interest income received by the Company and its Restricted Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

     "Net Worth" means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital, warrants, accumulated other comprehensive income (as defined under GAAP) and retained earnings but after deducting treasury stock and, excluding minority interests in Restricted Subsidiaries) which would appear on the balance sheet of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Notes" means and includes the Revolving Credit Notes and the Swing Note.

     "Obligations" shall mean any and all indebtedness, obligations and liabilities of the Borrowers and any of them to the Lenders or any of them or the Agent or Issuers now or hereafter arising hereunder or under any of the other Loan Documents.

     "PPSA" means the Personal Property Security Act in effect from time to time in each province and territory of Canada (and the Civil Code of Quebec in the Province of Quebec).

     "Participating Member State" means each State so described in any EMU Legislation.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment or, if the Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

     "Performance Guarantees" means, in respect of the Company or any of the Restricted Subsidiaries, contingent obligations arising from the issuance of performance guarantees, assurances, indemnities, bonds, letters of credit, or similar agreements in the ordinary course of business in respect of the contracts (other than contracts for Indebtedness for Borrowed Money) of the Company, any Restricted Subsidiary, any Person in which the Company or a Restricted Subsidiary has an equity interest.

     "Performance Letters of Credit" means a Letter of Credit that, as reasonably determined by the Agent, assures that the applicable Borrower will fulfill a contractual non-financial obligation.

     "Permitted Acquisition" means any Acquisition with respect to which all of the following conditions shall have been satisfied:

          (a) the Acquired Business is in an Eligible Line of Business and has its primary operations within the United States of America or Canada;

          (b) the Acquisition shall not be a Hostile Acquisition;

          (c) if the aggregate consideration for such Acquisition is greater than or equal to $25,000,000 (including as consideration all deferred payment obligations but excluding any related Earn-Out Obligations), the financial statements of the Acquired Business for the most recently completed fiscal year of such Acquired Business shall have been audited or reviewed by one of the "Big Four" accounting firms or by another independent accounting firm of national or regional repute or otherwise reasonably satisfactory to the Agent, or if such financial statements have not been audited by such an accounting firm, (i) such financial statements shall have been approved by the Agent and (ii) the Acquired Business has undergone a successful so called businessman's review by one of the "Big Four" accounting firms as part of the Company's due diligence on the Acquisition;

          (d) if the aggregate consideration (including as such consideration any indebtedness of the Acquired Business assumed or guaranteed by the Company or a Restricted Subsidiary) for such Acquisition is greater than or equal to $25,000,000 (including as consideration all deferred payment obligations and a reasonable estimate (satisfactory to the Agent) of any related Earn-Out Obligations), after giving effect to the Acquisition the Borrowers shall have Unused Commitments of not less than $100,000,000;

          (e) after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in Sections 7.6, 7.7, 7.8 and 7.9 hereof on a pro forma basis.

     "Person" shall mean any person, firm, corporation, limited liability company, partnership, joint venture or other entity.

     "Property" shall mean, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

     "Refunding Borrowing" is defined in Section 1.4(a) hereof.

     "Required Lenders" shall mean at any time Lenders whose Commitments aggregate 51% or more.

     "Restricted Payments" is defined in Section 7.16 hereof.

     "Restricted  Subsidiaries"  means those Subsidiaries  designated as such on
Schedule 5.2 hereof and all other Subsidiaries becoming Restricted Subsidiaries pursuant hereto. Foreign Subsidiaries are not Restricted Subsidiaries.

     "Revolving Credit Notes" shall mean the Revolving Credit Notes (including notes issued pursuant to Section 11.18 hereof) and "Revolving Credit Note" shall mean any of the Revolving Credit Notes.

     "Revolving Loans" is defined in Section 1.2 hereof.

     "Strategic Ventures" means joint ventures, limited liability companies, partnerships, corporations or similar pooling of efforts entered into for the purpose of expanding the mechanical, electrical and/or facilities services, businesses of the Company or any Restricted Subsidiary or entering or expanding a business related to such businesses and includes Restricted Subsidiaries that are not Guarantors.

     "Sublimits" is defined in Section 1.1 hereof.

     "Subsidiary" means, as to any particular parent corporation or other entity, any other entity at least 50.1% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or limited liability company or by any one or more other corporations or limited liability companies or other entities which are themselves subsidiaries of such parent corporation or limited liability company.

     "Swing Line" means the credit facility for making one or more Swing Loans described in Section 1.8 hereof.

     "Swing Line Sublimit" means $35,000,000, as reduced pursuant to the terms hereof.

     "Swing Loan" and "Swing Loans" each is defined in Section 1.8 hereof.

     "Telerate Page "3750" means the display designated as "Page 3750", on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates.

     "Termination Date" means October 17, 2010 or such earlier date on which the Commitments are terminated in whole pursuant to Sections 3.5, 3.6, 8.2 or 8.3 hereof.

     "Third Party Performance Guarantees" means Performance Guarantees issued by Monumental to support contractual obligations of third parties.

     "Third Stage" means third stage of European economic and monetary union pursuant to the Treaty on European Union.

     "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries at such time, including all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Company or any of its Restricted Subsidiaries or which the Company or any of its Restricted Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Restricted Subsidiaries has otherwise assured a creditor against loss.

     "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993, as amended from time to time).

     "U.K. Borrowers" means and includes EMCOR UK and such other Restricted Subsidiaries organized under the laws of the United Kingdom as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or the Lenders may impose).

     "U.K. Subsidiaries" means the U.K. Borrowers and such other Subsidiaries organized under the laws of the United Kingdom.

     "U.S. Borrowers" mean the Company and such other Restricted Subsidiaries organized under the laws of the United States of America as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or Lenders may impose).

     "U.S. Dollars" or "$" means lawful currency of the United States of America.

     "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) on the date on which a computation thereof is to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

     "U.S. Subsidiaries" means the Subsidiaries of the Company organized under the laws of the United States of America as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or Lenders may impose).

     "Unrestricted  Subsidiaries" means those Subsidiaries designated as such on
Schedule 5.2 hereof.

     "Unused Commitments" means, at any time, the difference between the Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

     "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(l) of ERISA.

     "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law and other than shares held by others for licensing purposes) or other equity interests are owned by the Company and/or one or more wholly-owned subsidiaries within the meaning of this definition.

     Section 9.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

     Section 9.3. Capital Stock. All references in this Agreement to "capital stock" shall be deemed to include a reference to shares and all references to "stockholders" shall be deemed to include references to shareholders (where appropriate).

SECTION 10. THE AGENT AND THE ISSUERS.

     Section 10.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders acknowledge and agree that the Agent and the Issuers are not a trustee or other fiduciary for them. The Agent or an Issuer may resign at any time by sending twenty (20) days prior written notice to the Borrowers and the Lenders and may be removed by the Required Lenders upon twenty (20) days prior written notice to the Borrowers and the Lenders. In the event of any such resignation or removal, the Required Lenders may appoint a new agent or issuer, with the consent of the Borrowers (which consent shall not be required if any Default or Event of Default has occurred and is continuing and which consent, if required, shall not be unreasonably withheld), which shall succeed to all the rights, powers and duties of the Agent or applicable Issuer (but only as to Letters of Credit issued by the new Issuer) hereunder and under the other Loan Documents. Any resigning or removed Agent or Issuer shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent or issuer hereunder, but no successor Agent or Issuer shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Borrowers and Guarantors shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

     Section 10.2. Rights as a Lender. The Agent and the Issuers have and reserve all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though they were not the Agent or an Issuer and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent and Issuers in their individual capacities as Lender.

     Section 10.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent and the Issuers make no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Revolving Credit Notes or any of the other Obligations or of any of the other Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral. Neither the Agent nor the Issuers nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except to the extent the same is solely a result of its or their own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Agent and the Issuers shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by them to be authorized to act on behalf of any Borrower), unless they have actual knowledge of the untruthfulness of same. The Agent and the Issuers may execute any of their duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent and the Issuers shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and their duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent and the Issuers shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent and the Issuers shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of the Liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the
Required Lenders but unless and until the Required Lenders have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best interest of all Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder and under the other Loan Documents unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Revolving Credit Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent, the Issuers or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrowers. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrowers and the Guarantors and the Agent and Issuers shall have no liability to any Lender with respect thereto.

     Section 10.4. Costs and Expenses. Each Lender agrees to reimburse the Agent and the Issuers for all costs and expenses suffered or incurred by them or any security trustee in performing their duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon them hereby or thereby, to the extent that they are not promptly reimbursed for same by the Borrowers or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments.

     Section 10.5. Indemnity. The Lenders shall ratably indemnify and hold the Agent, the Issuers and their directors, officers, employees, agents, representatives or attorneys-in-fact (including as such any security trustee therefor), harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers or out of the Collateral and except to the extent that any event giving rise to a claim was caused solely by the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a final, non-appealable judgment of a court of competent jurisdiction.

     Section 10.6. Quebec Matters. For the purposes of any Collateral Documents to be granted by any one or more of the Borrowers in favor of the Agent to the extent that such Collateral Documents will be governed by the laws of the Province of Quebec, the Agent shall be the holder of an irrevocable power of attorney for all present and future Lenders. Any future Lender under the Credit Agreement, by the execution of an Assignment Agreement in accordance with the provisions of Section 11.17, shall be deemed to have irrevocably ratified the power of attorney granted to the Agent in the immediately proceeding sentence. The Lenders and the Borrowers agree that notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), the Agent may, as the Person holding the power of attorney of the Lenders, acquire any debentures or other title of indebtedness secured by any hypothec granted by any one or more of the Borrowers to the Agent pursuant to the laws of the Province of Quebec.

     Section 10.7. Conflict. In the event of a conflict between the provisions of this Section 10 and the provisions of any Collateral Document regarding the rights, duties and obligations of the Agent, the provisions of this Section 10 shall govern.

     Section 10.8. Hedging Liability. By virtue of a Lender's execution of this Agreement or an assignment agreement pursuant to Section 11.17 hereof, as the case may be, any Affiliate of such Lender with whom any Borrower or any Subsidiary has entered into an agreement creating Hedging Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Collateral and the Guarantees as more fully set forth in Section 3.7 hereof. In connection with any such distribution of payments and collections, the Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability unless such Lender has notified the Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

     Section 10.9. Designation of Additional Agents. The Agent shall have the continuing right, with the consent of the Company (such consent not to be unreasonably withheld or delayed) for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as "syndication agents," "documentation agents," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

     Section 10.10. Authorization to Release or Subordinate or Limit Liens. The Agent is hereby irrevocably authorized by each of the Lenders to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 7.14 hereof or which has otherwise been consented to in accordance with Section 11.4 hereof), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 7.10(h) and 7.11(e) hereof, and (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax.

     Section 10.11. Authorization to Enter into, and Enforcement of, the Collateral Documents. The Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Collateral Documents on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Agent considers appropriate, provided the Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

SECTION 11. MISCELLANEOUS.

     Section 11.1. Withholding Taxes.

          (a) Payments Free of Withholding.Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by each Borrower and each Guarantor under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes (but not withholdings) on the recipient imposed by a jurisdiction where it is domiciled or has an established place of business) imposed by or within the jurisdiction in which such Borrower or such Guarantor is domiciled, any jurisdiction from which such Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest (including without limitation, for the avoidance of doubt, any taxes, penalties or interest attributable to any amounts reimbursed pursuant to the provisions hereof) the Borrowers shall reimburse the Agent or that Lender for that payment on demand in the currency in which such payment was made. If the Borrowers or any Guarantor pay any such taxes, penalties or interest, they shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Lender or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrowers or any Guarantor and evidenced by such a tax receipt, such Lender or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrowers or such Guarantor as applicable, such amount as such Lender or Agent reasonably determines is attributable to such deduction or withholding and which will leave such Lender or Agent (after such payment) in no better or worse position than it would have been in if the Borrowers or Guarantors had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Lender and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

          (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form W8-BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Loans) or Form W8-ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Revolving Loans. Notwithstanding the foregoing, (i) a Lender which becomes a Lender after the date hereof shall not be required to submit a Form W8-BEN or Form W8-ECI until the date it becomes a Lender; and (ii) a Lender shall have no obligations to provide either such Form (or successor form) subsequent to the date it becomes a Lender if such Lender is excused from doing so pursuant to Section 11.1(c).

          (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrowers or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1. or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. If any Lender can avoid the effect of any such change in law, regulation or treaty or in the application or interpretation thereof, whether by changing its lending office or otherwise, it undertakes to do so if the same can be accomplished without disadvantage to it. If some, but not all, of the Lenders are affected by a change of the type described herein, such Lender agrees that it will at the request of the Company assign its Obligations to another Lender under and pursuant to the conditions set forth in Section
     11.17 hereof.

     Section 11.2. Holidays. If any payment of principal or interest on any of the Revolving Credit Notes or any fees shall fall due on a Saturday, Sunday or on another day which is a legal holiday for lenders in the State of Illinois,
(i) interest at the rates such Notes bear for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day and (ii) such principal, interest and fees shall be payable on such succeeding Business Day.

     Section 11.3. No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent, any Issuer or any Lender or on the part of the Agent, any Issuer or any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Agent, the Issuers, Lenders and of the holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 11.4. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Lenders, and (c) if the rights or duties of the Agent or an Issuer are affected thereby, the Agent or such Issuer, as applicable; provided that:

               (i) no  amendment  or waiver  pursuant to this Section 11.4 shall
          (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; and

               (ii) no amendment or waiver pursuant to this Section 11.4 shall, unless signed by each Lender, increase the aggregate Commitments of the Lenders, change the definitions of Termination Date or Required Lenders, change the provisions of this Section 11.4, release any material guarantor or any substantial part of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document;

     Section 11.5. Costs and Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution, delivery, recording or filing or release of the Loan Documents or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto or assignments pursuant hereto, including the reasonable fees and expenses of counsel for the Agent with respect to all of the foregoing, and all recording, filing, insurance or other fees, costs and taxes incident to perfecting a Lien upon the collateral security for the Revolving Credit Notes and the other Obligations, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent, the Issuers, the Lenders or any other holders of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of the Loan Documents, and all reasonable costs, fees and taxes of the types enumerated above incurred in supplementing (and recording or filing supplements to) the Collateral Documents in connection with assignments contemplated by Section 11.17 hereof if counsel to the Agent believes such supplements to be appropriate or desirable. The Borrowers agree to indemnify and save the Lenders, the Issuers, the Agent and any security trustee for the Agent or the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders, the Issuers or the Agent in connection with any action, suit or proceeding brought against the Agent or the Issuers, any security trustee or any Lender by any Person which arises out of the transactions contemplated or financed by any of the Loan Documents or out of any action or inaction by the Agent, any security trustee or any Lender thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section 11.5 and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

     Section 11.6. Stamp Taxes. The Borrowers agree that they will pay any documentary, stamp or similar taxes payable in respect to this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

     Section 11.7. Survival of Representations and Indemnities. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder. All indemnities and other provisions relative to reimbursement to the Agent, the Issuers and the Lenders of amounts sufficient to protect the yield of the Agent, the Issuers and the Lenders with respect to the Loans and Letters of Credit, shall survive the termination of this Agreement and the payment of the Obligations.

     Section 11.8. Construction. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

     Section 11.9. Addresses for Notices. Unless specifically provided otherwise hereunder, all communications provided for herein shall be in writing and shall be deemed to have been given or made when served personally or three days after being deposited in the United States mail addressed, if to any Borrower, in each case to such Borrower in care of the Company at 301 Merritt Seven Corporate Park, Norwalk, Connecticut 06851, Attention: Chairman of the Board, and if to the Lenders at their addresses as shown on the signature pages hereof or on any Assignment Agreement, or at such other address as shall be designated by any party hereto in a written notice given to each party pursuant to this Section 11.9.

     Section 11.10. Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

     Section 11.11. Headings. Article and Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

     Section 11.12. Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or other Loan Documents invalid or unenforceable.

     Section 11.13. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 11.14. Binding Nature and Governing Law. This Agreement shall be binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest of the Revolving Credit Notes. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by the internal laws of the State of Illinois without regard to principles of conflicts of law. No Borrower may assign its rights or obligations hereunder without the written consent of all of the Lenders.

     Section 11.15. Entire Understanding. This Agreement, together with the other Loan Documents and any agreements between the Company and the Agent concerning fees, constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 11.16. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other financial institution (a "Participant") provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of its rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders, (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder and (iv) the Borrowers shall not be responsible for the costs incurred by any Lender in connection with such participations.

     Section 11.17. Assignment Agreements. Each Lender may, from time to time upon at least five Business Days' notice to the Agent, assign to other financial institutions all or part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Revolving Credit Notes then owned by such assigning Lender, together with an equivalent proportion of its obligation to make Revolving Loans and participate in Letters of Credit hereunder) pursuant to an Assignment Agreement; provided, however, that (i) unless the Company (provided that the consent of the Company shall not be required after the occurrence and during the continuance of any Default or Event of Default) and the Agent otherwise consents each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitment, Revolving Loans, Revolving Credit Note and interests in Letters of Credit; (ii) unless the Agent otherwise consents, the assigning Lender shall assign all of its Commitment, Revolving Loans, Revolving Credit Note and interests in the Letters of Credit or the aggregate amount thereof being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall be an amount which shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000; (iii) the Agent and the Company (which is acting on its own behalf and pursuant to Section 1.6 hereof on behalf of the Borrowers as well) must each consent (provided that the consent of the Company shall not be required after the occurrence and during the continuance of any Default or Event of Default), which consent shall not be unreasonably withheld (provided that the Company may withhold its consent to an assignment by the Agent in its sole discretion if after giving effect thereto the Agent would have a Commitment, computed prior to giving effect to any reductions or terminations of the Commitments, of less than $25,000,000) and shall be evidenced by execution of a counterpart of the relevant Assignment Agreement in the space provided thereon for such acceptance, to each such assignment to a party which was not an original signatory of this Agreement and (v) the assigning Lender must pay to the Agent a processing and recordation fee of $3,500 except that no such fee shall be payable in the case of an assignment to an Affiliate of such assigning Lender. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company (provided that any such Assignment Agreement entered into after the occurrence and during the continuation of any Default or Event of Default shall not require the Company's execution) and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Borrowers being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitment assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall each execute and deliver Revolving Credit Notes to the assignee Lender, (all such Revolving Credit Notes to constitute "Revolving Credit Notes" for all purposes of the Loan Documents) and if the assignment is of the full Commitment of the assigning Lender, the assignor Lender shall thereupon return the Revolving Credit Notes theretofore issued to it to the Company marked "canceled" and if such assignment is not an assignment of the full Commitment of such assignor, the assignor shall return its Revolving Credit Note and new appropriate Revolving Credit Notes shall be issued to the assignee and assignor. If an assignor is an Issuer its rights and obligations as Issuer shall be unaffected by any assignment. Notwithstanding the foregoing, (i) any Lender may at any time, without the consent of the Company or the Agent, assign all or a portion of its rights under the Loan Documents to any of its Affiliates or any Lender which is an original signatory hereto, and (ii) any Lender may at any time, without the consent of the Company or the Agent, assign and pledge all or a portion of its rights under the Loan Documents to a Federal Reserve Bank; provided, however, that no such assignment under clause (ii) of this sentence shall release the transferor Lender from its obligations hereunder or cause such Federal Reserve Bank to become a "Lender" hereunder.

     Section 11.18. Terms of Collateral Documents not Superseded. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

       Section 11.19. PERSONAL JURISDICTION and Jury Trial Waivers.

          (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), THE AGENT, THE LENDERS AND THE BORROWERS agree THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE resolved ONLY BY (AND EACH OF THEM FOR THE BENEFIT OF THE OTHERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF) THE state OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT EACH OF THE AGENT, THE LENDERS AND THE BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. THE BORROWERS WAIVE IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (b) OTHER JURISDICTIONS. THE BORROWERS AGREE THAT THE AGENT, AND EACH OF THE LENDERS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR THEIR PROPERTY ("PROPERTY") IN A COURT IN ANY LOCATION OR JURISDICTION TO ENABLE THE AGENT OR ANY LENDER TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY LENDER AND, WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING, EACH BORROWER AGREES THAT THE AGENT OR ANY LENDER SHALL BE ENTITLED TO COMMENCE PROCEEDINGS (WHETHER FOR THE PURPOSE OF OBTAINING OR ENFORCING ANY ORDER OR JUDGMENT OR OTHERWISE HOWSOEVER) IN THE COURTS OF THE JURISDICTIONS WHERE SUCH BORROWER OR ANY OF ITS PROPERTY IS LOCATED.

          (c) Jury Trial Waiver. The Borrowers, the Agent, and each Lender hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

          Section 11.20. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of each Borrower in respect of any amount due in the relevant currency under this Agreement or the L/C Documents shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Agent, Issuer or Lender entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency so purchased for any reason falls short of the amount originally due in the relevant currency, the Borrowers shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrowers not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

          Section 11.21. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower on the Obligations in the currency expressed to be payable herein or in an Application or under the Revolving Credit Notes (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due to the Agent, any Issuer or any Lender on the Obligations shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Agent, such Issuer or such Lender, as applicable, of any sum adjudged to be so due in such other currency, the Agent, such Issuers or such Lender, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Agent, such Issuers or such Lender in the specified currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent, such Issuers or such Lender, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the amount originally due to the Agent, such Issuer or such Lender in the specified currency, the Agent, such Issuer or such Lender, as the case may be, agrees to remit such excess to the Borrowers.

     Section 11.22. Change in Currency.

          (a) If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, (i) any reference in any Loan Documents to, and any obligations arising under any Loan Documents in, the currency of that country shall be translated into, and paid in, the currency or currency unit designated by the Agent, after consultation with the Borrowers and the Lenders and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank of that country for the conversion of that currency or currency unit into the other, rounded up or down by the Agent, acting reasonably.

          (b) If a change in any currency of a country occurs, the Loan Documents will, to the extent the Agent (acting reasonably) specifies is necessary, be amended to comply with any generally accepted conventions and market practice in any relevant interbank market and otherwise to reflect the change in currency and, if there is no generally accepted convention or market practice, or the Agent considers, in its absolute discretion, that there is no generally accepted convention or market practice, in such manner and to such extent as the Agent specifies. The Agent will notify the other parties to the relevant Loan Documents of any such amendment, which shall be binding on all the parties to that Loan Document.

          (c) The Borrowers shall, from time to time immediately on demand by the Agent, pay to the Agent for the account of any Lender the amount of any costs or increased costs incurred by, or of any reduction in any amount payable to or in the effective return on its capital pursuant to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of any change in the currency of a country.

     Section 11.23. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan to any Borrower, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate permitted by applicable law (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by any one or more of the Lenders holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable with respect to such Loan but were not payable as a result of the operation of this
Section 11.23 shall be cumulated and the interest and Charges payable to such Lender or Lenders in respect of other Loans shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the rate set out herein, to the date of repayment, shall be have been received by such Lender or Lenders.

                           [SIGNATURE PAGES TO FOLLOW]

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Dated as of this 14th day of October, 2005.


                                EMCOR GROUP, INC.



                                By  ____________________________________________
                                   Its__________________________________________


                                COMSTOCK CANADA, LTD.


                                By _____________________________________________
                                   Its__________________________________________


                                EMCOR GROUP (UK) plc.


                                By _____________________________________________
                                   Its__________________________________________

     Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

     Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of setoff or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under the Amended and Restated Credit Agreement, the Revolving Credit Notes or the Collateral Documents or otherwise) in respect of the Obligations, in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.7 hereof, then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations owed to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section 3.7 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, with interest to the extent payable by the payor. In the event any amount paid to an Issuer under the Applications shall ever be recovered from such Issuer, each Lender shall reimburse such Issuer for its pro rata share of the amount so recovered with interest to the extent payable by the Issuer.


                                HARRIS N.A.

                                By
                                   Its__________________________________________

                                111 West Monroe Street
                                Chicago, Illinois 60690
                                Attention:  Joann Holman, Director

                                HARRIS NESBITT FINANCING, INC.

                                By
                                   Its__________________________________________

                                111 West Monroe Street
                                Chicago, Illinois 60690
                                Attention:  Joann Holman, Director

                                THE GOVERNOR AND COMPANY OF BANK OF SCOTLAND

                                By
                                   Its__________________________________________

                                7th Floor, 155 Bishopsgate,
                                Bishopsgate Exchange,
                                London, EC2M7YB
                                Attention:  Martin Griffiths

                                LASALLE BANK NATIONAL ASSOCIATION

                                By
                                   Its__________________________________________

                                135 South LaSalle Street
                                Chicago, Illinois 60603
                                Attention:  Rick Kress

                                 SOVEREIGN BANK

                                By
                                   Its__________________________________________

                                75 State Street
                                MA 1SST04-10
                                Boston, Massachusetts 02109
                                Attention:  Daniel Grondin

                                U.S. BANK, NATIONAL ASSOCIATION

                                By
                                   Its__________________________________________
                                425 Walnut Street
                                8th Floor
                                Cincinnati, Ohio  45202
                                Attention:  Richard W. Nelter

                                BANK OF AMERICA, N.A.

                                By
                                   Its  Credit Products Officer

                                1185 Avenue of the Americas
                                Mail Code:  NY55090208
                                New York, New York  10036
                                Attention:  Richard Williams

                                JPMORGAN CHASE BANK, N.A.

                                By
                                   Its__________________________________________

                                241 North Central Avenue
                                21st Floor, Dept. AZ1-1179
                                Phoenix, Arizona  85004
                                Attention:  Brad Richards

                                 WEBSTER BANK, NATIONAL ASSOCIATION

                                 By
                                    Its_________________________________________

                                 80 Elm Street
                                 New Haven, Connecticut  06510
                                 Attention:  Barbara Keegan

                                 BANK HAPOALIM B.M.

                                 By:
                                    Its_________________________________________

                                 By
                                    Its_________________________________________

                                 225 N. Michigan Avenue
                                 Suite 900
                                 Chicago, Illinois  60601-7601
                                 Attention:  Michael J. Byrne

                                BANK OF MONTREAL

                                By
                                   Its__________________________________________

                                115 South LaSalle Street
                                Chicago, Illinois  60603
                                Attention:  Rose Metzger, Managing Director

                                   EXHIBIT A-1

                              REVOLVING CREDIT NOTE

                                                                October 14, 2005

     For value received, the undersigned, _____________________, a ________________ corporation ("Borrower"), hereby promises to pay to the order of ________________________ ______________________ (the "Lender"), at the
principal office of Harris N.A. in Chicago, Illinois, in the currency of each Revolving Loan evidenced hereby in accordance with Section 1 of the Credit Agreement, the aggregate unpaid principal amount of each Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement on the due date therefore as specified in the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in the Credit Agreement.

     The Lender shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Revolving Loan made by it pursuant to the Credit Agreement, any repayment of principal and interest and the principal balances from time to time outstanding hereon, and the currency in which made, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Revolving Loans made to them pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of October 14, 2005, among the Borrowers, Harris N.A., as Agent, and the Lenders from time to time party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

     This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

     This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law.

     The Borrower hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral herefor. The Borrower hereby waives presentment for payment and demand.



                                By _____________________________________________
                                   Its__________________________________________

                                   EXHIBIT A-2

                                   SWING NOTE

                                                                October 14, 2005

     For value received, the undersigned, EMCOR Group, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of Harris N.A. (the "Lender"), at the principal office of Harris N.A. in Chicago, Illinois, in the currency of each Swing Loan evidenced hereby in accordance with Section 1 of the Credit Agreement, the aggregate unpaid principal amount of each Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement on the due date therefore as specified in the Credit Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in the Credit Agreement.

     The Lender shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Swing Loan made by it pursuant to the Credit Agreement, any repayment of principal and interest and the principal balances from time to time outstanding hereon, and the currency in which made, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Swing Loans made to them pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Swing Notes referred to in the Amended and Restated Credit Agreement dated as of October 14, 2005, among the Borrowers, Harris N.A., as Agent, and the Lenders from time to time party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

     This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

     This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law.

     The Borrower hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral herefor. The Borrower hereby waives presentment for payment and demand.


                                EMCOR GROUP, INC.



                                By _____________________________________________
                                   Its__________________________________________

                                    EXHIBIT B

                           FORM OF OPINION OF COUNSEL


                                                                October 14, 2005
Harris N.A., as Agent
111 West Monroe Street
Chicago, IL  60690 and
Lenders from time to time party to
the Amended and Restated
Credit Agreement hereinafter identified

Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of EMCOR Group, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company and the corporations, limited liability companies and limited partnerships listed on Exhibit A hereto (the "Domestic Guarantors", and collectively with the Company, the "Organizations") in connection with the Amended and Restated Credit Agreement dated as of October 14, 2005 (the "Credit Agreement") by and among the Company and certain of its subsidiaries and Harris N.A., individually and as Agent, and the Lenders which are or become parties thereto, pursuant to which a revolving credit facility is being made available by you to the Company, Comstock Canada Ltd., a Canadian corporation, and EMCOR Group (UK) plc., a United Kingdom public limited company (collectively, the "Borrowers").

     This opinion is being delivered pursuant to Section 6.2(m) of the Credit Agreement. Capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     In connection with this opinion, I have reviewed the Credit Agreement; the form of Revolving Credit Note and Swing Note; the form of Amended and Restated Guaranty Agreement dated as of October 14, 2005 made by the Guarantors (as such term is defined in such Guaranty Agreement), including the Company and other entities substantially owned, directly or indirectly, by the Company, in favor of the Guaranteed Creditors (as such term is defined in such Guaranty Agreement) and the form of Assumption and Supplemental Guaranty Agreement included as Exhibit A to such Guaranty Agreement; the form of Amended and Restated Pledge Agreement dated as of October 14, 2005 by and among the Pledgors (as such term is defined in such Pledge Agreement), including the Company and other entities substantially owned, directly or indirectly by the Company, and Harris (as such term is defined in such Pledge Agreement), as Agent, and the form of Amendment to Pledge Agreement included as Schedule B to such Pledge Agreement and the form of Assumption and Supplemental Pledge Agreement included as Schedule C to such Pledge Agreement; the form of Amended and Restated Security Agreement dated as of October 14, 2005 by and among the Debtors (as such term is defined in such Security Agreement), including the Company and other entities substantially owned, directly or indirectly, by the Company, and Harris (as such term is defined in such Security Agreement), as Agent, and the form of Assumption and Supplemental Security Agreement included as Schedule G to such Security Agreement (collectively, the "Loan Documents").

          I have also reviewed and am familiar with:

               (i) a copy of the certificate of incorporation (or other similar organization document) of each Organization which is a corporation, certified by the Secretary, Clerk, Assistant Secretary or Assistant clerk of such Organization;

               (ii) a copy of the certificate of formation (or other similar organization document) of each Domestic Guarantor which is a limited liability company, certified by the Members, a Manager or the Assistant Secretary of such Domestic Guarantor;

               (iii) a copy of the certificate of limited partnership of each Domestic Guarantor which is a limited partnership, certified by a general partner of such Domestic Guarantor;

               (iv) a certificate (or equivalent thereof), dated as of a date no earlier than 30 days prior to the date hereof, as to the good standing and/or legal existence of each Organization issued by the Secretary of State of the state of such Organization's organization provided such state issues such certificate or equivalent;

               (v) a copy of the by-laws of each Organization which is a corporation, certified by the Secretary or the Assistant Secretary or Clerk or Assistant Clerk of such Organization as being the by-laws of such Organization as in effect on the date hereof;

               (vi) a copy of the limited liability company agreement of each Domestic Guarantor which is a limited liability company, certified by Members, a Manager or the Assistant Secretary of such Domestic Guarantor as being the limited liability company agreement or operating agreement of such Domestic Guarantor as in effect on the date hereof;

               (vii) a copy of the limited partnership agreement of each Domestic Guarantor which is a limited partnership, certified by the Secretary of the general partner of such Domestic Guarantor as being the limited partnership agreement of such Domestic Guarantor as in effect on the date hereof;

               (viii) copies of certain resolutions adopted by the board of directors of each Organization which is a corporation, authorizing the execution, delivery and performance of the terms and provisions of the Loan Documents to which such Organization is party, each certified by the Secretary or Assistant Secretary or Clerk or Assistant Clerk of such Organization;

               (ix) copies of certain resolutions adopted by the members or Board of Managers of each Domestic Guarantor which is a limited liability company, authorizing the execution, delivery and performance of the terms and provisions of the Loan Documents to which such Domestic Guarantor is party, each certified by Members, a Manager or the Assistant Secretary of such Domestic Guarantor; and

               (x) copies of certain resolutions adopted by the general partner of each Domestic Guarantor which is a limited partnership, authorizing the execution, delivery, and performance of the terms and provisions of the Loan Documents to which such Domestic Guarantor is a party, each certified by the Secretary of the general partner of such Domestic Guarantor.

     I also have examined such other corporate, limited liability company and limited partnership documents and records and such other agreements, certificates, opinions, instruments, papers, statutes and authorities, and have made such examinations of law, as I have deemed necessary as a basis for the opinions below.

     In such examinations, I have assumed the genuineness of all signatures (other than those of representatives of the Organizations), the completeness and authenticity of all records and all documents submitted to me as originals and the conformity to original documents of the documents supplied to me as copies. As to various questions of fact material to such opinions, I have relied upon representations and warranties of each of the Organizations contained in the Loan Documents and upon statements and certificates of the officers, Members or a Manager of the Organizations or of officers of the general partners of Organizations that are limited partnerships and of other parties to the Loan Documents and of public officials, and upon public records. I have not conducted a search of or otherwise examined the records of any court.

     For purposes of the opinions hereinafter expressed, I have assumed that (a) each party to any Loan Document (other than the Organizations) has the power to enter into and perform all of its obligations thereunder, (b) each such party (other than the Organizations) has taken all necessary actions to authorize the due execution, delivery and performance of such Loan Document by it, and (c) each such Loan Document is the legal, valid and binding obligation of each such party (other than the Organizations) thereto.

     The opinions set forth in numbered paragraph 3 below with respect to the legality, validity, binding effect and enforceability of any Loan Document are subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and I express no opinion with respect to the application of equitable principles to any Loan Document in any proceeding, whether at law or in equity.

     I express no opinion as to the enforceability of provisions of the Loan Documents which: (a) restrict access to legal or equitable remedies; (b) purport to waive or affect any rights to notices; (c) contain a covenant by a party to take actions the taking of which is discretionary with or subject to the approval of another party or which are otherwise subject to contingencies the fulfillment of which is not within the control of the party so covenanting; (d) purport to limit the Agent's obligations to exercise reasonable care in the custody and preservation of collateral in accordance with the Uniform Commercial Code of the State of New York; (e) purport to exculpate a party from, or indemnify a party against, its own negligence or failure to act in good faith or in accordance with standards of commercial reasonableness; (f) purport to allow the Agent to establish evidentiary standards for suit or proceedings to enforce such Loan Documents; (g) purport to allow the Agent to set off and apply deposits of any Organization to its obligations under the Loan Documents without prior notice having been given to any Organization, or as to the enforceability of any waiver by any Organization of demand or of rights to set-off or counterclaim; (h) relate to delay, election or omission of enforcement of remedies; (i) relate to severability; or (j) purport to constitute waivers of rights of subrogation, reimbursement, contribution, exoneration or indemnity by any Organization. I also point out that legal and equitable principles require good faith and fair dealing by the Agent and may require the Agent to exercise its rights and remedies under the Loan Documents in a reasonable manner, including, but not limited to, consideration by the Agent of the materiality of any breach by any Organization and of the consequences of such breach to the Agent. Furthermore, certain other provisions as to rights, remedies, covenants and limitations contained in the Loan Documents are subject to legal or equitable principles relating to the strict or specific enforcement of such rights, remedies, covenants and limitations. However, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, the limitations referred to in this paragraph and/or in other parts of this opinion, do not, in my opinion, make the remedies and procedures which will be afforded to the Agent inadequate for the realization of the substantive benefits purported to be provided under the Loan Documents.

     I also point out that the enforceability of the above-referenced Security Agreement and the security interests created thereby may be subject to rights of account debtors and any claims or defenses of such persons against any Organization. Moreover, in the case of receivables that are due from the United States or any state thereof or any department of the United States or any state thereof, the right to collect upon such receivables may be limited by the Assignment of Claims Act, 31 U.S.C.A. ss. 3727 (1989) and any applicable state law relating to the assignment of claims against such State.

     I express no opinion with respect to the right, title or interest of any Organization in or to any property, the existence, location or description of any Collateral (as such term is defined in the Loan Documents), or the priority or perfection of any security interest or other Lien in any of the Collateral (as such term is defined in the Loan Documents) or any other Lien referred to in the Loan Documents.

     When reference is made in this opinion to "knowledge" or to what is "known to me", it means my actual knowledge and in this regard it is noted that I have not made any special review, investigation or inquiry in connection with rendering the opinion with respect to the matters so qualified.

     I am admitted to practice law in the State of New York and I do not purport to be expert on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. For the purposes of this opinion, I have assumed that the laws of the States of Illinois, and of the state of incorporation or organization of each of the Organizations not incorporated or organized in Delaware or New York, are identical to the laws of the State of New York. For the purpose of the due certification of status in the first sentence of my opinion in numbered paragraph 1 below, I have relied solely upon certificates of public officials of the states of organization of each of the Organizations. For purposes of my opinion expressed in the second sentence of numbered paragraph 1 below in respect of due qualification and good standing as a foreign organization, I am relying solely on the representations and warranties of each of the Organizations contained in the Loan Documents.

     Based upon and subject to the foregoing, I am of the opinion that:

          1. Each of the Organizations which is a corporation is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to transact the business in which it is engaged as now conducted, and each of the Organizations which is a limited liability company or a limited partnership is a legally existing limited liability company or limited partnership, respectively, in good standing or in existence under the laws of its jurisdiction of organization and has the power and authority to transact the business in which it is engaged and now conducted. Each of the Organizations is duly qualified and in good standing as a foreign corporation or limited liability company, as the case may be, in all of the states in which, to my knowledge, failure to be so qualified would have a Material Adverse Effect.

          2. The Company has the corporate power to borrow and apply for Letters of Credit from you. Each Domestic Guarantor has the corporate, limited liability company, limited partnership, or other power to guarantee all of the indebtedness, obligations and liabilities of the Company and the other Borrowers to you pursuant to the Credit Agreement. Each Organization has the corporate, limited liability company, limited partnership, or other power to mortgage, pledge, assign and otherwise encumber its assets and properties as collateral security for such borrowings, letter of credit liabilities and guarantees, to execute and deliver the Loan Documents executed by it and to which it is a party and to observe and perform all of the terms and provisions of such Loan Documents. The execution and delivery of the Loan Documents executed by each of the Organizations does not, nor will the observance and performance of any of the terms and provisions thereof, violate any law or the certificate of incorporation, certificate of formation, by-laws, limited liability company agreement, operating agreement, or limited partnership agreement (or other similar documents) of any such Organization or, to my knowledge, any covenant, indenture or agreement to which such Organization is a party.

          3. The Loan Documents executed by each Organization have been duly authorized by all necessary corporate, limited liability company, limited partnership, or other action, have been executed and delivered by the proper officers or other representatives of such Organization and constitute valid and binding agreements of such Organization, enforceable against it in accordance with the respective terms of such Loan Documents.

          4. Except as may be required in order to perfect the Liens contemplated by the Loan Documents, no order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body of the United States of America or the State of New York is or will be required in connection with the lawful execution and delivery of the Loan Documents by each Organization party thereto or the performance by each such Organization of any of the terms of the Loan Documents.

          5. To my knowledge, after due inquiry, except as disclosed on Schedule
     5.9 of the Credit Agreement or the Side Letter or in the notes to the financial statements of the Company as at and for the fiscal year ended December 31, 2005 or in the Company's Form 10-Q for the fiscal quarter ended June 30, 2005, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against any Organization or any of its assets or properties which, if adversely determined, could result in a Material Adverse Effect.

     This opinion letter is furnished solely for your benefit in connection with matters relating to the Loan Documents and may not be used or relied upon by any other person or for any other purpose without my prior written consent.


                                                      Very truly yours,


                                                      Sheldon I. Cammaker
                                                      Executive Vice President
                                                      and General Counsel

                                    EXHIBIT C


                                EMCOR GROUP, INC.


                             COMPLIANCE CERTIFICATE


                         FOR THE MONTH ENDING __________


To:      Harris N.A.
         as Agent under, and the Lenders
         party to the Amended and Restated
         Credit Agreement described below

     This Compliance Certificate is furnished to the Lenders pursuant to the requirements of Section 7.5 of the Amended and Restated Credit Agreement dated as of October 14, 2005, by and between EMCOR Group, Inc., a Delaware corporation (the "Company"), Comstock Canada, Ltd., a Canadian corporation, EMCOR Group (UK) plc, a United Kingdom public limited company and Harris N.A. as agent thereunder (the "Agent") and the Lenders named therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected ______________ of the Company;

     2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers and Restricted Subsidiaries during the accounting period covered by the financial statements being furnished concurrently with this Certificate;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or an Event of Default at any time during or at the end of the accounting period covered by the accompanying financial statements or as of the date of this Certificate, except as set forth immediately below;

     4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the dates and for the periods covered thereby; and

     5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.
*

     6. Also attached hereto is a summary of claims with a recorded value of over $5,000,000 in litigation, mediation or arbitration.*

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The foregoing  certifications,  together with the computations set forth in
Schedule I attached hereto and the financial statements furnished concurrently with this Certificate in support hereof, are made and delivered as of this ______ day of _______________, 20___.


                                EMCOR GROUP, INC.



                                By:
                                     Title:_____________________________________
                                                 (Type or Print Name)

                                   SCHEDULE I

                                EMCOR GROUP, INC.

                             COMPLIANCE CALCULATIONS
                              FOR OCTOBER 14, 2005
                      AMENDED AND RESTATED CREDIT AGREEMENT

                    CALCULATIONS AS OF _______________, 20__

================================================================================

A. MINIMUM NET WORTH (SECTION 7.6)

    1. Net Worth                                                       $_______

    2. $400,000,000 plus 50% of Net Income for each Fiscal Quarter of the Company
       ending on or after December 31, 2005                            $_______

    3. Line A1 is at least equal to line A2

    4. Company is in Compliance                                         Yes/No

B. LEVERAGE RATIO (SECTION 7.7)

    1. Total Funded Debt                                               $_______

    2. Excess Cash                                                     $_______

    3. Line B1 minus B2                                                $_______

    4. Net Income for past 12 calendar months                          $_______

    5. Interest Expense for past 12 calendar months                    $_______

    6. Income taxes for past 12 calendar months                        $_______

    7. Depreciation of fixed assets for past 12 calendar months        $_______

    8. Amortization of intangible assets during part 12 calendar months$_______

    9. Sum of Lines B4, B5, B6, B8 and B9                              $_______

   10. Adjustments resulting from Acquisitions during past
               12 calendar months (whether positive or negative)       $_______

   11. Sum of Lines B9 and B10                                         $_______

   12. Ratio of Line B3 to Line B11                                     _______

   13. Ratio of Line B11 shall not be more than                        3.25 to 1

   14. Company is in Compliance                                         Yes/No

C. INTEREST COVERAGE RATIO (SECTION 7.8)

    1. Net Income for past 12 calendar months                          $_______

    2. Interest Expenses for past 12 calendar months                   $_______

    3. Income taxes for past 12 calendar months                        $_______

    4. Sum of Lines C1, C2 and C3                                      $_______

    5. Adjustments resulting from Acquisitions of the
       past 12 calendar months (whether positive or negative)          $_______

    6. Sum of Line C4 and C5                                           $_______

    7. Interest Expense for past 12 calendar months                    $_______

    8. All interest income received during past 12 calendar months     $_______

    9. Line C7 minus Line C8                                           $_______

   10. Ratio of Line C6 to Line C9                                     $_______

   11. C10 shall not be less than                                      2.5 to 1

   12. Company is in Compliance Yes/No

D. CAPITAL AND OTHER RESTRICTED EXPENDITURES (SECTION 7.13)

    1. Capital Expenditures (not including Capital Expenditures
          which constitute Permitted Acquisitions)                     $________

    2. Face amount of Letters of Credit issued during
          past 12 calendar months                                      $________

    3. Aggregate amount expended to guarantee Indebtedness for Money
       Borrowed for any Strategic Venture (not including
       capital stock of the Company)                                   $________

    4. Sum of Lines D1, D2 and D3                                      $________

    5.  2.00% of the arithmetic average of unrealized revenue from contracts in progress as of last day of past four
       calendar quarters then ended                                    $________

    6. Net cash proceeds from the sale of assets for past four
       calendar quarters then ended                                    $________

    7. Maximum amount of dividends which company could pay
       as of date of expenditure or application in question            $________

    8. Sum of Lines D5, D6 and D7                                      $________

    9. Line D4 shall not exceed Line D8

   10. Company is in Compliance                                         Yes/No

                                    EXHIBIT D


                            ASSIGNMENT AND ACCEPTANCE

                          Dated _____________, 20_____

     Reference is made to the Amended and Restated Credit Agreement dated as of October 14, 2005 (the "Credit Agreement") among EMCOR Group, Inc., the other Borrowers, the Lenders (as defined in the Credit Agreement) and Harris N.A., as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _____________________________________________________  (the "Assignor") and
_________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date and the Revolving Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations, if any.

     2. The Assignor (i) represents and warrants that as of the date hereof (A) its Commitment is $____________, (B) the aggregate outstanding principal amount of Revolving Loans made by it under the Credit Agreement that have not been repaid is $____________ and a description of the interest rates and currencies for such Revolving Loans is attached as Schedule 1 hereto, and (C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $___________ and a description of the expiry date, amount and account party for such L/C Obligations is also attached as Schedule 1 hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received copies of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to in Sections 7.5(a), (b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     4. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date (as hereinafter defined) in federal funds an amount equal to the percentage specified in Section One of the balance of Revolving Loans outstanding on such date. It is understood that commitment and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     5. The effective date for this Assignment and Acceptance shall be _____________, 20___ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Company for its acceptance and to the Agent for acceptance and recording by the Agent.

     6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     8. In accordance with Section 11.18 of the Credit Agreement, the Assignee requests and directs that the Agent prepare and cause the Borrowers to execute and deliver to the Assignee Revolving Credit Notes payable to the Assignee.

     9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                                          [ASSIGNOR LENDER]


                                                          By:
                                     Title:


                                                          [ASSIGNEE LENDER]


                                                          By:
                                     Title:

                                                          Lending Office (and
                                                               address for
                                                               notices):


Accepted and consented this
____ day of ___________, 20__

EMCOR GROUP, INC.



By:______________________________________________
Title:


Accepted and consented to by the Agent this _______ day of ___________, 20__

HARRIS N.A., as Agent



By:______________________________________________
Title:

                                                         F-4
                                       F-1


                                    EXHIBIT E


                       COMMITMENT AMOUNT INCREASE REQUEST


                              _______________, 20__



Harris N.A.
     as Agent (the "Agent")
     for the Lenders referred to below
111 West Monroe Street
Chicago, Illinois  60603

Attention:  Joann Holman, Director


                    Re: Amended and Restated Credit Agreement
                          dated as of October 14, 2005
             among EMCOR Group, Inc., the Lenders party thereto and
                              Harris N.A., as Agent
                   (as amended, modified or supplemented from
                     time to time, the "Credit Agreement"),
--------------------------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with the Credit Agreement, the Company hereby requests that the Agent consent to an increase in the aggregate Commitments (the "Commitment Amount Increase"), in accordance with Section 1.11 of the Credit Agreement, to be effected by [an increase in the Commitment of [name of existing Lender] the addition of [name of Additional Lender] (the "Additional Lender") as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     After giving effect to such Commitment Amount Increase, and upon the effectiveness of the Commitment Amount Increase, the Commitment of [the Lender increasing its Commitment] [the Additional Lender] will be as set forth on Attachment I hereto.

                [Include paragraphs 1-4 for an Additional Lender]

     1. The Additional Lender hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The Additional Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Additional Lender further acknowledges and agrees that the Agent has not made any representations or warranties about the credit worthiness of the Company or any other party to the Credit Agreement or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or the value of any security therefor.

     2. Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent, the Additional Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Lender" under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

     3. The Additional Lender hereby advises you of the following administrative details with respect to its Loans and Commitment:

         (A) Notices:

                  Institution Name:_________________
                  Address:   _______________________
                             _______________________
                  Telephone: _______________________
                  Facsimile:  ______________________

         (B)      Payment Instructions:

     THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

     The Commitment Amount Increase shall be effective when the executed consent of the Agent is received or otherwise in accordance with Section 1.11 of the Credit Agreement, but not in any case prior to ___________________, ____. It shall be a condition to the effectiveness of the Commitment Amount Increase that
(i) all fees and expenses referred to in Section 1.11 of the Credit Agreement shall have been paid and (ii) no Eurodollar Loans shall be outstanding on the date of such effectiveness.

     The Company hereby certifies that no Default or Event of Default has occurred and is continuing.

     Please indicate the Agent's consent to such Commitment Amount Increase by signing the enclosed copy of this letter in the space provided below.


                                         Very truly yours,

                                         EMCOR GROUP, INC.


                                         By ____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                         [ADDITIONAL LENDER/LENDER INCREASING
                                          COMMITMENTS]

                                         By:
                                              Name:_____________________________
                                              Title:____________________________

The undersigned hereby consents
on this __ day of _____________, ___
to the above-requested Commitment
Amount Increase.


HARRIS N.A.,
   as Agent


By:________________________________________
     Name:_________________________________
     Title:________________________________

                                  ATTACHMENT I



       LENDER                                                    COMMITMENT

                                  SCHEDULE 1.1


                                   COMMITMENTS

LENDER                                                           COMMITMENT                             PERCENTAGE

Harris N.A.                                                      $35,000,000                              10.00%

Harris Nesbitt Financing, Inc.                                   $25,000,000                               7.14%

The Governor and Company of Bank of Scotland                     $60,000,000                              17.14%

LaSalle Bank National Association                                $40,000,000                              11.43%

Sovereign Bank                                                   $35,000,000                              10.00%

U.S. Bank, National Association                                  $40,000,000                              11.43%

Bank of America, N.A.                                            $25,000,000                               7.14%

JPMorgan Chase Bank, N.A.                                        $40,000,000                              11.43%

Webster Bank, National Association                               $15,000,000                               4.29%

Bank Hapoalim B.M.                                               $10,000,000                               2.86%

Bank of Montreal                                                 $25,000,000                               7.14%

                              TOTAL                             $350,000,000                               100%
                                                                 ===========                               ====


                                  SCHEDULE 1.3


                           EXISTING LETTERS OF CREDIT

     Number     Beneficiary                                  Amount           Expiry Date

     H19624OS   ACE American Insurance Company               $   863,110        9/30/2006

     H19637OS   ACE Property & Casualty Insurance            $   662,070        10/1/2006
                Company
     H19638OS   Transportation Insurance Company             $ 2,353,000        10/1/2006
                and/or Continental Casualty
                Company and/or American Casualty
                Company of Reading, PA
     H19644OS   CNA Risk Management                          $ 6,177,000         9/1/2006

     H19645OS   The Travelers Casualty & Surety              $   900,000       12/31/2005
                Company of America
     H19646OS   CNA Risk Management                          $ 1,685,000         9/1/2006

     H19647OS   CNA Risk Management                          $   835,000         9/1/2006

     H19651OS   American Casualty Company of                 $ 9,187,000        9/30/2006
                Reading, PA and/or Continental
                Casualty Company and/or
                Transportation Insurance Company
     S559178    American Casualty Company of                 $14,683,000        10/1/2006
                Reading, PA and Continental
                Casualty Company and
                Transportation Insurance Company
     S574136    Transportation Insurance Company             $17,003,000        10/1/2006
                and American Casualty Company of
                Reading, PA and Continental
                Casualty Company
     H19640OS   Reliance Insurance Company                   $   500,000        7/23/2006

     H19649OS   County of Los Angeles                        $   194,037        2/28/2006

     H19654OS   Los Angeles County                           $    92,283        4/30/2006

     H62175OS   Los Angeles County                           $   403,116       12/22/2005

     H62176OS   County of LA                                 $   104,345       12/15/2005

     H19653OS   City of Chicago                              $     5,000       12/31/2006

     S561252    Southeast Corridor Constructors              $ 8,481,050        9/15/2007

     S582002    Ontario Power Generation                    CAD  250,000        6/15/2006
     H19663     Canadian Imperial Bank of Commerce          CAD: 500,000       12/24/2005


                                  SCHEDULE 4.2

                                   GUARANTORS

                                               JURISDICTION OF             PERCENTAGE
                   NAME                         INCORPORATION               OWNERSHIP                   OWNER

  EMCOR Group, Inc.                                Delaware

  Consolidated Engineering Services, Inc.          Maryland                   100%            EMCOR Facilities
                                                                                              Services, Inc.
  Aircond Corporation
                                                   Georgia                    100%            Consolidated Engineering
                                                                                              Services, Inc.
  The Betlem Service Corporation
                                                   New York                   100%            Consolidated Engineering
                                                                                              Services, Inc.
  CES Facilities Management Services,
  Inc.                                             Maryland                   100%            Consolidated Engineering
                                                                                              Services, Inc.
  Combustioneer Corporation
                                                   Maryland                   100%            Consolidated Engineering
                                                                                              Services, Inc.
  Commonwealth Air Conditioning and
  Heating, Inc.                                    Massachusetts              100%            Consolidated Engineering
                                                                                              Services, Inc.
  Illingworth Corporation
                                                   Wisconsin                  100%            Consolidated Engineering
                                                                                              Services, Inc.
  New England Mechanical Services of
  Massachusetts, Inc.                              Massachusetts              100%            New England Mechanical
                                                                                              Services, Inc.
  New England Mechanical Services, Inc.
                                                   Connecticut                100%            Consolidated Engineering
                                                                                              Services, Inc.

  Trimech Corporation                              New Jersey                 100%            Consolidated Engineering
                                                                                              Services, Inc.

  Trimech Plumbing, L.L.C.                         Delaware                    90%            Consolidated Engineering
                                                                                              Services, Inc.




                                               JURISDICTION OF             PERCENTAGE
                   NAME                         INCORPORATION               OWNERSHIP                   OWNER

  Viox Services, Inc.                              Ohio                       100%            Consolidated Engineering
                                                                                              Services, Inc.

  Dyn Specialty Contracting, Inc.                  Virginia                   100%            EMCOR Construction
                                                                                              Services, Inc.

  Dynalectric Company                              Delaware                   100%            DYN Specialty
                                                                                              Contracting, Inc.

  Dynalectric Company of Nevada                    Nevada                     100%            DYN Specialty
                                                                                              Contracting, Inc.

  Contra Costa Electric, Inc.                      California                 100%            DYN Specialty
                                                                                              Contracting, Inc.

  B&B Contracting & Supply Company                 Texas                      100%            DYN Specialty
                                                                                              Contracting, Inc.
  KDC, Inc.                                        California                 100%            DYN Specialty
                                                                                              Contracting, Inc.

  EMCOR Construction                               Delaware                   100%            MES Holdings Corp.
  Services, Inc.

  EMCOR Mechanical/Electrical Services             Delaware                   100%            EMCOR Construction
  (East), Inc.                                                                                Services, Inc.

  Heritage Mechanical Services, Inc.               New York                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

  Welsbach Electric Corp.                          Delaware                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

  Forest Electric Corp.                            New York                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

  Welsbach Electric Corp. of L.I.                  New York                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.




                                               JURISDICTION OF             PERCENTAGE
                  NAME                          INCORPORATION               OWNERSHIP                   OWNER

Penguin Maintenance and Services, Inc.             Delaware                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

Penguin Air Conditioning Corp.                     New York                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

R.S. Harritan & Company, Inc.                      Virginia                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

J. C. Higgins Corp.                                Delaware                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

Labov Mechanical, Inc.                             Delaware                   100%            J.C. Higgins Corp.

Labov Plumbing, Inc.                               Delaware                    90%           Labov Mechanical, Inc.

Duffy Mechanical Corp.                             Maryland                   100%            EMCOR Construction
                                                                                              Services, Inc.

EMCOR Hyre Electric Co. of Indiana, Inc.           Delaware                   100%            EMCOR Construction
                                                                                              Services, Inc.

Dynalectric Company of Ohio                        Ohio                       100%            EMCOR Construction
                                                                                              Services, Inc.

Gibson Electric Co., Inc.                          New Jersey                 100%            EMCOR Construction
                                                                                              Services, Inc.

Dynalectric of Michigan, Inc.                      Delaware                   100%            EMCOR Construction
                                                                                              Services, Inc.

University Mechanical & Engineering                California                 100%            EMCOR Construction
Contractors, Inc.                                                                              Services, Inc.

Pace Mechanical Services, Inc.                     Michigan                   100%            University Mechanical &
                                                                                              Engineering Contractors,
                                                                                              Inc.

UMS Facilities Consulting, Inc.                    Delaware                   100%            EMCOR Facilities
                                                                                              Services, Inc.

The Fred B. DeBra Co.                              Delaware                   100%            EMCOR Construction
                                                                                              Services, Inc.

University Mechanical & Engineering                Arizona                    100%            University Mechanical &
Contractors, Inc.                                                                             Engineering Contractors,
                                                                                              Inc., a California
                                                                                              corporation

Hansen Mechanical Contractors, Inc.                Nevada                     100%            University Mechanical &
                                                                                              Engineering Contractors,
                                                                                              Inc., a California
                                                                                              corporation

Trautman & Shreve, Inc.                            Colorado                   100%            University Mechanical &
                                                                                              Engineering Contractors,
                                                                                              Inc., a California
                                                                                              corporation

EMCOR Gowan, Inc.                                  Texas                      100%            EMCOR Construction
                                                                                              Services, Inc.

EMCOR International, Inc.                          Delaware                   100%            MES Holdings Corporation

Marelich Mechanical Co., Inc.                      California                 100%            EMCOR Construction
                                                                                              Services, Inc.

Design Air, Limited                                Washington                 100%            EMCOR Construction
                                                                                              Services, Inc.

Inte-Fac Corp.                                     New York                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

EMCOR Facilities Services, Inc.                    Delaware                   100%            MES Holdings Corporation

Mesa Energy Systems, Inc.                          California                 100%            EMCOR Facilities
                                                                                              Services, Inc.

BALCO, Inc.                                        Massachusetts              100%            EMCOR Facilities
                                                                                              Services, Inc.

Building Technology Engineers, Inc.                Massachusetts              100%            EMCOR Facilities
                                                                                              Services, Inc.

BTE Service, Inc.                                  Massachusetts              100%            EMCOR Facilities
                                                                                              Services, Inc.

EMCOR Energy Services, Inc.                        Delaware                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

Monumental Investment Corporation                  Maryland                   100%            MES Holdings Corporation

The Poole and Kent Corporation                     Maryland                   100%            Monumental Investment
                                                                                              Corporation

Poole and Kent - Connecticut, Inc.                 Maryland                   100%            Monumental Investment
                                                                                              Corporation

Poole and Kent - New England, Inc.                 Maryland                   100%            Monumental Investment
                                                                                              Corporation

Monumental Heating, Ventilating and Air            Maryland                   100%            Monumental Investment
Conditioning Contractors, Inc.                                                                Corporation

Forti/Poole and Kent, L. L. C.                     Maryland                    99%            Monumental Heating,
                                                                                              Ventilating and Air
                                                                                              Conditioning Company, Inc.

                                                                                1%            HVAC, LTD.

HVAC, Ltd.                                         Maryland                   100%            Monumental Investment
                                                                                              Corporation

Great Monument Construction Company                Maryland                   100%            HVAC, Ltd.

Atlantic Coast Mechanical, Inc.                    Maryland                   100%            HVAC, Ltd.

Environmental Engineering Company                  Maryland                   100%            Monumental Investment
                                                                                              Corporation

The Poole and Kent Company                         Maryland                   100%            Monumental Investment
                                                                                              Corporation

Poole and Kent Distributors, Inc.                  Maryland                   100%            The Poole and Kent Company

                                                                                              MES Holdings Corporation
Poole & Kent Company of Florida                    Delaware                   100%

EMCOR-CSI Holding Co.                              Delaware                   100%            MES Holdings Corporation

CSUSA Holdings L. L. C.                            Delaware                   100%            EMCOR CSI Holding Co.

CS48 Acquisition Corp.                             Delaware                   100%            CSUSA Holdings, LLC

Shambaugh & Son, L.P.                              Texas                 General Partner      CSUSA Holdings, LLC

Shambaugh & Son, L.P.                              Texas                 Limited Partner      CS48 Acquisition Corp.

Border Electric Co., L.P.                          Texas                 General Partner      CSUSA Holdings, LLC

Border Electric Co., L.P.                          Texas                 Limited Partner      CS48 Acquisition Corp.

Border Mechanical Co., L.P.                        Texas                 General Partner      CSUSA Holdings, LLC

Border Mechanical Co., L.P.                        Texas                 Limited Partner      CS48 Acquisition Corp.

AM Contractors 1, Inc.                             Michigan                   100%            EMCOR CSI Holding Co.

Central Mechanical Construction Co., Inc.          Delaware                   100%            EMCOR CSI Holding Co.

E. L. Pruitt Company                               Delaware                   100%            EMCOR CSI Holding Co
                                                                                              .
F & G Mechanical Corporation                       Delaware                    90%           EMCOR CSI Holding Co
                                                                                              .
F & G Plumbing, Inc.                               New Jersey                 100%            F & G Mechanical
                                                                                              Corporation

F & G Management, Inc.                             Delaware                   100%            EMCOR CSI Holding Co.

Gotham Air Conditioning Service, Inc.              Delaware                   100%            EMCOR CSI Holding Co.

Hillcrest Sheet Metal, Inc.                        Delaware                   100%            EMCOR CSI Holding Co
                                                                                              .
Kilgust Mechanical, Inc.                           Delaware                   100%            EMCOR CSI Holding Co.

Kuempel Service, Inc.                              Ohio                       100%            EMCOR CSI Holding Co.

EMCOR Services Midwest, Inc.                       Delaware                   100%            Consolidated Engineering
                                                                                              Services, Inc.
Lowrie Electric Company, Inc.                      Tennessee                  100%            EMCOR CSI Holding Co
                                                                                              .
Mandell Mechanical Corporation                     New York                   100%            EMCOR
                                                                                              Mechanical/Electrical
                                                                                              Services (East), Inc.

Maximum Refrigeration & Air Conditioning           Delaware                   100%            EMCOR CSI Holding Co.
Corp.

Meadowlands Fire Protection Corp.                  New Jersey                 100%            EMCOR CSI Holding Co.

North Jersey Mechanical Contractors, Inc.          New Jersey                 100%            EMCOR CSI Holding
                                                                                              Co.
Nogle & Black Mechanical, Inc.                     Delaware                   100%            EMCOR CSI Holding Co.

The Fagan Company                                  Kansas                     100%            EMCOR CSI Holding
                                                                                              Co.

Walker J Walker, Inc.                              Tennessee                  100%            EMCOR CSI Holding
                                                                                              Co.

MES Holdings Corporation                           Delaware                   100%            EMCOR Group, Inc.

EMCOR (UK) Limited                                    UK                      100%            EMCOR International Inc.

EMCOR Group (UK) plc                                  UK                      100%            EMCOR (UK) Limited

Drake & Scull Airport Services, Ltd.                  UK                      100%            EMCOR Group (UK) plc

EMCOR Facilities Services Ltd.                        UK                      100%            EMCOR Group (UK) plc

EMCOR Engineering Services Ltd.                       UK                      100%            EMCOR Group (UK) plc

Drake & Scull International, Ltd.                     UK                      100%            EMCOR Group (UK) plc

EMCOR Rail Ltd.                                       UK                      100%            EMCOR Group (UK) plc

EMCOR Engineering Services Ltd                        UK                      100%            EMCOR Group (UK) plc

Drake & Scull Holdings Ltd.                           UK                      100%            EMCOR Group (UK) plc

Delcommerce (Contract Services) Ltd.                  UK                      100%            EMCOR (UK) Limited

Drake & Scull (Scotland)Ltd.                          UK                      100%            EMCOR (UK) Limited

DSE (Far East) Ltd.                                   UK                      100%            EMCOR Group (UK) plc

BL Distribution                                       UK                      100%            EMCOR (UK) Limited

Drake & Scull Properties, Ltd.                        UK                      100%            EMCOR (UK) Limited

Businessland Holdings Ltd.                            UK                      100%            EMCOR Group (UK) plc

EMCOR Holdings LP                                   Canada                    99.9%           3072454 Nova Scotia
                                                                                              Company

                                                                              0.1%            3072455 Nova Scotia
                                                                                              Company

3072455 Nova Scotia Company                         Canada                    100%            EMCOR International, Inc.

Comstock Canada, Ltd.                               Canada                    100%            3072454 Nova Scotia
                                                                                              Company

3072454 Nova Scotia Company                         Canada                    100%            EMCOR International, Inc.

Comstock Power Ltd.                                 Canada                    100%            Comstock Canada, Ltd.



                                  SCHEDULE 5.2

                             RESTRICTED SUBSIDIARIES


                                       JURISDICTION OF        PERCENTAGE
NAME                                   INCORPORATION          OWNERSHIP          OWNER

Aircond Corporation                           Georgia                100%        Consolidated Engineering Services,
                                                                                 Inc.

Aircond-Atlanta Corporation                   Georgia                100%        Aircond Corporation

The Betlem Service Corporation                New York               100%        Consolidated Engineering Services,
                                                                                 Inc.

CES Facilities Management                     Maryland               100%        Consolidated Engineering Services,
Services, Inc.                                                                   Inc.

Combustioneer Corporation                     Maryland               100%        Consolidated Engineering Services,
                                                                                 Inc.

Commonwealth Air Conditioning and             Massachusetts          100%        Consolidated Engineering Services,
Heating, Inc.                                                                    Inc.

Consolidated Engineering Services,            Maryland               100%        EMCOR Facilities Services, Inc.
Inc.

Illingworth Corporation                       Wisconsin              100%        Consolidated Engineering Services,
                                                                                 Inc.

New England Mechanical Services of            Massachusetts          100%        New England Mechanical Services,
Massachusetts, Inc.                                                              Inc.

New England Mechanical Services, Inc.         Connecticut            100%        Consolidated Engineering Services,
                                                                                 Inc.

Trimech Corporation                           New Jersey             100%        Consolidated Engineering Services,
                                                                                 Inc.

Trimech Plumbing, L.L.C.                      Delaware                90%        Consolidated Engineering Services,
                                                                                 Inc.

Viox Services, Inc.                           Ohio                   100%        Consolidated Engineering Services,
                                                                                 Inc.

DYN Specialty Contracting, Inc.               Virginia               100%        EMCOR Construction Services, Inc.

Dynalectric Company                           Delaware               100%        DYN Specialty Contracting, Inc.

Dynalectric Company of Nevada                 Nevada                 100%        DYN Specialty Contracting, Inc.

Contra Costa Electric, Inc.                   California             100%        DYN Specialty Contracting, Inc.

B&B Contracting & Supply Company              Texas                  100%        DYN Specialty Contracting, Inc.

KDC, Inc.                                     California             100%        DYN Specialty Contracting, Inc.

EMCOR Construction Services, Inc.             Delaware               100%        MES Holdings Corp.

Defender Indemnity, Ltd.                      Vermont                100%        EMCOR Risk Holdings, Inc.

EMCOR Risk Holdings, Inc.                     Delaware               100%        MES Holdings Corp.

EMCOR Mechanical/Electrical                   Delaware               100%        EMCOR Construction Services, Inc.
Services, (East), Inc.
Heritage Mechanical Services, Inc.            New York               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

Heritage M & S, Inc.                          New York               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

Welsbach Electric Corp.                       Delaware               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

Welsbach Electric Corp. of L.I.               New York               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

Forest Electric Corp.                         New York               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

Penguin Maintenance and Services,             Delaware               100%        EMCOR Mechanical/Electrical
Inc.                                                                             Services (East), Inc.

Inte-Fac Corp.                                New York               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

Penguin Air Conditioning Corp.                New York               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

R.S. Harritan & Company, Inc.                 Virginia               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

J.C. Higgins Corp.                            Delaware               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

Labov Mechanical, Inc.                        Delaware               100%        J.C. Higgins Corp.

Labov Plumbing, Inc.                          Delaware                90%        Labov Mechanical, Inc.

Duffy Mechanical Corp.                        Maryland               100%        EMCOR Construction Services, Inc.

EMCOR Facilities Services, Inc.               Delaware               100%        MES Holdings Corp.

Mesa Energy Systems, Inc.                     California             100%        EMCOR Facilities Services, Inc.

Newcomb Anderson Associates                   California             100%        EMCOR Facilities Services, Inc.

UMS Facilities Consulting, Inc.               Delaware               100%        EMCOR Facilities Services, Inc.

EMCOR Hyre Electric Co. of Indiana            Delaware               100%        EMCOR Construction Services, Inc.

Dynalectric Company of Ohio                   Ohio                   100%        EMCOR Construction Services, Inc.

Dynalectric of Michigan, Inc.                 Delaware               100%        EMCOR Construction Services, Inc.

Gibson Electric Co., Inc.                     New Jersey             100%        EMCOR Construction Services, Inc.

The Fred B. DeBra Co.                         Delaware               100%        EMCOR Construction Services, Inc.

University Mechanical & Engineering           California             100%        EMCOR Construction Services, Inc.
Contractors, Inc.
Pace Mechanical Services, Inc.                Michigan               100%        University Mechanical &
                                                                                 Engineering Contractors, Inc.

University Mechanical & Engineering           Arizona                100%        University Mechanical &
Contractors, Inc.                                                                Engineering Contractors, Inc., a
                                                                                 California corporation

MES Holdings Corporation                      Delaware               100%        EMCOR Group, Inc.

Hansen Mechanical Contractors, Inc.           Nevada                 100%        University Mechanical &
                                                                                 Engineering Contractors, Inc., a
                                                                                 California corporation

Trautman & Shreve, Inc.                       Colorado               100%        University Mechanical &
                                                                                 Engineering Contractors, Inc., a
                                                                                 California corporation

Marelich Mechanical Co., Inc.                 California             100%        EMCOR Construction Services, Inc.

Design Air, Limited                           Washington             100%        EMCOR Construction Services, Inc.


EMCOR Gowan, Inc.                             Texas                  100%        EMCOR Construction Services, Inc.

EMCOR International, Inc.                     Delaware               100%        MES Holdings Corp.

EMCOR Energy Services, Inc.                   Delaware               100%        EMCOR Mechanical/Electrical
                                                                                 Services (East), Inc.

BTE Service, Inc.                             Massachusetts          100%        EMCOR Facilities Services, Inc

Building Technology Engineers, Inc.           Massachusetts          100%        EMCOR Facilities Services, Inc

BALCO, Inc.                                   Massachusetts          100%        EMCOR Facilities Services, Inc

Monumental Investment Corporation             Maryland               100%        MES Holdings Corporation

The Poole and Kent Corporation                Maryland               100%        Monumental Investment Corporation

Poole and Kent - Connecticut, Inc.            Maryland               100%        Monumental Investment Corporation

Poole and Kent -                              Maryland               100%        Monumental Investment Corporation
New England, Inc.
Poole & Kent Company of Florida               Delaware               100%        MES Holdings Corporation

Monumental Heating, Ventilating and           Maryland               100%        Monumental Investment Corporation
Air Conditioning Contractors, Inc.

Forti/Poole and Kent L.L.C.                   Maryland                99%        Monumental Heating, Ventilating
                                                                                 and Air Conditioning Contractors,
                                                                                 Inc.

                                                                       1%        HVAC, Ltd.

Environmental Engineering Company             Maryland               100%        Monumental Investment Corporation

HVAC, Ltd.                                    Maryland               100%        Monumental Investment Corporation

Atlantic Coast Mechanical, Inc.               Maryland               100%        HVAC, Ltd.

Great Monument Construction Company           Maryland               100%        HVAC, Ltd.

The Poole and Kent Company                    Maryland               100%        Monumental Investment Corporation

Poole and Kent Distributors, Inc.             Maryland               100%        The Poole and Kent Company

EMCOR-CSI Holdings Co.                        Delaware               100%        MES Holdings Corporation

CSUSA Holdings L.L.C.                         Delaware               100%        EMCOR CSI Holding Co.

CS48 Acquisition Corp.                        Delaware               100%        CSUSA Holdings L.L.C.

Shambaugh & Son, L.P.                         Texas           General Partner    CSUSA Holdings L.L.C.

Shambaugh & Son, L.P.                         Texas           Limited Partner    CS48 Acquisition Corp.

Border Electric Co., L.P.                     Texas           General Partner    CSUSA Holdings L.L.C.

Border Electric Co., L.P.                     Texas           Limited Partner    CS48 Acquisition Corp.

Border Mechanical Co., L.P.                   Texas           General Partner    CSUSA Holdings L.L.C.

Border Mechanical Co., L.P.                   Texas           Limited Partner    CS48 Acquisition Corp.

AM Contractors 1, Inc.                        Michigan               100%        EMCOR CSI Holding Co.

Central Mechanical Construction Co.,          Delaware               100%        EMCOR CSI Holding Co.
Inc.

E.L. Pruitt Company                           Delaware               100%        EMCOR CSI Holding Co.

F & G Management, Inc.                        Delaware               100%        EMCOR CSI Holding Co.

County Road Mechanical, Inc.                  Delaware               100%        EMCOR CSI Holding Co.

F & G Mechanical Corporation                  Delaware                90%        EMCOR CSI Holding Co.

F & G Plumbing, Inc.                          New Jersey             100%        F & G Mechanical Corporation

Gotham Air Conditioning Service, Inc.         Delaware               100%        EMCOR CSI Holding Co.

Hillcrest Sheet Metal, Inc.                   Delaware               100%        EMCOR CSI Holding Co.

Kilgust Mechanical, Inc.                      Delaware               100%        EMCOR CSI Holding Co.

Kuempel Service, Inc.                         Ohio                   100%        EMCOR CSI Holding Co.

Lowrie Electric Company, Inc.                 Tennessee              100%        EMCOR CSI Holding Co.

Mandell Mechanical Corporation                New York               100%        EMCOR Mechanical/
                                                                                 Electrical Services (East), Inc.

Maximum Refrigeration & Air                   Delaware               100%        EMCOR CSI Holding Co.
Conditioning Corp.

Meadowlands Fire Protection Corp.             New Jersey             100%        EMCOR CSI Holding Co.

NJM Service Co., Inc.                         New Jersey             100%        EMCOR CSI Holding Co.

Nogle & Black Mechanical, Inc.                Delaware               100%        EMCOR CSI Holding Co.

North Jersey Mechanical Contractors,          New Jersey             100%        EMCOR CSI Holding Co.
Inc.

The Fagan Company                             Kansas                100%         EMCOR CSI Holding Co.

Walker-J-Walker, Inc.                         Tennessee              100%        EMCOR CSI Holding Co.

CBRE Technical Services, L.L.C.               Delaware              50.1%        EMCOR Facilities Services, Inc.

EMCOR Services Midwest, Inc.                  Delaware               100%        Consolidated Engineering Services,
                                                                                 Inc.

3972455 Nova Scotia Company                   Canada                100%         EMCOR International, Inc.

Comstock Canada, Ltd.                         Canada                100%         3072454 Nova Scotia Company

3072454 Nova Scotia Company                   Canada                100%         EMCOR International, Inc.

Comstock Power Ltd.                           Canada                100%         Comstock Canada, Ltd.

EMCOR Holdings LP                             Canada                 99%         3072454 Nova Scotia Company

EMCOR (UK) Limited                              UK                  100%         EMCOR International, Inc.

EMCOR Group (UK) plc                            UK                  100%         EMCOR (UK) Limited

EMCOR Facilities Services Ltd.                  UK                  100%         EMCOR Group (UK) plc

Drake & Scull Airport Services, Ltd.            UK                  100%         EMCOR Group (UK) plc

EMCOR Energy Services, Ltd.                     UK                  100%         EMCOR Group (UK) plc

Drake & Scull International, Ltd.               UK                  100%         EMCOR Group (UK) plc

EMCOR Rail Ltd.                                 UK                  100%         EMCOR Group (UK) plc

EMCOR Engineering Services, Ltd.                UK                  100%         EMCOR Group (UK) plc

Drake &Scull Holdings Ltd.                      UK                  100%         EMCOR Group (UK) plc

Delcommerce (Contract Services) Ltd.            UK                  100%         EMCOR (UK) Limited

Drake & Scull (Scotland) Ltd.                   UK                  100%         EMCOR (UK) Limited

DSE (Far East) Ltd.                             UK                  100%         EMCOR Group (UK) plc

BL Distribution Ltd.                            UK                  100%         EMCOR (UK) Limited

Drake & Scull Properties, Ltd.                  UK                  100%         EMCOR (UK) Limited

Businessland Holdings                           UK                  100%         EMCOR Group (UK) plc




                              FOREIGN SUBSIDIARIES

                                       JURISDICTION OF        PERCENTAGE
NAME                                   INCORPORATION          OWNERSHIP          OWNER

EMCOR (Cayman Islands) Ltd.               Cayman Islands            100%         EMCOR International Inc.

NESMA EMCOR Company Ltd.                  Saudi Arabia               50%         EMCOR (Cayman Islands) Ltd.

Drake & Scull (Cayman Islands) Ltd.       Cayman Islands            100%         EMCOR International Inc.

Drake & Scull Assarain l.l.c.             Oman                       49%         Drake & Scull (Cayman Islands) Ltd.

Drake & Scull International Egypt         Egypt                      50%         Drake & Scull International LLC

Drake & Scull International Qatar         Qatar                      50%         Drake & Scull International LLC

EMCOR Drake & Scull International         Jebel Ali Free Zone       100%         Drake & Scull (Cayman Islands) Ltd.
Limited
JWP Technical Services (Malaysia)         Malaysia                  100%         EMCOR International Inc.
Sdn Bhd

YDS Engineering Ltd. (Hong Kong)          Hong Kong                  50%         EMCOR Group (UK) plc

Drake & Scull France EURL                 France                    100%         EMCOR Group (UK) plc

Langgit Tinggi Sdn Bhd                    Malaysia                  100%         EMCOR (UK) Ltd.

Poole and Kent, Ltd.                      Bermuda                   100%         Monumental Investment Corporation

Atlas Indemnity, Ltd.                     Bermuda                   100%         EMCOR Risk Holdings, Inc.

University Mechanical deMexico S.A.       Mexico                     98%         University Mechanical &
Dec.V.                                                                           Engineering Contractors, Inc.


                            UNRESTRICTED SUBSIDIARIES

                                       JURISDICTION OF        PERCENTAGE
NAME                                   INCORPORATION          OWNERSHIP          OWNER

Afgo Engineering Corp. of Washington      Delaware               100%            Sellco Corporation

Antwerp Education Center N.V.             Belgium                100%            Sellco Corporation

Businessland Canada Ltd.                  Canada                 100%            JWP Information Services, Inc.

Businessland (Hong Kong) Limited          Hong Kong              100%            JWP Information Services, Inc.

Drake & Scull France SARL                 France                 100%            Sellco Corporation

Guzovsky/JWP Electrical Inc.              Rhode Island           100%            Sellco Corporation

Jamaica Water Securities Corp.            New York               100%            Sellco Corporation

JWP Espana SA                             Spain                  100%            Sellco Corporation

JWP France SARL                           France                 100%            Sellco Corporation

JWP/HCII Corp.                            Delaware               100%            Sellco Corporation

JWP Information Services, Inc.            California             100%            Sellco Corporation

JWP Information Services SARL             France                 100%            Sellco Corporation

JWP TS Corp.                              New Jersey             100%            Sellco Corporation

Micro Avenue                              Belgium                100%            Sellco Corporation

MicroCom                                  Belgium                100%            Sellco Corporation

Sivea Benelux                             Belgium                100%            Sellco Corporation

SLR Constructors Inc.                     New York               100%            Sellco Corporation

Teletime Limited                          Ontario                100%            Sellco Corporation

Sellco Corporation                        Delaware               100%            EMCOR Group, Inc.

JWP Energy Products, Inc.                 Idaho                  100%            EMCOR Group, Inc.

JWP Telecom, Inc.                         Delaware               100%            EMCOR Group, Inc.

Standard Telecommunications               New Jersey             100%            JWP Telecom, Inc.
Equipment, Inc.

MEC Constructors, Inc.                    Delaware               100%            EMCOR Group, Inc.


JWP Technical Services (C.N.M.I.),        Northern Marianas      100%            MEC Constructors, Inc.
Inc.

JWP Thailand Ltd.                         Thailand               100%            MEC Constructors, Inc.


                                  SCHEDULE 5.9

                                   LITIGATION

         The information set forth in the Legal Proceedings Sections of the Company's Form 10-K for the year ended December 31, 2004 and of the Company's Form 10-Q for the Quarter ended June 30, 2005 is hereby incorporated herein by reference thereto.

                                  SCHEDULE 7.10

                                  INDEBTEDNESS

1.   Monumental Investment Corp.

     Monumental is obligated in respect of obligations arising out of or incurred in connection with the sale of by the Maryland Energy Financing
     Administration (the "Administration") of Maryland Energy Financing Administration Limited Obligation Local District Cooling Facilities Revenue Bonds (Comfort Link Project) 2001 series in the principal amount of $25,000,000 and the loan in December 2001 of such bond proceeds by the Administration to District Chilled Water General Partnership d/b/a Comfort Link ("Comfort Link") of which Monumental is a general partner, including Monumental's obligations to guarantee the payment of such indebtedness and related costs and expenses by Comfort Link.

2.   University Mechanical & Engineering Contractors, Inc.

     $384,000 note payable to former shareholder.

3.   EMCOR U.K. Limited and its subsidiaries ("UK Borrowing Group")

     The UK Borrowing Group has guaranteed the obligations of its members in respect of bonds issued by surety companies. Certain of these obligations are secured by a lien upon the assets of each member.

4.   EMCOR Group, Inc. and various EMCOR Subsidiaries

     a.   $4.0  million   payable  under  finance   leases  and  purchase  money
          mortgages.

     b. EMCOR and its subsidiaries have guaranteed the obligations of one another in respect of bonds issued by surety companies. Certain of these obligations are secured by a lien upon the assets of each guarantor.


5.   EMCOR Group (UK) plc

     D&S and EMCOR (UK) Limited are guarantors of a Saudi Investment Bank credit facility of NESMA EMCOR Saudi Arabia Ltd. which guaranteed amount is not to exceed (pound)450,000 (approximately $625,000).

6. The information contained in Schedules 7.11 and 7.12 is hereby incorporated herein by reference thereto.

                                  SCHEDULE 7.11


                                      LIENS


1.   EMCOR and various EMCOR Subsidiaries

     a. EMCOR subsidiaries have obtained bonds from surety companies. The agreements pursuant to which the bonds were issued and will be issued in the future provide that EMCOR and certain EMCOR subsidiaries grant liens upon certain of their assets in favor of the bonding companies.

     b. Miscellaneous finance leases and purchase money mortgages of EMCOR subsidiaries approximately $4.0 million.

2.   UK Companies

     a. Debenture by Drake & Scull Properties Limited, EMCOR Group (UK) plc, EMCOR Facilities Services Limited, EMCOR (UK) Limited, Drake & Scull Airport Services Limited, Delcommerce (Contract Services) Limited, Drake & Scull Holding Limited in favor of Travelers Surety Company.

     b. Letter of Charge in favor of The Bank of Scotland by EMCOR Group (IK) plc.

     c. Bank Account Security Deed relating to Peacehaven Schools PFI Project in favor of ING Bank by EMCOR Facilities Services Limited.

                                  SCHEDULE 7.12

                         INVESTMENTS, LOANS AND ADVANCES

               INVESTMENTS                            AMOUNT OF INVESTMENT                        PAYEE OR HOLDER
               -----------                            --------------------                        ---------------
1.   State of Israel Bonds                  $40,000 aggregate principal amount        Welsbach Electric Corp.

2.   Colony Holdings Ltd.                   60,000 shares --12% interest              Monumental Investment Corp.
     (Bermuda)

3.   District Chilled Water                 40% General Partnership in interest;      Monumental Investment Corp.
     Partnership                            equity approximately $20,000,000

4.   Baltimore Ravens                       License (right) for 16 seats              The Poole & Kent Corporation

5.   T.P.C. of Boston                       $35,000 investment in country             J. C. Higgins Corp.
                                            club membership

6.   Ice Contractors, LLC.                  6% interest in ice arena                  JWP/Hyre Electric Co. of Indiana, Inc.


7.   United Trades Insurance                One preferred share                       E.L. Pruitt Company
     Company                                One ordinary share

8.   Cash Surrender Value of                $1,229,000                                Penguin Air Condition Corp.
     split dollar insurance policy

9.   Specialty Trade Insurance              $15,000 investment in mutual insurance    Shambaugh & Son, LP
     Company                                company

10.  Cash Surrender Value of                $709,000                                  Shambaugh & Son, LP
     split dollar life insurance
     policy

11.  Drake & Scull International            25% Interest                              Drake & Scull (Cayman Islands) Ltd
      llc (Abu Dhabi)

12.  F&G Mechanical Inc.                    90 shares - 45% interest                  F&G Mechanical Corp.
     (New York)






                                                      GUARANTEES

1. The information contained in Schedules 7.10 and 7.11 is hereby incorporated herein by reference thereto. --------

* L/C Fee for Performance Letters of Credit is .75% per annum below these amounts subject to a minimum of 0.50%. * Include only quarterly.